++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+This preliminary prospectus supplement relates to an effective registration + +statement under the Securities Act of 1933, but is not complete and may be + +changed. This preliminary prospectus supplement is not an offer to sell these + +securities and it is not soliciting an offer to buy these securities in any +
+state where the offer or sale is not permitted.                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED AUGUST 13, 1999
      PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 30, 1999

                                  $468,268,000

                                                   Filed Pursuant to Rule 424(a)
                                                      Registration No. 333-79825

                       [LOGO OF US AIRWAYS APPEARS HERE]

                           1999-1 Pass Through Trusts
                    Pass Through Certificates, Series 1999-1

                                   --------

  This prospectus supplement relates to pass through certificates to be issued by two separate pass through trusts that we will form. Each pass through certificate represents an ownership interest in the property held by the trust that issued the certificate. The proceeds of this financing will be used to finance 20 Airbus aircraft. The certificates do not represent interests in or obligations of US Airways or any of our affiliates.

  We are offering only the class A and class B certificates by this prospectus supplement. Simultaneously with this offering, class C certificates in the aggregate face amount of $121,517,000* will be issued by a third pass through trust in a separate private sale.

  Interest related to the certificates will be paid semiannually, on each January 20 and July 20, beginning January 20, 2000. Principal payments related to the certificates are expected to be paid on January 20 and July 20 in scheduled years, beginning on July 20, 2000, in the case of the class A certificates and January 20, 2001, in the case of the class B certificates.

  In most cases, scheduled payments relating to the certificates will be made first on the class A certificates and second on the class B certificates.

  AIG Matched Funding Corp. will provide a liquidity facility for each class of certificates in an amount sufficient to make three semiannual interest payments if a pass through trust does not have enough funds to make those interest payments.

  The certificates will not be listed on any national securities exchange.

  Investing in the Certificates Involves Risks. See "Risk Factors" Beginning on Page S-23.

       Pass Through                     Interest   Final Expected     Price to
       Certificates        Face Amount*   Rate   Distribution Date* Public (/1/)
       ------------        ------------ -------- ------------------ ------------
1999-1A................... $384,884,000           January 20, 2019      100%
1999-1B................... $ 83,384,000           January 20, 2019      100%

*Estimates only. Subject to change.
(/1/Plus)accrued interest, if any, from the date of issuance.

  The total proceeds from the sale of the class A and class B certificates will
be $468,268,000. We will arrange to pay the underwriters a commission of $   .
The class A and class B certificates will be issued in book-entry form only on
or about August   , 1999.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

                           Credit Suisse First Boston

Deutsche Banc Alex. Brown                           Donaldson, Lufkin & Jenrette

Goldman, Sachs & Co.                                   Salomon Smith Barney

            The date of this prospectus supplement is August  , 1999

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                           Page
                                                                           ----
Presentation of Information...............................................  S-5
Prospectus Supplement Summary.............................................  S-6
 The Offering.............................................................  S-6
 Certificates.............................................................  S-6
 Pass Through Trusts......................................................  S-6
 Secured Promissory Notes.................................................  S-7
 Delayed Aircraft Financing and Termination of Delivery Period............  S-8
 Summary of Terms of Certificates.........................................  S-9
 Secured Promissory Notes and the Aircraft................................ S-10
 Loan to Aircraft Value Ratios............................................ S-11
 Cash Flow Structure...................................................... S-12
The Offering.............................................................. S-13
Summary Financial and Operating Data...................................... S-21
Risk Factors.............................................................. S-23
 Risk Factors Relating to US Airways...................................... S-23
 Risk Factors Relating to the Airline Industry............................ S-26
 Risk Factors Relating to the Certificates and the Offering............... S-28
Forward-Looking Statements................................................ S-31
US Airways................................................................ S-31
 Domestic Service......................................................... S-32
 Expanding International Service.......................................... S-33
 Code Sharing Relationships............................................... S-34
 The US Airways and American Airlines Marketing Relationship.............. S-34
 Labor Agreements......................................................... S-34
 Fleet Rationalization and the Airbus Aircraft............................ S-34
 US Airways' Market Position.............................................. S-35
 Sabre, Inc. Agreement.................................................... S-35
 On-Line Reservation System............................................... S-36
 Change in Culture -- A New Outlook....................................... S-36
 Legal Proceedings........................................................ S-36
Use of Proceeds........................................................... S-37
Description of the Certificates........................................... S-38
 General.................................................................. S-38
 Payments and Distributions............................................... S-39
 Pool Factors............................................................. S-41
 Reports to Certificateholders............................................ S-43
 Indenture Defaults and Certain Rights upon an Indenture Default.......... S-44
 Purchase Rights of Certificateholders.................................... S-46
 PTC Event of Default..................................................... S-46
 Merger, Consolidation and Transfer of Assets............................. S-46
 Modifications of the Pass Through Trust Agreements and Certain Other
  Agreements.............................................................. S-47
 Obligation to Purchase Secured Promissory Notes.......................... S-49
 Termination of the Pass Through Trusts................................... S-56
 The Pass Through Trustees................................................ S-56
 Book-Entry; Delivery and Form............................................ S-56
Description of the Deposit Agreements..................................... S-56
 General.................................................................. S-57
 Unused Deposits.......................................................... S-57
 Distribution upon Occurrence of a Triggering Event....................... S-58
 Distribution upon Occurrence of a Termination Event...................... S-58

                                                                           Page
                                                                           ----
 Depositary............................................................... S-58
Description of the Escrow Agreements...................................... S-59
Description of the Liquidity Facilities................................... S-60
 General.................................................................. S-60
 Drawings................................................................. S-60
 Reimbursement of Drawings................................................ S-62
 Liquidity Events of Default.............................................. S-63
 Liquidity Provider....................................................... S-63
Description of the Intercreditor Agreement................................ S-64
 Intercreditor Rights..................................................... S-64
 Priority of Distributions................................................ S-65
 The Subordination Agent.................................................. S-66
Description of the Aircraft and the Appraisals............................ S-67
 The Aircraft............................................................. S-67
 The Appraisals........................................................... S-68
 Deliveries of Aircraft................................................... S-69
 Substitute Aircraft...................................................... S-69
Description of the Secured Promissory Notes............................... S-69
 General.................................................................. S-69
 Subordination............................................................ S-70
 Principal and Interest Payments.......................................... S-70
 Redemption............................................................... S-71
 Security................................................................. S-72
 Loan to Value Ratios of Secured Promissory Notes......................... S-72
 Limitation of Liability.................................................. S-73
 Indenture Defaults, Notice and Waiver.................................... S-74
 Remedies................................................................. S-75
 Modification of Indentures and Leases.................................... S-78
 Indemnification.......................................................... S-78
 The Leases and the Owned Aircraft Indentures............................. S-78
U.S. Income Tax Matters................................................... S-85
 General.................................................................. S-85
 Tax Treatment of the Pass Through Trusts and Certificateholders.......... S-85
 Effect of Subordination on Certificateholders of Subordinated Trusts..... S-86
 Sale or Other Disposition of the Certificates............................ S-86
 Foreign Certificateholders............................................... S-86
 Information Reporting and Backup Withholding............................. S-87
Certain Connecticut Taxes................................................. S-87
ERISA Considerations...................................................... S-88
 General.................................................................. S-88
 Plan Assets Issues....................................................... S-88
 Prohibited Transaction Exemptions........................................ S-89
 Underwriter Exemption May Apply to Purchase of Class A Certificates by
  Plans................................................................... S-89
 Special Considerations Applicable to Insurance Company General Accounts.. S-90
Underwriting.............................................................. S-91
 Class A and Class B Certificates......................................... S-91
Notice to Canadian Residents.............................................. S-92
 Resale Restrictions...................................................... S-92
 Representations of Purchasers............................................ S-92
 Rights of Action (Ontario Purchasers).................................... S-93
 Enforcement of Legal Rights.............................................. S-93

                                                                            Page
                                                                            ----
 Notice to British Columbia Residents...................................... S-93
 Taxation and Eligibility for Investment................................... S-93
Purchase of Class C Certificates........................................... S-93
Legal Matters.............................................................. S-94
Experts.................................................................... S-94

Glossary............................................................  Appendix I
Appraisal Letters................................................... Appendix II

                                   PROSPECTUS

                                      Page
                                      ----
Forward-Looking Statements...........   1
Summary..............................   2
 The Offering........................   2
 Certificates........................   2
 Pass Through Trusts.................   3
 Secured Promissory Notes............   3
 Delayed Financing...................   4
 Cash Flow Structure.................   5
 Transaction Structure for Leased
  Aircraft...........................   6
 Transaction Structure for Owned
  Aircraft...........................   7
 Additional Information..............   7
US Airways...........................   8
Ratio of Earnings to Fixed Charges...   8
Use of Proceeds......................   9
Description of the Certificates......   9
 General.............................   9
 Payments and Distributions..........  13
 Pool Factors........................  14
 Reports to Certificateholders.......  15
 Voting of Secured Promissory Notes..  15
 Events of Default and Certain Rights
  upon an Event of Default...........  16
 Merger, Consolidation and Transfer
  of Assets..........................  18
 Modifications of the Basic
  Agreement..........................  18
 Modification of Indenture and
  Related Agreements.................  19
 Cross-Subordination Issues..........  19
 Termination of the Pass Through
  Trusts.............................  20
 Delayed Purchase of Secured
  Promissory Notes...................  20
 Liquidity Facility and Other Credit
  Enhancements.......................  20
 The Pass Through Trustee............  20
 Book-Entry Registration.............  21

                                       Page
                                       ----
Description of the Secured Promissory
 Notes...............................   24
 General.............................   24
 Principal and Interest Payments.....   25
 Redemption..........................   25
 Security............................   25
 Ranking of Secured Promissory
  Notes..............................   27
 Payments Under Leases and Limitation
  of Liability.......................   28
 Defeasance of the Indentures and the
  Secured Promissory Notes in Certain
  Circumstances......................   28
 Assumption of Obligations by US
  Airways............................   29
 Parent Guarantee....................   29
 Intercreditor Issues................   30
 Owner Participant; Revisions to
  Agreements.........................   30
U.S. Income Tax Matters..............   30
 General.............................   30
 Tax Treatment of the Pass Through
  Trusts and Certificateholders......   31
 Effect of Subordination on
  Certificateholders of Subordinated
  Trusts.............................   31
 Original Issue Discount.............   32
 Sale or Other Disposition of the
  Certificates.......................   32
 Foreign Certificateholders..........   32
 Information Reporting and Backup
  Withholding........................   32
ERISA Considerations.................   33
Plan of Distribution.................   33
Selling Certificateholders...........   35
Legal Opinions.......................   35
Experts..............................   35
Where You Can Find More Information..   36
Incorporation of Certain Documents by
 Reference...........................   37

   You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                          PRESENTATION OF INFORMATION

   These offering materials consist of this prospectus supplement and the accompanying prospectus. This prospectus supplement describes the terms of this offering and replaces any inconsistent information in the prospectus.

   For convenience, throughout this prospectus supplement, the words we, us, ours or similar words refer to US Airways and the word parent or other similar words refer to US Airways Group. In addition, for convenience, throughout this prospectus supplement we may refer to pass through certificates as certificates and to the holder of a pass through certificate as a certificateholder.

   We have given capitalized terms specific meanings for purposes of this prospectus supplement. The capitalized terms and their meanings are in the "Glossary" attached as Appendix I to this prospectus supplement.

                         PROSPECTUS SUPPLEMENT SUMMARY

   This summary highlights selected information from this prospectus supplement and the prospectus, and may not contain all the information that is important to you. For more complete information about the certificates or us, you should read this entire prospectus supplement and the prospectus, as well as the materials filed with the SEC that are considered to be part of the prospectus. See "Incorporation of Certain Documents by Reference" in the prospectus.

The Offering

   This supplement describes our offering of pass through certificates to help finance or refinance aircraft that we will own or lease.

   The remainder of this prospectus supplement will describe the offering of the pass through certificates in more detail. We will begin by describing the pass through certificates and the pass through trusts that issue the pass through certificates. We will also describe the various agreements relating to the certificates. This prospectus supplement then describes the secured promissory notes that the pass through trusts will acquire and, in the case of promissory notes secured by aircraft leased to us, the owner trusts that issue those secured promissory notes.

Certificates

   Pass through certificates are securities that evidence an ownership interest in a pass through trust. The holders of the certificates issued by a pass through trust will be the beneficiaries of that trust. A certificateholder's beneficial interest in a pass through trust will be a pro rata interest in the property of that trust equal to the ratio of the aggregate face amount of all of the certificates owned by the holder to the aggregate face amount of all of the certificates issued by that trust. Each certificate will represent a beneficial interest only in the property of the pass through trust that issued the certificate. A certificate will not represent an interest in, or rights to, the property of any pass through trust other than the pass through trust that issued the certificate.

   Class A, class B and class C certificates will be issued. Each series of certificates will be issued by a separate pass through trust. We are offering only the class A and class B certificates by this prospectus supplement. The class C certificates will be issued in a separate simultaneous private sale.

   As described in this prospectus supplement, each class of certificates is entitled to the benefits of a separate liquidity facility provided by AIG Matched Funding Corp. The liquidity facility is a revolving credit agreement that will provide the pass through trustee with an additional source of funds to make up to three consecutive scheduled semiannual interest payments relating to the certificates. The liquidity facility may not be used to make any payment of principal.

Pass Through Trusts

   We will form a separate pass through trust to issue each series of certificates. We will form each pass through trust with State Street Bank and Trust Company of Connecticut, National Association, as pass through trustee.

   State Street Bank and Trust Company will guaranty the performance and obligations of State Street Bank and Trust Company of Connecticut, National Association under the pass through trust agreement. Each pass through trust will be governed by a trust instrument that creates the trust and sets forth the powers of the trustee and the rights of the beneficiaries. The trust instrument for each pass through trust will consist of a basic pass through trust agreement among US Airways, US Airways Group and the pass through trustee, and a supplement to the basic pass through trust agreement. US Airways Group will not guarantee our obligations under the pass through trust agreement or any other agreement described in this prospectus supplement.

   This prospectus supplement describes, among other things, the property that will be held by each pass through trust. This property will include promissory notes secured by aircraft that we will own or lease. Payments of principal and interest on the secured promissory notes owned by a pass through trust will be passed through to holders of certificates issued by that trust, according to the terms of the pass through trust agreement under which that trust was formed. Each pass through trust also will hold other property described in this prospectus supplement.

Secured Promissory Notes

   The secured promissory notes owned by a pass through trust may consist of any combination of:

  . Promissory notes issued by an owner trust and secured by an aircraft owned by that trust and leased to us. We refer to these types of secured promissory notes as leased aircraft notes.

  . Promissory notes issued by us and secured by an aircraft owned by us. We refer to these types of secured promissory notes as owned aircraft notes.

   Leased Aircraft Notes. Leased aircraft notes will be issued by a bank, trust company, financial institution or other entity solely in its capacity as owner trustee in a leveraged lease transaction. In a leveraged lease transaction, one or more entities will form an owner trust to acquire an aircraft, and that owner trust will lease the aircraft to us. In the leasing industry, the entity that is the beneficiary of the owner trust is referred to as an owner participant. The owner participant will contribute a portion of the purchase price of the aircraft to the owner trust. The transaction is called a "leveraged" lease because the remainder of the owner trust's purchase price of the aircraft is financed through the issuance of leased aircraft notes. Leased aircraft notes may also be issued to refinance an aircraft previously financed in a leveraged lease transaction or otherwise.

   The leased aircraft notes are issued under a separate indenture and security agreement between the owner trustee and a bank, trust company, financial institution or other entity, as loan trustee. The loan trustee under a leased aircraft indenture will act as a trustee for the holders of the leased aircraft notes issued under that leased aircraft indenture.

   In a leveraged lease transaction, we will pay or advance rent and other amounts to the owner trustee in its capacity as lessor under the lease. The owner trustee will use the rent and other amounts received by it to make payments of principal and interest on the leased aircraft notes. The owner trustee also will assign its rights to receive basic rent and certain other payments to the loan trustee as security for its obligations to pay principal of, premium, if any, and interest on the leased aircraft notes. Payments or advances made under a lease and related agreements will at all times be sufficient to make scheduled payments of principal of, and interest on, the leased aircraft notes issued to finance the aircraft subject to that lease.

   We will not have any obligation to pay principal of, or interest on, the leased aircraft notes. Holders of leased aircraft notes will not have recourse against us for the payment of principal of, or interest on, the leased aircraft notes.

   Owned Aircraft Notes. We may finance or refinance aircraft that we own by issuing owned aircraft notes. Owned aircraft notes relating to an owned aircraft will be issued under a separate indenture and security agreement relating to that owned aircraft. Each separate indenture and security agreement relating to owned aircraft notes will be between us and a bank, trust company, financial institution or other entity, as loan trustee. We refer to the indenture and security agreement entered into for the issuance of owned aircraft notes as an owned aircraft indenture. The loan trustee under an owned aircraft indenture will act as a trustee for the holders of the owned aircraft notes issued under that owned aircraft indenture.

   Holders of owned aircraft notes will have recourse against us for payment of principal of, and interest on, the owned aircraft notes.

   Because we often refer to owned aircraft indentures and leased aircraft indentures together, we sometimes refer to them collectively as the indentures.

Delayed Aircraft Financing and Termination of Delivery Period

   The certificates will be issued prior to the delivery of the aircraft described in this prospectus supplement. At first, the proceeds from the sale of the certificates will be held in escrow and deposited with ABN AMRO Bank N.V., acting through its Chicago branch, as depositary. The depositary will hold the deposits until the deposits are withdrawn to be used to purchase secured promissory notes or, in the case of deposits that are not used to purchase secured promissory notes, until returned to certificateholders. The depositary will pay interest on amounts held as deposits as described later in this prospectus supplement.

   The escrow agent will withdraw and distribute to the holders of the certificates any deposits remaining after the delivery period termination date. The delivery period termination date is the earlier of July 20, 2000 or the date all aircraft described in this prospectus supplement are financed.

   Each certificateholder's interest in the corresponding deposit will be evidenced by an escrow receipt attached to the certificate. The escrow receipts may not be detached from the certificates, and must be transferred together with the certificate to which it is attached and may not be transferred unless the certificate to which it is attached also is transferred.

Summary of Terms of Certificates*

                                 Class A                Class B                Class C
                               Certificates           Certificates           Certificates
                          ---------------------- ---------------------- ----------------------
Aggregate Face Amount...       $384,884,000           $83,384,000            $121,517,000
Ratings:
  Moody's...............            A2                    Baa1                   Baa3
  Standard & Poor's.....           AA-                     A                     BBB
Initial Loan to Aircraft
 Value (cumulative)(1)..          40.73%                 49.57%                 62.45%
Expected Principal
 Distribution Windows
 (in years).............         0.9-19.4               1.4-19.4               4.9-19.4
Initial Average Life (in
 years from issuance
 date)..................          12.10                   9.52                  12.62
Regular Distribution
 Dates..................  January 20 and July 20 January 20 and July 20 January 20 and July 20
Final Expected Regular
 Distribution Date......     January 20, 2019       January 20, 2019       January 20, 2019
Final Maturity Date.....      July 20, 2020          July 20, 2020          July 20, 2020
Minimum Denomination....          $1,000                 $1,000                 $1,000
Section 1110
 Protection.............           Yes                    Yes                    Yes
Liquidity Facility             3 semiannual           3 semiannual           3 semiannual
 Coverage...............         interest               interest               interest
                                 payments               payments               payments

--------------------
* The amounts of certificates offered and the terms of the certificates are estimates only and subject to change.
(1) These percentages are calculated as of July 20, 2000, the first regular distribution date after all aircraft are scheduled to have been delivered. Regular distribution dates will be January 20 and July 20 of each year. In making these calculations, we have assumed that all aircraft financed from the proceeds of the sale of the certificates offered by this prospectus supplement will be delivered prior to July 20, 2000. We also have assumed that the maximum principal amount of the secured promissory notes described in this prospectus supplement will be issued and that the aggregate appraised aircraft base value will be $943,226,700 as of July 20, 2000. The appraised base value is only an estimate of aircraft value and may not reflect current market conditions. See "Description of the Aircraft and the Appraisals--The Appraisals."

Secured Promissory Notes and the Aircraft

   The following chart provides information about the secured promissory notes that we expect to be held in the pass through trusts and about the aircraft that we expect to secure those promissory notes:

                                                                                  Maximum     Maximum
                                                                     Principal   Principal   Principal
                                                                     Amount of   Amount of   Amount of
                                                                     Series A    Series B    Series C
                           Expected                    Scheduled      Secured     Secured     Secured
                         Registration Manufacturer's    Delivery    Promissory  Promissory  Promissory    Appraised
     Aircraft Type          Number    Serial Number     Month(1)      Notes*     Notes(2)*   Notes(2)*  Base Value(3)
     -------------       ------------ -------------- -------------- ----------- ----------- ----------- -------------
Airbus A319-100.........    N717UW         1069       August 1999   $15,843,631 $ 2,859,237 $ 5,804,338 $ 38,980,000
Airbus A319-100.........    N718UW         1077       August 1999    15,939,309   2,763,559   5,804,339   38,980,000
Airbus A320-200.........    N107US         1052       August 1999    18,702,123   3,781,021   7,116,856   45,030,000
Airbus A320-200.........    N108UW         1061       August 1999    18,702,123   3,781,021   7,116,856   45,030,000
Airbus A319-100.........    N719US         1084      September 1999  15,862,662   2,879,255   5,816,457   39,030,000
Airbus A319-100.........    N720US         1089      September 1999  15,862,662   2,879,255   5,816,457   39,030,000
Airbus A320-200.........    N109UW         1065      September 1999  18,603,315   3,865,829   7,130,856   45,030,000
Airbus A319-100.........    N721UW         1095       October 1999   15,788,922   2,999,709   5,830,955   39,250,000
Airbus A319-100.........    N722US         1097       October 1999   15,788,922   2,999,709   5,830,955   39,250,000
Airbus A319-100.........    N723UW         1109       October 1999   15,924,217   2,864,415   5,830,955   39,250,000
Airbus A319-100.........    N724UW         1122      November 1999   15,972,033   2,848,789   5,840,945   39,250,000
Airbus A319-100.........    N725UW         1135      November 1999   15,972,033   2,848,789   5,840,945   39,250,000
Airbus A320-200.........    N110UW         1112      November 1999   18,929,871   3,508,431   7,161,698   45,350,000
Airbus A320-200.........    N111US         1114      November 1999   18,929,871   3,508,431   7,161,698   45,350,000
Airbus A319-100.........    N726US         1136      December 1999   15,848,794   2,991,954   5,847,129   39,260,000
Airbus A319-100.........    N727UW         1147      December 1999   15,997,257   2,843,491   5,847,129   39,260,000
Airbus A319-100.........    N728UW         1169       January 2000   16,113,107   2,755,203   5,855,683   39,560,000
Airbus A319-100.........    N729US         1178      February 2000   16,019,005   2,870,765   5,862,343   39,560,000
Airbus A330-300.........    N670UW          315        March 2000    42,023,856  19,677,452   5,000,000  108,110,000
Airbus A330-300.........    N671UW          323        April 2000    42,060,285  19,322,677   5,000,406  108,150,000

--------------------
*  Estimates only and subject to change.
(1) The delivery date for any aircraft is the date that we expect the aircraft to be delivered by the manufacturer. This date may be delayed or accelerated. We have the option to substitute other aircraft if the delivery of any aircraft is expected to be delayed for more than 30 days after the month scheduled for delivery of that aircraft or beyond the delivery period termination date. See "Description of the Aircraft and the Appraisals--Substitute Aircraft." We may take delivery of an aircraft and finance that aircraft under this offering up to 120 days after such delivery (or such longer period as we may elect with approval from the rating agencies).
(2) For optimization purposes, the actual principal amount of the series B or the series C secured promissory notes issued for any aircraft may be less than the amounts shown in this table. The aggregate principal amount of all the secured promissory notes of each series will not be more than the aggregate face amount of the certificates of the corresponding class.
(3) The appraised base value of each aircraft is the lesser of the mean and median base values of that aircraft as appraised by three independent appraisal and consulting firms. The appraised base values are projected values as of the month each aircraft is expected to be delivered by the manufacturer. The appraisals are based on assumptions that may not reflect current market conditions. An appraisal is only an estimate of value and should not be relied on as a measure of actual sales value at any time. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering-- Appraisals and Realizable Value of Aircraft."

Loan to Aircraft Value Ratios*

   The following table shows the assumed aggregate loan to aircraft value ("LTV") ratios for each class of certificates as of July 20, 2000 and as of each subsequent July 20, assuming each pass through trust acquires the maximum principal amount for each aircraft prior to the delivery period termination date. In a default situation, the LTV ratios for secured promissory notes issued to finance individual aircraft may be more relevant than the aggregate LTV ratios shown below. This is because any proceeds from the sale of an aircraft or other exercise of default remedies will not be used to cover any shortfalls on the secured promissory notes relating to any other aircraft. See "Description of the Secured Promissory Notes--Loan to Value Ratio of Secured Promissory Notes." The LTV ratios for any class of certificates as of dates prior to July 20, 2000 are not relevant because the property of the pass through trusts prior to that date will not include all the secured promissory notes expected to be acquired by the pass through trusts. The table should not be considered a forecast or prediction of expected or likely LTV ratios but simply a mathematical calculation based on one set of assumptions. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft."

                  Assumed      Class A      Class B      Class C
    Regular      Aggregate   Certificates Certificates Certificates   Class A      Class B      Class C
 Distribution     Aircraft       Pool         Pool         Pool     Certificates Certificates Certificates
     Date         Value(1)    Balance(2)   Balance(2)   Balance(2)     LTV(3)       LTV(3)       LTV(3)
 ------------   ------------ ------------ ------------ ------------ ------------ ------------ ------------
 July 20, 2000  $943,226,700 $384,169,869 $83,384,000  $121,517,000    40.73%       49.57%       62.45%
 July 20, 2001   914,667,900  366,773,340  77,605,435   121,517,000    40.10        48.58        61.87
 July 20, 2002   886,109,100  354,346,999  71,491,803   121,517,000    39.99        48.06        61.77
 July 20, 2003   857,550,300  343,067,584  65,048,622   121,517,000    40.01        47.59        61.76
 July 20, 2004   828,991,500  331,944,328  60,152,113   121,137,819    40.04        47.30        61.91
 July 20, 2005   800,432,700  321,363,119  56,294,355   120,001,955    40.15        47.18        62.17
 July 20, 2006   771,873,900  310,443,338  48,337,705   117,137,182    40.22        46.48        61.66
 July 20, 2007   743,315,100  293,557,159  41,602,491   113,092,996    39.49        45.09        60.30
 July 20, 2008   714,756,300  279,426,203  37,271,491   108,980,690    39.09        44.31        59.56
 July 20, 2009   686,197,500  264,472,422  34,900,939   103,909,208    38.54        43.63        58.77
 July 20, 2010   657,638,700  250,574,545  32,490,773    98,433,183    38.10        43.04        58.01
 July 20, 2011   629,079,900  235,954,729  29,365,394    75,876,817    37.51        42.18        54.24
 July 20, 2012   600,521,100  218,646,729  26,525,105    47,813,438    36.41        40.83        48.79
 July 20, 2013   571,962,300  187,426,948  18,665,910    15,470,474    32.77        36.03        38.74
 July 20, 2014   543,403,500  128,115,003  17,213,742    14,699,756    23.58        26.74        29.45
 July 20, 2015   511,933,600   94,745,402  14,901,287    13,699,756    18.51        21.42        24.09
 July 20, 2016   355,442,000   39,018,194  10,610,659    13,690,656    10.98        13.96        17.81
 July 20, 2017   326,773,200   16,601,372   7,671,431     8,048,891     5.08         7.43         9.89
 July 20, 2018    98,775,200      281,980   3,304,522     1,601,050     0.29         3.63         5.25
 July 20, 2019             0            0           0             0       NA           NA           NA

--------------------
* The classes of certificates, the aircraft, the periodic outstanding pool balances and the resulting LTV ratios for each class of certificates are estimates only and subject to change.
(1) We have assumed the initial appraised value of each aircraft, determined as described under "--Secured Promissory Notes and the Aircraft," declines by 3% per year for the first 15 years after the year of delivery of that aircraft, by 4% per year for the next 5 years and by approximately 5% per year after the first 20 years. Other depreciation assumptions would result in important differences in the LTV ratios.
(2) The "pool balance" for each pass through trust or for the certificates issued by any pass through trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that pass through trust that has not been distributed to certificateholders. In calculating the outstanding pool balances, we have assumed that the pass through trusts will acquire the maximum principal amount of secured promissory notes for all aircraft.
(3) The LTV ratios for each class of certificates were calculated by dividing
    (a) the expected outstanding pool balance of that class together with the expected outstanding pool balance of all other classes senior in right of payment to that class after giving effect to the distributions expected to be made on the applicable distribution date, by (b) the assumed value of all of the aircraft on that date based on the assumptions described above. The outstanding pool balances and LTV ratios may change if, among other things, the aggregate principal amount of the secured promissory notes acquired by the pass through trusts is less than the maximum permitted under the terms of this offering, or the amortization of the secured promissory notes differs from the assumed amortization schedule calculated for purposes of this prospectus supplement.

Cash Flow Structure

   The following diagram illustrates the cash flow structure for payments on the certificates and on the secured promissory notes owned by the pass through trusts.

     [Diagram omitted, which shows that we will pay to the loan trustee for leased aircraft and owned aircraft (a) the lease rental payments, which are assigned by the loan trustee, on leased aircraft and (b) the mortgage payments on owned aircraft. From those lease rental payments and mortgage payments, the loan trustee will make secured promissory note payments on the series A, the series B and the series C secured promissory notes with respect to all aircraft to the subordination agent. Excess rental payments will be paid by the loan trustee to the lessors for leased aircraft. From those secured promissory note payments, the subordination agent will pay principal, premium, if any, and interest to the pass through trustee for the class A trust, the pass through trustee for the class B trust and the pass through trustee for the class C trust, which in turn will pay this principal, premium, if any, and interest to the holders of class A certificates, the holders of class B certificates and the holders of class C certificates, respectively. The subordination agent may also receive advances, if any, and pay reimbursements, if any, to the liquidity provider. The applicable depositary will make interest payments on the deposits to the paying agent on behalf of the escrow agent. From such interest payments, the paying agent on behalf of the escrow agent will make payments to the holders of the class A certificates, the holders of class B certificates and the holders of class C certificates. ]

--------------------
(1) The owner trustee will assign to the loan trustee its right to receive these payments and we will make these payments directly to the loan trustee.

(2) Each aircraft leased to US Airways will be subject to a separate lease and a related indenture. Each owned aircraft will be subject to a separate indenture.

(3) These payments will be made from payments on the secured promissory notes as supplemented by the liquidity facilities.

(4) The proceeds of the public offering of the class A and class B certificates and the proceeds of the private placement of the class C certificates initially will be held in escrow and deposited with the depositary. The depositary will hold such funds as interest-bearing deposits. Each pass through trust will withdraw funds from the deposits relating to that pass through trust to purchase the corresponding series of secured promissory notes from time to time as each aircraft is financed. The scheduled payments of interest on the secured promissory notes and on the deposits relating to that pass through trust, taken together, will be sufficient to pay accrued interest on the outstanding certificates of that pass through trust. The liquidity facilities will not cover interest on the deposits. If any funds remain as deposits with respect to any pass through trust at the end of the delivery period, such funds will be withdrawn by the escrow agent and distributed to the holders of the certificates issued by such pass through trust, together with accrued and unpaid interest thereon and, in the case of deposits relating to the class A and class B certificates, a premium payable by US Airways, provided that no premium will be paid with respect to unused deposits attributable to the failure of an aircraft to be delivered prior to the end of the delivery period for any reason that was not caused by US Airways' fault or negligence.

                                  THE OFFERING

Certificates Offered........    .Class A certificates

                                .Class B certificates

                                Class C certificates are not offered by this prospectus supplement, but are being sold at the same time in a separate private sale.

Use of Proceeds.............    The proceeds from the sale of the certificates
                                will ultimately be used to purchase secured promissory notes issued to finance the acquisition of 20 Airbus aircraft to be operated by us and our affiliates.

Subordination Agent, Pass
 Through Trustee, Paying
 Agent and Loan Trustee.....    State Street Bank and Trust Company of
                                Connecticut, National Association.

Escrow Agent................    First Security Bank, National Association.

Depositary..................    ABN AMRO Bank N.V., acting through its Chicago
                                branch.

Liquidity Provider..........    AIG Matched Funding Corp.

Trust Property..............    The property of each pass through trust will
                                include:

                                . Secured promissory notes.

                                . All rights under the liquidity facility for
                                  that pass through trust.

                                . Funds from time to time deposited with the
                                  pass through trustee in accounts relating to that pass through trust.

                                . Rights of the pass through trust to acquire
                                  secured promissory notes under a note
                                  purchase agreement.

                                . Rights of the pass through trust under the
                                  related escrow and paying agent agreement.

                                . Rights of the pass through trust under the
                                  intercreditor agreement described below under "--Intercreditor Agreement."

Regular Distribution
 Dates......................    January 20 and July 20, commencing on January
                                20, 2000.

Record Dates................    The fifteenth day preceding the related
                                distribution date.

Distributions by Pass
 Through Trustee............    Each pass through trustee will distribute all
                                payments of principal, premium, if any, and interest received on the secured promissory notes held in that pass through trust to the holders of certificates issued by that pass through trust.

                                Each pass through trustee will distribute all scheduled payments of principal and interest made on the secured promissory notes on regular distribution dates.

                                Each pass through trustee will distribute principal, premium, if any, and interest made on the secured promissory notes resulting from any early redemption or purchase of those secured promissory notes on a special distribution date. Each pass through trustee will also distribute any premium that we pay in connection with the return of any unused deposit. Such distribution of premium will be on a special distribution date. Each pass through trustee will provide the certificateholder with at least 15 days' notice prior to any special distribution.

                                Distributions by a pass through trustee to certificateholders generally are subject to the intercreditor and subordination provisions described below.

Distribution by the Paying
 Agent......................    The paying agent will distribute all payments
                                of interest on the deposits and any unused deposits relating to each pass through trust, to the holders of certificates issued by that pass through trust.

Intercreditor Agreement.....    The pass through trustees and the liquidity
                                provider will enter into an intercreditor agreement that states how payments made on the secured promissory notes and payments made under the liquidity facilities will be shared and distributed among pass through trustees and the liquidity provider. The intercreditor agreement also sets forth agreements among the pass through trustees and the liquidity provider relating to who will control the exercise of remedies under the secured promissory notes and the indentures.

                                There are no cross-default provisions in the indentures or in the leases. This means that if the secured promissory notes relating to an aircraft are in default, and the secured promissory notes issued with respect to the remaining aircraft are not in default, no remedies will be exercisable with respect to the remaining aircraft.

Subordination...............    By virtue of the intercreditor agreement, the
                                secured promissory notes are cross-
                                subordinated. This means that payments received on a junior class of secured promissory notes relating to one aircraft may be applied according to the priority of payment provisions in the intercreditor agreement to make payments relating to a more senior class of certificates. Under the intercreditor agreement, distributions on the certificates will be made in the following order:

                                . first, to reimburse the liquidity provider;

                                . second, to the holders of the class A
                                  certificates;

                                . third, to the holders of the class B
                                  certificates; and

                                . fourth, to the holders of the class C
                                  certificates.

                                The subordination provisions may permit
                                distributions to junior certificateholders after a default on the secured promissory notes even if more senior certificateholders have not been repaid in full. The subordination provisions do not apply to payments relating to the deposits or received from the liquidity provider.

Control of Loan Trustee.....    As long as there is no continuing default under
                                an indenture, the holders of a majority of the outstanding principal amount of secured promissory notes issued under that indenture will be entitled to direct the loan trustee in taking action under that indenture. If an indenture default is continuing, the controlling party may direct the loan trustee to exercise remedies, which may include accelerating the secured promissory notes under that indenture or foreclosing the lien on the aircraft securing those secured promissory notes. In exercising remedies during the nine months after the earlier of (a) the acceleration of the secured promissory notes issued under any indenture or (b) our bankruptcy, the controlling party may not sell the secured promissory notes or the aircraft subject to the lien of that indenture for less than certain specified minimums or modify lease rental payments for that aircraft below a specified threshold.

                                The controlling party will be:

                                . The class A pass through trustee.

                                . Upon final distribution of the aggregate
                                  outstanding balance of the class A
                                  certificates, together with accrued and
                                  unpaid interest, to the holders of class A certificates, the class B pass through trustee.

                                . Upon final distribution of the aggregate
                                  outstanding balance of the class B
                                  certificates, together with accrued and
                                  unpaid interest, to the holders of class B certificates, the class C pass through trustee.

                                Under certain circumstances, the liquidity provider may elect to act as the controlling party. See "Description of the Intercreditor Agreement--Intercreditor Rights."

Right to Buy Other Classes
 of Certificates............    If we are in bankruptcy or another triggering
                                event has occurred, the certificateholders may have the right to buy the more senior classes of certificates. See "Description of the Certificates--Purchase Rights of
                                Certificateholders." This right to buy is based on the following:

                                . The class B certificateholders will have the
                                  right to purchase all the class A
                                  certificates.

                                . The class C certificateholders will have the
                                  right to purchase all the class A and class B certificates.

                                The purchase price will be the outstanding balance of the applicable classes of certificates plus accrued and unpaid interest, plus any other amounts then due to the certificateholders of those classes.

Liquidity Facilities........    Under the liquidity facility for each pass
                                through trust, the liquidity provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on up to three successive semiannual regular distribution dates at the applicable interest rate for the certificates of that pass through trust. The liquidity facilities may not be used to pay any other amount relating to the certificates and will not cover interest on deposits held with the depositary.

                                The holders of the certificates to be issued by each pass through trust will be entitled to receive and keep the proceeds of advances under the liquidity facility for that pass through trust. This is because the subordination provisions will not apply to the proceeds of advances under the liquidity facilities.

                                On receipt of each advance under any liquidity facility, the subordination agent will, to the extent of available funds, reimburse the liquidity provider for the amount of that advance. That reimbursement obligation and all interest, fees and other amounts owing to the liquidity provider will rank senior to all classes of certificates in right of payment.

Escrowed Funds..............    Funds paid to the escrow agent by a class of
                                certificateholders will be deposited with a depositary and held as deposits under a separate deposit agreement for the pass through trust that issued that class of certificates.
                                Funds may be withdrawn by the escrow agent at the direction of the pass through trustee for that class of certificates to purchase secured promissory notes prior to the delivery period termination date. On each regular distribution date, the depositary will pay to the paying agent interest accrued on the deposits relating to that pass through trust at a rate equal to the interest rate applicable to the certificates issued by that pass through trust.
                                The paying agent, on behalf of the escrow agent, will pay that interest to that class of certificateholders. The deposits relating to a pass through trust and interest paid on the deposits will not be subject to the subordination provisions. Except as noted in the next paragraph, the deposits cannot be used to pay any other amount relating to the certificates.

Unused Escrowed Funds.......    We may not use all the deposits held in escrow
                                prior to the delivery period termination date.
                                This may happen because of delays in the delivery of aircraft or other reasons. If any funds remain as deposits with respect to any pass through trust after the delivery period termination date, they will be withdrawn by the escrow agent for that pass through trust and distributed, with accrued and unpaid interest, to the holders of escrow receipts relating to the respective pass through trust.
                                The holders of escrow receipts will receive at least 15 days' prior written notice of this distribution. That distribution will also include a premium payable by us, provided that no premium will be paid on unused deposits attributable to the failure of an aircraft to be delivered prior to the delivery period termination date for any reason that was not our fault or was not caused by our negligence.
                                Any premium paid on unused deposits will not be subject to the subordination provisions. See
                                "Description of the Deposit Agreements--Unused
                                Deposits."

Obligation to Purchase
 Secured Promissory Notes...    Under the note purchase agreement, the class A,
                                class B and class C pass through trustees will be obligated to purchase the series A, series B and series C secured promissory notes, respectively, issued for each aircraft.

                                In the case of a leased aircraft, the terms of the financing agreements entered into may differ from the forms of those agreements described in this prospectus supplement because we or the owner participant may request changes. However, under the note purchase agreement, the terms of those financing agreements must (a) contain mandatory document terms that are included in the note purchase agreement with only those modifications as are permitted by the note purchase agreement and
                                (b) not vary mandatory economic terms that are included in the note purchase agreement. In addition, we must (a) certify to the pass through trustees that any modifications to the forms of the financing agreements do not materially and adversely affect the certificateholders, and (b) we must obtain written confirmation from each rating agency that the use of versions of agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any class of certificates. The pass through trustees will not be obligated to purchase secured promissory notes if, at the time of issuance, we are in bankruptcy or certain other specified events have occurred. In addition, so long as Airbus Industrie Financial Services is the registered or beneficial owner of any of the class C certificates, the class C pass through trustee's obligation to purchase series C secured promissory notes relating to the financing of an aircraft will be subject to the satisfaction of certain additional conditions precedent. See "Description of the Certificates--Obligation to Purchase Secured Promissory Notes."

Secured Promissory Notes
 (a) Issuer..................   Leased Aircraft.  Promissory notes secured by
                                aircraft leased by us will be issued by an owner trustee. We expect that First Security
                                Bank, National Association, will be the owner trustee for all aircraft that are leased to us under this prospectus supplement. These secured promissory notes will not be recourse to the owner trustee in its individual capacity. We have an obligation to provide funds under the related lease and related documents in amounts sufficient to pay scheduled payments on those secured promissory notes.

                                Owned Aircraft. We will be the issuer of promissory notes secured by aircraft that we own.

 (b) Interest................   The secured promissory notes held in the class
                                A pass through trust and the class B pass through trust will accrue interest at the annual rate for the certificates issued by that pass through trust shown on the cover page of this prospectus supplement. The secured promissory notes held in the class C pass through trust will accrue interest as described in the section captioned "Purchase of Class C
                                Certificates." Interest on all secured
                                promissory notes will be payable on January 20 and July 20 of each year, commencing on January
                                20, 2000. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

 (c) Principal...............   Principal payments on the series A, series B
                                and series C secured promissory notes are scheduled to begin on July 20, 2000, January
                                20, 2001 and July 20, 2004, respectively.

 (d) Redemption and             Aircraft Event of Loss.  If an aircraft under
  Purchase...................   the related financing agreements is lost,
                                destroyed or damaged beyond repair or other events of loss occur with respect to an aircraft, all the secured promissory notes issued for that aircraft will be redeemed, unless we replace the aircraft under the related financing agreements. This redemption price will be the unpaid principal amount of those secured promissory notes, together with accrued interest, but without any premium.

                                Optional Redemption. The issuer of the secured promissory notes for an aircraft may elect to redeem the notes prior to maturity. This redemption price will be the unpaid principal amount of those secured promissory notes, together with accrued interest plus a premium. See "Description of the Secured Promissory Notes--Redemption."

                                Purchase by Owner. If an event of default under a lease between us and an owner trustee occurs and is continuing, the applicable owner trustee or owner participant of an aircraft may elect to purchase all the secured promissory notes with respect to that aircraft, subject to the terms of the leased aircraft indenture. The purchase price will be the unpaid principal amount of those secured promissory notes, together with accrued interest, but without any premium except under certain circumstances specified in the relevant leased aircraft indenture. In the case of an owned aircraft, we will have no comparable right to purchase the secured promissory notes.

 (e) Security................   The secured promissory notes issued for each
                                aircraft will be secured by a security interest in that aircraft and, in the case of each leased aircraft, in the related owner trustee's rights under the lease for that aircraft, subject to limited exceptions.

                                The secured promissory notes are not cross-collateralized. This means that the secured promissory notes issued for an aircraft will not be secured by any other aircraft or lease. Any proceeds from the sale of an aircraft or from the exercise of other default remedies for an aircraft will not be available to cover shortfalls with respect to any other aircraft.

                                The secured promissory notes are cross-
                                subordinated under the intercreditor agreement. This means that payments received on a junior class of secured promissory notes issued for one aircraft may be applied to make payments relating to a more senior class of certificates.

                                There are no cross-default provisions in the
                                indentures or in the leases. This means that if
                                the secured promissory notes issued for one
                                aircraft are in default and the secured
                                promissory notes issued for the remaining
                                aircraft are not in default, no remedies will
                                be exercisable with respect to the remaining
                                aircraft.
(f) Section 1110
Protection..................    Our outside counsel will provide its opinion to
                                the pass through trustees that the loan trustee will be entitled to the benefits of Section
                                1110 of the U.S. Bankruptcy Code with respect to the relevant aircraft. See "Description of the Secured Promissory Notes--Remedies."

U.S. Income Tax Matters.....    No pass through trust will itself be subject to
                                U.S. federal income taxation. Each U.S. person acquiring an interest in the certificates is required to report on its federal income tax return its pro rata share of the entire income from the relevant deposits, and its pro rata share of the entire income from the secured promissory notes and other property held by the relevant pass through trust. See "U.S. Income
                                Tax Matters" in this prospectus supplement and in the prospectus.

ERISA Considerations........    In general, employee benefit plans subject to
                                Title I of ERISA or Section 4975 of the U.S.
                                tax code, or entities that may be deemed to hold the assets of those plans, will be eligible to purchase the certificates, subject to the conditions and circumstances that apply to those plans. Each person who acquires a certificate will be deemed to have represented and warranted that either: (a) no employee benefit plan assets have been used to purchase that certificate or (b) the purchase and holding of that certificate are exempt from the prohibited transaction restrictions of ERISA and Section 4975 of the U.S. tax code pursuant to one or more prohibited transaction statutory or administrative exemptions. See "ERISA
                                Considerations."

Rating of the                   It is a condition to the issuance of the class
 Certificates...............    A and class B certificates that the
                                certificates have at least the following ratings from Moody's Investors Service and Standard & Poor's Ratings Services:

                                                                                  Standard
                       Certificates               Moody's                         & Poor's
                       ------------               -------                         --------
                       Class A                      A2                              AA-
                       Class B                     Baa1                              A

                                A rating is not a recommendation to purchase, hold or sell certificates. Ratings do not address market price or suitability for a particular investor. There can be no assurance that these ratings will not be lowered or withdrawn by a rating agency.

                                                        Standard
                                                Moody's & Poor's
                                                ------- --------
                    Short Term.................   P-1     A-1+
Rating of the Depositary....

Threshold Rating for the
 Liquidity Provider.........
                                Short Term
                     Class A...................   P-1     A-1+
                     Class B...................   P-1     A-1+
                     Class C...................   P-1     A-1

Liquidity Provider Rating...    The liquidity provider meets the threshold
                                ratings requirement for each class of
                                certificates.

                      SUMMARY FINANCIAL AND OPERATING DATA

   The following tables summarize certain of our consolidated financial data and certain operating data. The following selected consolidated financial data for the years ended December 31, 1998, 1997, 1996, 1995, and 1994 is derived from our audited consolidated financial statements, which are incorporated by reference in our prospectus and should be read in conjunction with our audited consolidated financial statements. Our consolidated financial data for the six months ended June 30, 1999 and 1998 is derived from our unaudited condensed consolidated financial statements, which are incorporated by reference in our prospectus, which include all adjustments, consisting solely of normal recurring accruals, that we consider necessary for the fair presentation of the financial position and results of our operations for these periods. Operating results for the six months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. Our selected consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements, including the notes to the consolidated financial statements.

                           Six Months
                              Ended
                            June 30,           Year Ended December 31,
                          --------------  --------------------------------------
                           1999    1998    1998    1997    1996    1995    1994
                          ------  ------  ------  ------  ------  ------  ------
                           (Unaudited)
                             (in millions of dollars, except ratios and
                                          operating data)
Financial Data
Operating Revenues......  $4,288  $4,292  $8,556  $8,501  $7,704  $6,985  $6,579
Operating Expenses......   3,928   3,737   7,566   7,915   7,335   6,750   7,096
                          ------  ------  ------  ------  ------  ------  ------
Operating Income
 (Loss).................     360     555     990     586     369     235    (517)
Other Income (Expense),
 Net....................     307     (59)    (54)     87    (178)   (198)   (199)
                          ------  ------  ------  ------  ------  ------  ------
Income (Loss) Before
 Taxes..................     667     496     936     673     191      37    (716)
Provision (Credit) for
 Income Taxes...........     261     200     377    (379)      8       4     --
                          ------  ------  ------  ------  ------  ------  ------
Net Income (Loss).......  $  406  $  296  $  559  $1,052  $  183  $   33  $ (716)
                          ======  ======  ======  ======  ======  ======  ======
Ratio of Earnings to
 Fixed Charges..........     3.7     2.9     2.7     2.2     1.3     1.1       +
Operating Data(1)
Revenue passenger miles
 (millions)(2)..........  20,439  20,326  41,253  41,579  38,943  37,618  37,941
Available seat miles
 (millions)(3)..........  28,924  27,831  56,723  58,294  56,885  58,163  61,027
Passenger load
 factor(4)..............    70.7%   73.0%   72.7%   71.3%   68.5%   64.7%   62.2%
Breakeven passenger load
 factor(5)..............    65.4%   65.4%   65.7%   66.4%   67.9%   64.9%   67.3%
Passenger revenue per
 available seat mile
 (cents)(6).............   12.10   12.74   12.38   12.20   11.95   10.78    9.70
Operating cost per
 available seat mile
 (cents)(7).............   12.55   12.46   12.34   12.33   12.69   11.40   11.02
Average yield per
 revenue passenger mile
 (cents)(8).............   17.12   17.45   17.02   17.10   17.46   16.66   15.61
Average passenger
 journey (miles)(9).....     736     710     711     709     688     664     638

                                                         June 30,   December 31,
                                                           1999         1998
                                                        ----------- ------------
                                                        (Unaudited)
                                                        (in millions of dollars)
Financial Data--Balance Sheet
Assets:
  Cash and Cash Equivalents............................   $  602       $  604
  Short-term Investments...............................      549          598
  Other Current Assets.................................    1,146        1,187
  Total Property and Equipment.........................    3,419        3,282
  Other Assets, Net(10)................................    1,851        2,027
                                                          ------       ------
    Total Assets.......................................   $7,567       $7,698
                                                          ======       ======
Liabilities and Stockholder's Equity:
  Current Liabilities..................................   $2,457       $2,155
  Long-term Debt, Net of Current Maturities............    1,878        1,954
  Deferred Credits and Other Noncurrent Liabilities....    3,128        2,987
  Stockholder's Equity(10).............................      104          602
                                                          ------       ------
    Total Liabilities and Stockholder's Equity.........   $7,567       $7,698
                                                          ======       ======

--------------------
+ For the year ended December 31, 1994, earnings were not sufficient to cover fixed charges. Additional earnings of approximately $721 million for the year ended December 31, 1994 would have been required to achieve a ratio of
   1.0. For purposes of calculating this ratio, earnings consist of pre-tax income, fixed charges, capitalized interest and amortization of previously capitalized interest. Fixed charges consist of interest expense, amortization of debt issue expense and the portion of rental expense representative of interest expense.
(1) All our operations including the operations of our low-cost product, MetroJet, which commenced service June 1, 1998. These statistics include free frequent travelers and related miles they flew. All nonrecurring items and some revenues and expenses associated with our capacity purchase arrangements with some affiliated airlines have been excluded from these calculations for better comparability between periods.
(2) Revenue passengers multiplied by the number of miles they flew. Includes scheduled service only (excludes charter service).
(3) Seats available multiplied by the number of miles flown (a measure of capacity). Includes scheduled service only (excludes charter service).
(4) Percentage of aircraft seating capacity that is actually used (calculated by dividing revenue passenger miles by available seat miles). Includes scheduled service only (excludes charter service).
(5) Percentage of aircraft seating capacity that must be used in order for the airline to break-even at the pre-tax income level.
(6) Passenger transportation revenue divided by available seat miles (a measure of unit revenue). Includes scheduled service only (excludes charter service).
(7) Total operating expenses divided by available seat miles (a measure of unit cost).
(8) Passenger transportation revenue divided by revenue passenger miles (a measure of the average revenue received for each mile a revenue passenger is carried). Includes scheduled service only (excludes charter service).
(9) Includes scheduled service only (excludes charter service).
(10) As of June 30, 1999 and December 31, 1998, Other Assets, Net included accounts receivable from our parent of $305 million and $306 million, respectively. In addition, as of June 30, 1999 and December 31, 1998, our Stockholder's Equity was reduced by accounts receivable due from our parent of $1.8 billion and $1.1 billion, respectively.

                                  RISK FACTORS

   You should carefully read the following risk factors before purchasing any certificates.

Risk Factors Relating to US Airways

 Leverage and Liquidity

   We have a higher proportion of debt compared to our equity capital than most of our principal competitors. A majority of our property and equipment is subject to liens securing indebtedness. We require substantial cash resources in order to meet scheduled debt and lease payments and to finance day-to-day operations. As a result, we may be less able than some of our competitors to withstand a prolonged recession in the airline industry or respond as flexibly to changing economic and competitive conditions.

   As of June 30, 1999, we had:

   .  $1.15 billion of cash, cash equivalents and short-term investments;

   .  a ratio of current assets to current liabilities of 0.93 to 1; and

   .  $1.94 billion of long-term debt and capital lease obligations.

   Our ability to fulfill our short-term and long-term cash needs and to service our debt obligations depends upon a variety of factors, including:

   . the rates we pay to acquire resources vital to our operations, such as labor and aviation fuel;

   .  the prices we can obtain for our services;

   .  our ability to compete effectively in the market;

   .  the absence of adverse general economic changes;

   .  unit operating cost reductions; and

   .  our ability to attract new capital.

   We can give no assurances that any of these factors will produce an outcome favorable to us. We continue to actively address our high cost structure. A sustained reduction of unit cost is especially critical to us becoming more competitive with airlines with lower unit operating costs and with those with greater financial strength.

   Our parent has agreed to acquire up to 430 new Airbus aircraft, accompanying jet engines and ancillary assets. As of August 5, 1999, our parent had 105 Airbus A320 Family single-aisle aircraft on firm order, 112 Airbus A320 Family aircraft subject to reconfirmation prior to delivery and options for 160 additional Airbus A320 Family aircraft. Of the remaining A320 Family aircraft on firm order, 35 aircraft scheduled for delivery between years 2000 and 2002 are subject to cancellation with 18 months' notice and payment of a cancellation fee. We expect the new single-aisle aircraft to replace certain aircraft operated by US Airways and US Airways Shuttle. In addition, our parent had seven Airbus A330-300 aircraft on firm order, seven Airbus widebody aircraft subject to reconfirmation and options for 16 additional Airbus widebody aircraft. We expect to use the Airbus A330-300 aircraft primarily in the transatlantic markets. As of December 31, 1998, the minimum determinable payments associated with our parent's purchase agreements for Airbus aircraft, including progress payments, payments at delivery, buyer-furnished equipment, spares, capitalized interest, penalty payments, cancellation fees and/or nonrefundable deposits, were estimated to be $1.3 billion for 1999, $2.1 billion in 2000 and $9 million in 2001. Our parent may from time to time assign its rights and obligations with respect to the purchase of the new Airbus aircraft to us.

   We anticipate financing the acquisition of aircraft for which the purchase rights have been assigned to us with a combination of enhanced pass through trust certificates, other debt, leveraged leases and cash. To date, we have used cash to purchase all of our new Airbus aircraft and completed leveraged lease transactions for each aircraft soon after delivery. Because we are currently funding our parent's purchase deposits for Airbus aircraft and because we expect our parent to continue to assign its purchase rights to us, this financing will result in a significant increase in our financial obligations. We currently have commitments or letters of intent that we believe will provide financing for at least 25% of the anticipated purchase price of all of our firm-order Airbus aircraft. These commitments include a financing commitment between us and an affiliate of Airbus Industrie, G.I.E. Subject to the conditions described below, that affiliate will fulfill its commitment for the aircraft being financed with the proceeds of the certificates by Airbus Industrie Financial Services purchasing the class C certificates. However, we need further financing or internally-generated funds to satisfy our capital commitments for the balance of the aircraft purchase price and for other aircraft-related expenditures. Other capital expenditures, such as purchases of training simulators, and aircraft parts and components, also are expected to increase with the acquisition of the new aircraft and jet engines. There can be no assurance that enough financing will be available for all aircraft and other capital expenditures not covered by committed financing.

   We are currently unable to predict the full impact that the purchase of the new aircraft will have on our future operating cash flows. We expect decreases in some expenses as we replace several older, diverse aircraft types with newer, more efficient aircraft. We are, however, experiencing increases in certain expenses resulting from our growth plans, including higher ownership costs and costs associated with integrating new aircraft types into our operating fleet. An economic downturn, additional government regulation, intensified competition from lower-cost competitors or increases in the cost of aviation fuel could have a material adverse effect on our results of operations, financial condition and future prospects.

 Financial History

   We recorded net income of $406 million and $296 million for the six-month periods ended June 30, 1999 and June 30, 1998, respectively, $559 million for 1998, $1.05 billion for 1997, $183 million for 1996 and $33 million for 1995. However, we recorded net losses in excess of $3.2 billion on revenues of approximately $35.9 billion from 1989 through 1994. Historically, the United States airline industry's results have correlated with the performance of the economy. We are unable to predict whether the favorable economic conditions of the last several years will continue.

   Our financial results for the first six months of 1999 were adversely affected by inclement weather (snow/ice storms) in the eastern United States, the recent conversion of certain of our information systems (including reservations, airport customer services and flight tracking systems) to those provided by Sabre, Inc., competitive pressures and operational difficulties. The effects on US Airways' operations of the inclement weather, compounded by the systems conversions, were particularly acute during the first quarter of 1999. The new systems resulted in changes to many basic work processes-- temporarily affecting the efficiency at which certain processes were performed (including increasing employee overtime). In the first quarter of 1999, we were forced to cancel an unusually large number of planned flights, which increased our cost per available seat mile since we were geared to operate a larger schedule. As we cancelled flights, our costs did not decrease proportionally-- only expenses such as aviation fuel, landing fees and commissions were avoided. At the same time, we lost a portion of the revenue from the cancelled flights. The information systems difficulties lingered into the second quarter of 1999. In addition, pilot training constraints negatively affected our financial results for the second quarter of 1999. Our capacity growth estimates for the remainder of 1999 and full-year 1999 have been revised downward primarily due to these pilot training constraints and due to delays in returning aircraft to service from scheduled maintenance visits. These factors stem from certain structural transformations, including the integration of new Airbus aircraft into our operating fleet, the growth of MetroJet (i.e., the need to reconfigure aircraft), the retirement of certain older aircraft and the planned replacement of US Airways Shuttle's B727-200 aircraft with Airbus aircraft. These factors have contributed to an increase in cancellations of planned flights in the second quarter of 1999, compared to the second quarter of 1998 and 1997. We are unable to determine the timing of when these factors will be resolved or to quantify the impact these factors will have on our financial performance. For the balance of the year, we expect to experience continued revenue pressures. In this regard, third quarter revenues and unit cost are being negatively impacted by lower than expected completions of scheduled flights. The passenger dissatisfaction resulting from this circumstance is also anticipated to have a continuing negative impact.

 Transactions with US Airways Group

   Historically, we have funded some of the activities and financing transactions of our parent. As of June 30, 1999, our parent owed us $2.4 billion, of which $2.1 billion was not expected to be collected prior to June 30, 2000 including $1.8 billion classified as a component of stockholder's equity. This reflects an increase from December 31, 1997 when our parent owed us $419 million. The increase is due primarily to our funding of our parent's common stock purchase programs and our parent's obligations for purchase deposits for new flight equipment, including new Airbus aircraft. From January 1998, when our parent's first common stock purchase program was authorized, through June 30, 1999, our parent had purchased a total of 30.4 million shares of its common stock at a total cost of $1.75 billion.

 High Personnel Costs

   Our personnel costs are the largest single component of our operating costs (approximately 38% for the six months ended June 30, 1999). Our unit operating costs, including our personnel costs, generally are higher than those of our competitors. We believe that we must substantially reduce our operating cost structure to achieve sustained improved financial performance.

   The current status of our principal labor union agreements is as follows:

  . Pilots. Our pilots ratified a five year labor agreement in October 1997. The agreement became effective on January 1, 1998 and may be amended after January 1, 2003. The labor agreement includes various provisions that we believe will help address our high cost structure, including work rule changes and linking the compensation of our pilots to the compensation of pilots at several other major domestic air carriers. The new contract also includes provisions that allowed us to launch our MetroJet service, our competitive response to low-cost, low-fare competition, and introduce regional jet aircraft on certain routes operated by US Airways Express.

  . Flight Attendants. Our labor agreement with our flight attendants has been subject to being amended since January 1997 and we are currently in ongoing negotiations with the Association of Flight Attendants. Earlier in 1999, the parties requested mediation from the National Mediation Board and ongoing negotiations are being assisted by a federal mediator.

  . Passenger Service. Our passenger service employees voted for representation by the Communications Workers of America on September 27, 1997. The election was a re-run election mandated by the National Mediation Board. As a result of a legal challenge filed by us, the certification of the Communications Workers of America as the bargaining representative based on the 1997 re-run election was invalidated by the court. After the court decision, we increased the wages for these employees to achieve parity with other major carriers. On June 25, 1999, the National Mediation Board ordered that a new re-run election be held. The ballots for this election have been mailed and we anticipate the results to be counted on August 20, 1999.

  . Mechanics. We reached a tentative agreement with the mechanics and related employees, represented by the International Association of Machinists and Aerospace Workers, on June 6, 1999. The agreement links compensation for our mechanical employees to compensation for similar employees at several other major domestic airlines. The agreement also includes other provisions which will help address our personnel cost structure in comparison to other carriers and will increase productivity. However, while the agreement was accepted by the International Association of Machinists and Aerospace Workers negotiating committee, it was rejected by the membership in the ratification vote. Negotiations with the International Association of Machinists and Aerospace Workers resumed in August 1999 and are being assisted by a federal mediator. If we cannot reach an agreement with the International Association of Machinists and Aerospace Workers and the National Mediation Board releases the parties from mediation, and either party thereafter rejects binding arbitration as a means to resolve the dispute, a 30 day cooling off period will commence. If a 30 day cooling off period is commenced, we anticipate that this would have an adverse effect on short term revenues. If during such cooling off period the parties do not reach an agreement, either party can resort to self-help remedies including, without limitation, work stoppages by the mechanics and related employees and hiring of replacement workers by us. We cannot predict the outcome or the timing of such negotiations at this time.

  . Fleet Service. Our fleet service employees, represented by the International Association of Machinists and Aerospace Workers, ratified an initial labor contract, on April 1, 1999. The new contract, covering approximately 6,000 employees, is based on pay parity with other major domestic airlines.

  . Other. Our flight dispatchers ratified a new collective bargaining agreement on July 29, 1999 covering approximately 195 flight dispatchers. Our flight crew training instructors ratified a new collective bargaining agreement on May 3, 1999 covering approximately 125 flight crew training instructors. The United Steel Workers has also been certified in Canada as the bargaining representative for 98 passenger service workers in Canada. These negotiations for an initial contract are ongoing.

   We cannot predict the outcome or the timing of our current negotiations with our unionized employees at this time. We may not be able to obtain meaningful wage and benefit concessions and productivity improvements from our unionized employees in our current negotiations, which would impede our drive to lower costs.

 Geographical Concentration

   A substantial portion of our flights are to or from cities in the Eastern United States. As of June 1999, approximately 84% of our departures originated from, and approximately 55% of our capacity as measured by available seat miles was deployed within, the United States east of the Mississippi River. Accordingly, severe weather, downturns in the economy and air traffic control problems in the Eastern United States adversely affect our results of operations and financial condition more than they affect airlines that do not have flights concentrated in the Eastern United States.

 Year 2000 Matters

   For a discussion of our preparations for Year 2000 issues related to our information technology and non-information technology systems, see our Annual Report on Form 10-K for the year ended December 31, 1998 and our Quarterly Reports on Form 10-Q.

Risk Factors Relating to the Airline Industry

 General Industry Conditions

   The airline industry is highly competitive and susceptible to price discounting and similar promotions. We believe that, for the foreseeable future, demand for more profitable "business fares" will remain essentially flat and demand for lower-profit "leisure fares," which are affected by the general economy, will remain highly price sensitive. These conditions will make it difficult for airlines, including us, to implement regular price increases. Therefore, we believe we must reduce our cost structure in order to ensure our long-term financial stability.

 Current Competitive Position

   Most of our operations are in competitive markets. We compete with at least one major airline on most of our routes between major cities. We also compete with all forms of ground transportation.

   Vigorous price competition exists in the airline industry. Competitors frequently offer sharply reduced discount fares and other promotions to increase the number of passengers during normally slack travel periods, to generate cash flow and to increase market share in selected markets. We often elect to match discount or promotional fares in certain markets in order to compete in those discounted markets. We and our affiliates recently have experienced an increase in pricing pressures and competition.

 Significant Impact of Low-Cost, Low-Fare Competition

   Our foremost competitive threat is the growth of low-cost, low-fare competition in our primary operating region, the Eastern United States. Our primary low-cost, low-fare competition is Southwest Airlines and Delta Express. Southwest Airlines has exhibited steady growth within the Eastern United States since launching service at Baltimore-Washington International Airport in 1993. In October 1996, Delta Air Lines, a major air carrier which was itself experiencing pressure from low-cost, low-fare competition, launched Delta Express, its low-cost product.

   Direct competition with low-cost, low-fare competitors has typically resulted in lower average revenue received for each mile a revenue passenger is carried. Our Northeast-Florida service has been particularly affected by low-cost, low-fare competition. We have the highest unit operating cost, as measured by operating cost per available seat mile or cost per available seat mile, of all major domestic air carriers. Our cost per available seat mile was
12.55 cents for the first six months of 1999 and 12.46 cents for the first six months of 1998. In contrast, Southwest Airlines reported unit operating costs of 7.40 cents for the first six months of 1999 and 1998.

   We launched MetroJet, our competitive response to low-cost, low-fare competition, on June 1, 1998. We believe that MetroJet is enabling us to compete effectively against low-cost, low-fare competitors in the markets in which MetroJet operates. We also believe that MetroJet improves the attractiveness of our overall product line, particularly with respect to predominately leisure markets such as service between the Northeast United States and Florida.

 Aviation Fuel

   Aviation fuel costs represent a significant portion of our operating costs. These costs were approximately 7% of our operating costs for the six months ended June 30, 1999. Significant increases in aviation fuel costs could materially and adversely affect our results of operations. Fuel prices continue to be susceptible to, among other factors, political events and market factors that we cannot control. If a fuel supply shortage resulting from a disruption of oil imports or otherwise occurs, higher fuel prices or curtailment of scheduled service could result.

 Regulatory Matters

   We are subject to a wide range of government regulation. Changes in government regulation can have a material impact on our results of operations and financial condition. In recent years, for example, the Federal Aviation Administration ("FAA") has issued or proposed mandates relating to, among other things:

  . flight data recorders that measure more parameters than most original equipment flight data recorders;

  .  cargo hold fire detection/suppression systems;

  .  ground proximity warning systems;

  .  the retirement of older aircraft;

  .  collision avoidance systems;

  .  airborne windshear avoidance systems;

  .  noise abatement; and

  . increased inspections and maintenance procedures to be conducted on certain aircraft.

   We expect to continue to incur expenditures relating to compliance with noise and aging aircraft modifications and fire safety. In addition, several airports have increased substantially the rates charged to airlines. The ability of airlines to contest these increases is restricted by federal legislation, United States Department of Transportation ("DOT") regulations and judicial decisions.

   The FAA has designated John F. Kennedy International Airport, Chicago O'Hare International Airport, LaGuardia Airport, and Washington's Ronald Reagan Washington National Airport, as "high-density traffic airports" and limited the number of departure and arrival slots available to air carriers at those airports. Currently, slots at the high-density traffic airports may be voluntarily sold or transferred between air carriers. The DOT has in the past reallocated slots to other air carriers and reserves the right to add or withdraw slots. The DOT awarded slots to several low-cost, low-fare air carriers during October 1997. However, these slots were "created" and not confiscated from incumbent air carriers. Various amendments to the slot system, proposed from time to time by the FAA, members of Congress and others, could, if adopted, significantly affect operations at the high-density traffic airports or expand slot controls to other airports. Some of these proposals could restrict the number of flights, limit the ownership transferability of slots, increase the risk of slot withdrawal, or otherwise decrease the value of slots. Legislation pending before Congress would eliminate the high-density rule at Kennedy, O'Hare and LaGuardia. Passage of such legislation could have a significant impact on our results of operations and financial condition. We hold a substantial number of slots at both LaGuardia and Reagan National. These slots are valuable assets and important to our overall business strategy. We cannot predict whether any of the current proposals before Congress will be adopted or, if adopted, precisely how their implementation would impact our current operations at LaGuardia.

   Legislation has been enacted that provides for increased review of airline joint ventures by the DOT. In April 1998, the DOT issued proposed rules designed to regulate perceived anti-competitive behavior directed at new entrants in the airline industry. Legislation was enacted requiring, among other things, the National Research Council of the National Academy of Sciences to complete a comprehensive study pertaining to competitive issues in the airline industry prior to the DOT's implementation of those rules. We cannot predict whether or when any proposed rules will be adopted.

   Working with members of Congress, Air Transport Association members developed a voluntary Airline Customer Service Commitment, which was announced in June 1999. As a result of this commitment, members of Congress agreed not to pursue various consumer-oriented legislative proposals at this time. In return, U.S. air carriers agreed voluntarily to publish and implement plans to address consumer concerns in a variety of areas. We are in the process of developing our plan, which we intend to publish in September 1999 and implement in December 1999.

   We cannot predict what laws and regulations will be adopted, what changes to aviation treaties and agreements between the United States and foreign governments may be effected or how we might be affected by any of the foregoing. We may be adversely affected by future laws or regulations.

Risks Factors Relating to the Certificates and the Offering

 Appraisals and Realizable Value of Aircraft

   Three independent appraisal and consulting firms have prepared base value appraisals of the aircraft. Letters summarizing these appraisals are attached to this prospectus supplement as Appendix II. These appraisals, which are based on the base value of the aircraft, rely on assumptions and methodologies and may not reflect current market conditions that could affect the fair market value of the aircraft. Base value is the theoretical value for an aircraft that assumes a balanced market, while current market value is the value for an aircraft in the actual market. The appraisals were prepared without physical inspection of the aircraft. Appraisals based on other assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals. See "Description of the Aircraft and the Appraisals--The Appraisals."

   An appraisal is only an estimate of value. It does not indicate the price at which an aircraft may be purchased from the aircraft manufacturer or the price at which an aircraft may be sold in connection with the exercise of remedies under any indenture. Therefore, the appraisal should not be relied upon as a measure of the actual sales value of the aircraft. The proceeds realized upon a sale of any aircraft may be less than its appraised value. In particular, the appraisals of the aircraft to be delivered after the date of this prospectus supplement are estimates of values as of future delivery dates. The value of an aircraft, if remedies are exercised under the applicable indenture, will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the aircraft and other factors. As a result, aircraft sale proceeds on any exercise of remedies may not be enough to pay the total amount due on the certificates.

 Control Over Collateral; Sale of Collateral

   If a default under an indenture is continuing, the pass through trustee or the liquidity provider that is the controlling party may direct the loan trustee under that indenture to exercise remedies under that indenture. Remedies exercisable under an indenture may include accelerating the applicable secured promissory notes under the indenture or foreclosing the lien on the aircraft securing those secured promissory notes. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default."

   The controlling party will be:

  .  The class A pass through trustee.

  . Upon final distribution of the aggregate outstanding balance of the class A certificates, together with accrued and unpaid interest, to the holders of class A certificates, the class B pass through trustee.

  . Upon final distribution of the aggregate outstanding balance of the class B certificates, together with accrued and unpaid interest, to the holders of class B certificates, the class C pass through trustee.

   Under certain circumstances, the Liquidity Provider may elect to act as the controlling party. See "Description of the Intercreditor Agreement-- Intercreditor Rights."

   During the continuation of any indenture default, the controlling party may accelerate and sell the secured promissory notes issued under that indenture, subject to certain limitations. See "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Secured Promissory Notes or Aircraft." The market for secured promissory notes during any indenture default may be very limited, and there can be no assurance as to the price at which they could be sold. If the controlling party sells any secured promissory notes for less than their outstanding principal amount, some certificateholders will receive a smaller amount of principal distributions than expected and will not have any claim for the shortfall against us, any owner trustee, any owner participant or any pass through trustee.

 Ratings of the Certificates

   It is a condition to the issuance of the class A and class B certificates that they receive at least the following ratings from Moody's and Standard & Poor's.

                                                       Moody's Standard & Poor's
                                                       ------- -----------------
   Class A Certificates...............................   A2          AA--
   Class B Certificates...............................  Baa1           A

   A rating is not a recommendation to purchase, hold or sell certificates, because that rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a rating agency if at any time, in its judgment, circumstances in the future, including the downgrading of us, the depositary or the liquidity provider, so warrant.

   The rating of each class of certificates is based primarily on the default risk of the secured promissory notes purchased by that class and the depositary for that class, the availability of the liquidity facility for the benefit of holders of that class of certificates, the collateral value provided by the aircraft relating to the secured promissory notes and the subordination provisions that apply to the certificates. Standard & Poor's has indicated that its rating applies to a unit consisting of certificates representing the trust property and escrow receipts initially representing beneficial interests in certain rights to $468,268,000 of deposits under the escrow agreements. Amounts deposited under the escrow agreements are not our property and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the certificates nor the escrow receipts may be separately assigned or transferred.

 Agreements May Change

   The actual participation agreements, leases and leased aircraft indentures that we enter into may differ from the descriptions of these agreements in this prospectus supplement because we or the owner participant may request changes. The degree to which these agreements may change is limited because:

  . the agreements are required to contain certain mandatory document terms and mandatory economic terms, described in this prospectus supplement under the heading "Description of the Certificates--Obligations to Purchase Secured Promissory Notes";

  . we must certify that changes to the form agreements do not materially and adversely affect the certificateholders; and

  . if we use forms of financing agreements that are modified in any material respect from forms attached to the Note Purchase Agreement or otherwise approved by the rating agencies, we are obligated to obtain written confirmation from the rating agencies that the use of those versions of agreements will not result in a withdrawal, downgrade or suspension of the rating of any class of certificates.

 Note Purchase Agreement; Class C Certificates

   The note purchase agreement contains conditions to the class C pass through trustee's obligation to enter into the participation agreement to purchase the series C secured promissory notes to be issued in any particular financing transaction that do not apply to the class A or the class B pass through trustees' obligations to purchase series A and series B secured promissory notes. These additional conditions are part of the Airbus financing commitment and remain in effect only for so long as Airbus Industrie Financial Services owns any class C certificates. We have no reason to believe that these additional conditions will not be satisfied at all times during the delivery period. If, however, at the time of the closing of a financing with respect to any aircraft, these additional conditions are not satisfied, we will still be obligated to finance that aircraft but will not issue any series C secured promissory notes with respect to that aircraft.

   Any series C secured promissory notes that are expected to be issued and are not purchased by the class C pass through trustee will reduce the aggregate amount of payments made to the subordination agent under the intercreditor agreement. As a result, less money will be available to support the payment obligations on the class A and class B certificates, which rank senior in right of distributions to the class C certificates.

 Unused Escrowed Funds

   We may not use all of the deposits held in escrow prior to the delivery period termination date. See "Description of the Deposit Agreements--Unused Deposits." If any funds remain as deposits with respect to any pass through trust after the delivery period termination date, those remaining funds will be withdrawn by the escrow agent for that pass through trust and distributed, with accrued and unpaid interest, to the certificateholders of that pass through trust. In addition, we will pay a premium with respect to those remaining deposits unless the deposits are returned under the circumstances described in the following sentence. We will not pay a premium for any deposits that are returned if such deposits are returned because an aircraft is not delivered prior to the delivery period termination date for any reason that is not our fault or caused by our negligence. See "Description of the Deposit Agreements-- Unused Deposits."

 Limited Market for Resales of the Certificates

   Prior to the offering of the class A and class B certificates, these certificates were not publicly traded. Neither we nor any pass through trust intends to apply for listing of the class A and class B certificates on any securities exchange or otherwise. We have been advised by the underwriters that they presently intend to make a market in the class A or class B certificates, as permitted by applicable laws and regulations, after consummation of the offering of the certificates. None of the underwriters is obligated, however, to make a market in the certificates and any market-making activity may be discontinued at any time without notice at the sole discretion of each underwriter. There can be no assurance that an active public market for the class A and class B certificates will develop or that an investment in these certificates will be liquid.

                           FORWARD-LOOKING STATEMENTS

   This prospectus supplement and the information incorporated by reference from the prospectus include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We prepare forward-looking statements using estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside of our control. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from the results we discuss in the forward-looking statements. These risks, uncertainties and other factors include, among others:

  .  economic conditions;

  .  labor costs;

  .  aviation fuel costs;

  . competitive pressures on pricing--particularly from lower-cost competitors;

  .  weather conditions;

  .  governmental legislation;

  .  consumer perceptions of our products;

  .  demand for air transportation in the markets in which we operate;

  .  other operational matters discussed in this prospectus supplement; and

  . other risks and uncertainties listed from time to time in reports we periodically file with the SEC.

   The preparation of forward-looking statements also involves other factors and assumptions not listed above. If the assumptions used to prepare the forward-looking statements prove incorrect, the actual results may differ materially from the results discussed.

                                   US AIRWAYS

   We are a certificated air carrier engaged primarily in the business of transporting passengers, property and mail. We are the principal operating subsidiary of our parent, accounting for approximately 90% of our parent's consolidated operating revenues for 1998.

   We carried approximately 58 million passengers in 1998 and currently rank as the sixth largest domestic air carrier, as ranked by total revenue passenger miles, based on our review and analysis of our and other airline press releases. We also code share with nine air carriers that operate under the trade name "US Airways Express" and with Shuttle, Inc. Under a code share arrangement, one carrier places its designator code and sells tickets on flights of another carrier. Our combined system served 202 destinations worldwide as of July 1999. As of June 30, 1999, we had more than 39,500 full-time equivalent employees.

   We have established a new foundation on which we are moving forward with achieving our long-term strategic objective of establishing ourself as a competitive global airline:

  .  a labor contract with our pilots;

  . agreements between our parent and an affiliate of Airbus Industrie, G.I.E. to purchase up to 400 aircraft from the Airbus A320 Family of single-aisle aircraft, which aircraft are expected to replace certain older aircraft that we or our parent's other subsidiaries operate and up to 30 Airbus widebody aircraft, which we expect to use primarily in transatlantic markets;

  . an expanded and substantially improved line of products including new international service and international business class, and expanded regional jet service on certain routes operated by US Airways Express;

  . the MetroJet service--our competitive response to low-cost, low-fare competition; and

  . a contract with Sabre, Inc. that we believe will provide long-term cost savings and enhancements to our information services requirements.

Domestic Service

   Our major connecting hubs are located at airports in Charlotte, Philadelphia and Pittsburgh. We also have substantial operations at the Baltimore-Washington International Airport, Boston's Logan International Airport, LaGuardia and Reagan National Airport. As of June 1999, measured by departures, we were the largest airline at each of these airports and are the largest air carrier in many other smaller eastern cities such as Albany, Buffalo, Hartford, Providence, Richmond, Rochester and Syracuse based on information provided by OAG Worldwide, a division of Reed Business Information. We also are the leading airline from the Northeast United States to Florida, based on information provided by OAG Worldwide. As of June 1999, approximately 84% of our departures were from east of the Mississippi River. In addition, approximately 55% of our capacity, as determined by available seat miles, was deployed within the United States east of the Mississippi River.

   Four Northeast United States corridor cities are the core of our network:
Boston, New York, Philadelphia and Washington. With the exception of Newark Airport and Washington Dulles Airport, we are the number one carrier in terms of number of departures at these metro regions' airports as of June 1999. We believe that our intra-East Coast core provides a platform for growth by allowing us to leverage our intra-East Coast short-haul presence into long-haul operations.

 MetroJet

   In response to the entrance and growth of "low-cost, low-fare" competition, including competition from Southwest Airlines and Delta Express, we launched our "MetroJet" product on June 1, 1998. Through the use of a cross-functional employee task force, the MetroJet product was developed to serve the following mission: "To Serve the Low-Fare Demands of the Marketplace Effectively While Competing at a Profitable Level Against Low-Cost Carriers."

   MetroJet is designed to be competitive with Southwest Airlines in terms of labor costs, asset utilization and the on-board product offered. Southwest Airlines still maintains advantages relating to the cost of employee benefits and productivity and to the cost of distribution, but we believe that these advantages have been significantly reduced. We believe MetroJet will maintain a revenue premium advantage over Southwest Airlines by virtue of the following factors:

  .  strong East Coast presence;

  .  broad-based Dividend Miles program;

  .  seat assignments at the airport;

  .  existing customer base;

  .  vast travel agency network;

  . reciprocal club room access for members of US Airways Clubs and American Airlines' Admirals Club; and

  . a marketing agreement with American Airlines to share frequent flyer miles.

   Due to these factors, we also anticipate carrying a few more passengers per departure than our low-cost competitors, as well as a broader yield mix of passengers. See "--The US Airways and American Airlines Marketing
Relationship."

   We believe we will realize cost savings from MetroJet due to increased asset utilization and labor costs that are significantly below that of our mainline operations principally due to the fact that the MetroJet service is largely a conversion of our mainline service. We also realize cost savings due to the increased utilization of our fleet. MetroJet currently operates 41 Boeing B737-200 aircraft and currently serves 22 cities. We anticipate that MetroJet will operate approximately 46 aircraft by the end of 1999. Our new pilot labor agreement allows for additional expansion; MetroJet can comprise up to 25% of our system, as measured by revenue block hours. Although MetroJet has grown at a dramatic rate since its introduction, its growth rate is expected to slow until after the summer of 2000 when additional aircraft become available for reassignment from our other operations.

 US Airways Shuttle

   Our parent's wholly-owned subsidiary, Shuttle, Inc., operates under the trade name "US Airways Shuttle." Shuttle, Inc. operates 11 Boeing B727-200 aircraft and currently provides high frequency service between LaGuardia and Logan International Airport and between LaGuardia and Reagan National Airport. Shuttle, Inc. expects to retire certain of its Boeing B727-200 aircraft in 1999. These aircraft will be replaced by Airbus A320 aircraft.

   In July 1999, we expanded our US Airways Shuttle product to encompass certain routes that we formerly operated. The new US Airways Shuttle service, which we operate, includes hourly service during certain times between Reagan National Airport and Logan International Airport. Commencing in September 1999, the new US Airways Shuttle service will also include hourly service during certain times between Dulles International Airport and both LaGuardia Airport and Logan International Airport. US Airways Shuttle continues to offer hourly service during certain times between LaGuardia Airport and Reagan National Airport and between LaGuardia Airport and Logan International Airport, routes operated by Shuttle, Inc.

Expanding International Service

   As a part of our strategy to become a competitive global airline, we have expanded and intend to continue to expand our international service. As of June 1999, we had increased our weekly flights to Europe from 42 to 77 over the preceding two-and-one-half years. In July 1998, we announced our order for up to 30 Airbus widebody aircraft and the plans for a new international terminal at Philadelphia International Airport, our primary international gateway. This commitment to expand international service also is exemplified by the introduction of "Envoy Class" in December 1997.

   In June 1999, we increased service to both London and Paris. On June 12, 1999, we inaugurated daily service to London's Gatwick Airport from Charlotte, North Carolina, having obtained commercially viable takeoff and landing slots for that service. On June 19, 1999, we began a second daily service from Philadelphia to Paris, in addition to the existing service from Pittsburgh to Paris, which was initiated in October 1998, for a total of three daily trips. Also in June 1999, we temporarily suspended service to Amsterdam, pending the arrival of new aircraft to augment our international fleet.

   In May 1999, Northwest Airlines and Alitalia filed an application with the DOT for antitrust immunity, the approval of which is a precondition for initiation of an open skies regime between the United States and Italy. If that application is approved and open skies goes into effect in Italy, it would enable us to initiate service from Philadelphia to Milan.

   In April 1999, we filed with the DOT for authority to serve London's Gatwick Airport from Pittsburgh, a right not currently available under the restrictive bilateral aviation agreement known as Bermuda II. In addition, we have filed with the DOT for authority to serve London's Heathrow Airport from Charlotte, Philadelphia, Pittsburgh and Boston. We anticipate moving our operations from Gatwick Airport to Heathrow Airport at the earliest possible time. The availability of operating rights at Heathrow Airport currently is constrained by the bilateral aviation treaty between the United States and the United Kingdom. Negotiations between the United States and the United Kingdom on a new bilateral agreement appear to be stalled indefinitely.

   Our transatlantic available seat miles in 1998 were 15% greater than for 1997, which in 1997 were approximately 35% greater than for 1996, and has more than doubled from 1995 levels. We continue to explore additional international opportunities.

Code Sharing Relationships

   We have code-sharing arrangements with nine air carriers that operate under the trade name "US Airways Express," including our parent's wholly-owned subsidiaries Allegheny Airlines, Piedmont Airlines and PSA Airlines and with Shuttle, Inc. Typically, under a code-share arrangement, one air carrier places its designator code and sells tickets on flights of another carrier. Through service agreements, we provide reservations and, at certain stations, ground support services, in return for service fees. The US Airways Express network feeds traffic into our route system at several points, primarily at our hubs. As of June 30, 1999, US Airways Express served 170 airports in the continental United States, Canada and the Bahamas, including 71 airports that we also serve. In 1998, US Airways Express air carriers carried approximately 12 million passengers, approximately 59% of whom connected to our flights. We also have code-share arrangements with Deutsche BA for certain intra-Germany flights.

The US Airways and American Airlines Marketing Relationship

   On April 23, 1998, we and American Airlines announced a marketing relationship that gives customers of both companies important new benefits, including combined access to both frequent traveler programs: our Dividend Miles and American Airlines' AAdvantage. Under the program, effective August 1, 1998, members who belong to Dividend Miles and AAdvantage are able to claim awards for travel on both airlines. In addition, US Airways Club and American Airlines' Admirals Club members now enjoy reciprocal access to each airlines' airport clubs. During August 1998, the second phase of the marketing relationship was launched: enabling Dividend Miles and AAdvantage members who belong to both programs to combine miles when claiming a travel award on either airline. The third phase of the relationship, allowing AAdvantage members to earn AAdvantage miles as well as Dividend Miles on certain US Airways Shuttle flights (through December 31, 1999), was unveiled in early October 1998.

Labor Agreements

   A five-year labor contract with our pilots became effective January 1, 1998. This contract provides our pilots with job security, guaranteed capacity growth and the opportunity to share in the success of the airline through stock options. The labor agreement includes various provisions that we believe will help address our high cost structure, including work rule changes and linking our pilots' compensation to the compensation of pilots at several other major domestic air carriers. The contract also includes provisions that allowed us to launch MetroJet and introduce regional jet aircraft on certain routes operated by US Airways Express. We currently are negotiating agreements with our flight attendants, mechanics and passenger service employees. See "Risk Factors--Risk Factors Relating to US Airways--High Personnel Costs."

Fleet Rationalization and the Airbus Aircraft

   We are committed to rationalizing our fleet through our parent's order for up to 400 new aircraft from the Airbus A320 Family of single-aisle aircraft and our parent's order for up to 30 new Airbus widebody aircraft. Prior to taking delivery of any new Airbus aircraft, our operating fleet consisted of eight different aircraft models--six within the 95-150 seat range--a diversity that reflects the different airlines that have merged with or been acquired by us over the years. As of June 30, 1999, we operated 321 aircraft, excluding Airbus A320 Family aircraft, in the 95-150 seat category, including 47 DC-9s, 64 737-200s, 31 MD-80s and 40 Fokker-100s. The complexity of, and mechanical differences in, our fleet create inefficiencies with respect to aircraft maintenance, flight scheduling, flight crew and maintenance training and inventory management (spare parts).

   We believe the addition of the Airbus A320 Family of aircraft to our fleet will allow us to enjoy economies of consolidation in terms of training costs, ground support equipment and spare aircraft parts. We expect the Airbus aircraft to serve the dual purposes of retiring older fleet types while growing the fleet overall. We expect the Airbus aircraft to give us the flexibility to further increase capacity through the exercise of options for additional aircraft. The addition of the Airbus single-aisle aircraft also provides more seats with lower direct operating costs per plane mile. As we modernize our fleet over the next several years, we believe we will realize a reduction in maintenance and fuel costs associated with retiring aircraft. A newer fleet is generally expected to have greater dispatch reliability, which is expected to enhance further our revenues. However, we have experienced and will continue to experience increases in certain ownership costs such as interest expense, depreciation and aircraft rent expense in conjunction with the higher ownership and/or rental costs associated with the new aircraft. We also are experiencing increases in certain expenses and pilot training constraints, each associated in part with the integration of new Airbus aircraft into our fleet, which have adversely affected our financial performance.

   We also believe that upgrading our fleet to include the Airbus A320 Family of aircraft will provide us with added flexibility in assigning aircraft to routes based on customer volume and demand. As the full-passenger ranges of the Airbus A320 Family of aircraft range from 2,500 to 2,900 nautical miles, these aircraft can be dispatched non-stop from any of our three domestic hub cities to most major cities on the West Coast. Additionally, the Airbus A320-200 aircraft will be overwater equipped and have the range for Caribbean flying.

   Our parent's recent order for up to 30 Airbus widebody aircraft is designed to take advantage of fleet commonality in order to increase our savings, in addition to providing certain customer service benefits. We expect to use these aircraft in transatlantic markets. The savings in training costs, ground support equipment and spare parts will be compounded because the Airbus widebody aircraft are consistent in cockpit design with the Airbus A320 Family aircraft. The decision to select the Airbus A330-300 was based, in part, on the desire to obtain properly-sized planes in order to upgrade existing routes as well as to introduce service in new markets. We anticipate that, by combining the Airbus widebody deliveries with the Airbus A320 Family deliveries, we will have one of the most modern commercial air carrier fleets within a few years time. We also believe that the Airbus A330-300 offers exceptional passenger appeal together with comfort and efficiency in international service.

US Airways' Market Position

   Historically, demand for air transportation has tended to mirror general economic conditions. Since early 1995, general domestic economic conditions have been relatively favorable with the level of demand for air transportation exhibiting a strong correlation. In addition, over the same time period, we and our affiliated carriers have experienced favorable pricing and capacity trends in the markets in which we and our affiliated carriers operate as a result of these economic conditions. However, recently we have experienced an increase in pricing pressures from our competitors.

   Most of the markets in which we and our affiliated carriers operate are highly competitive, especially with respect to leisure traffic. Crucial to our ability to compete effectively is our ongoing effort to reduce our traditionally high cost structure. We expect the Airbus single-aisle aircraft to bring substantial operational cost savings to us over time. In addition, we have developed our own cost-effective response to the low-cost, low-fare competition by launching our MetroJet service.

Sabre, Inc. Agreement

   We entered into an extensive contract with Sabre, Inc. under which Sabre, Inc. assumed responsibility, as of January 1, 1998, for substantially all our information technology requirements. We expect the agreement with Sabre, Inc. to result in substantial information system enhancements and efficiencies, particularly in the areas of reservations, passenger check-in, yield management and aircraft and crew scheduling. Sabre, Inc. also has assumed responsibility for the majority of our Year 2000 compliance efforts. During transition, however, the new information systems (including reservations, airport customer services and flight tracking systems) resulted in changes to many basic work processes temporarily affecting the efficiency at which certain processes were performed, including increases in employee overtime. For additional information regarding the Sabre, Inc. agreement and our Year 2000 compliance efforts, see our Annual Report on Form 10-K for the year ended December 31, 1998 and our Quarterly Reports on Form 10-Q.

On-Line Reservation System

   In October 1998, we launched an on-line internet reservation system called "Personal Travelworks." The new system offers customers the ability to make their own travel arrangements for our flights and for flights on MetroJet, US Airways Shuttle and US Airways Express. Visitors to www.usairways.com and the new MetroJet internet site, www.flymetrojet.com, can make travel reservations, purchase tickets and obtain flight schedules, ticket prices and other travel information on-line.

Change in Culture--A New Outlook

   We are engaged in a process to change how the airline is perceived both internally and externally. Hundreds of front-line employees, who have extensive first-hand knowledge and experience to offer, have been involved in cross-functional task forces to address some of our most important service issues. We have instituted a company-wide policy to "make exceptional service a way of life at US Airways" and have identified teamwork and training as the centerpieces of our efforts. We have offered training called "Creating Impressions of Excellence" to the majority of our employees. We will continue through ongoing training and employee involvement to focus on creating a customer focused airline.

   Our efforts to change external perceptions of the airline have produced measurable benefits. We have been working to improve our performance with respect to several areas traditionally identified in the industry as barometers of customer satisfaction, such as on-time arrivals and lost baggage problems. As a result of these strategic initiatives, researchers at Wichita State University and the University of Nebraska named us as the top airline for 1998 on April 19, 1999 in a study compiling Airline Quality Ratings. This independent analysis of industry performance has been compiled since 1991. We were ranked as the top airline in terms of best overall service in 1998 as measured by the DOT composite statistics of five selected major United States airlines. The rankings for the first quarter of 1999 were as follows:

                                               First Quarter 1999
                                  ---------------------------------------------
                                    On-
                  Composite First  Time    Consumer   Lost   Involuntary Denied
Airline            Quarter 1999*  Arrival Complaints Baggage     Boardings
-------           --------------- ------- ---------- ------- ------------------
US Airways.......         2           5        3         1            3
American.........         4           4        4         3            2
Delta............         1           1        1         2            5
Northwest........         2           2        5         4            1
United...........         5           3        2         5            4

---------------------
* Composite average of DOT rankings of on-time arrivals, lost baggage, consumer complaints and involuntarily denied boardings. Past rankings are not necessarily indicative of future rankings.

Legal Proceedings

   We are involved in legal proceedings arising out of an aircraft accident in September 1994 near Pittsburgh in which 127 passengers and five crew members lost their lives. With respect to this accident, the NTSB held hearings in January and November 1995, and held a final hearing in March 1999, at which it issued the final accident investigation report. The report concluded that the probable cause of the accident involved a malfunction of the aircraft's rudder system. Wrongful death cases are pending in a consolidated multi-district litigation in the U.S. District Court for the Western District of Pennsylvania and in state court in Cook County, Illinois. Although we have settled approximately 90% of the cases and claims arising from the Pittsburgh accident, we expect that it will be at least a year before all the settlements and/or related litigation are concluded. A trial has been set for November 1999 in the Illinois litigation. We are fully insured with respect to this litigation and, therefore, believe that the litigation will not have a material adverse effect on our financial condition or results of operations.

   In May 1995, we, our parent, and the Retirement Income Plan for Pilots of US Airways, Inc. were sued in federal district court for the District of Columbia by 481 active and retired pilots alleging that defendants had incorrectly interpreted the plan provisions and erroneously calculated benefits under the plan. The plaintiffs sought damages in excess of $70 million. In May 1996, the court issued a decision granting our motion to dismiss the majority of the complaint for lack of jurisdiction, deciding that the dispute must be resolved through the arbitration process under the Railway Labor Act because the plan was collectively bargained. The court retained jurisdiction over one count of the complaint alleging a violation of a disclosure requirement under ERISA. The plaintiffs have attempted to appeal the district court's dismissal before the U.S. Court of Appeals for the District of Columbia. In January of 1998, the Court of Appeals dismissed plaintiffs' appeal for lack of jurisdiction because the lower court order was not final. The plaintiffs moved for an order certifying the lower court order as final. The district court granted the motion to certify and the plaintiffs appealed to the U.S. Court of Appeals for the District of Columbia. In February 1999, the U.S. Court of Appeals upheld the district court's decision originally granted in May 1998 in our favor. In May 1999, the plaintiffs filed a petition for certiorari with the U.S. Supreme Court. In July 1999, we filed a brief in opposition to the plaintiff's petition for certiorari with the U.S. Supreme Court.

   The City and County of San Francisco have sued a number of San Francisco International Airport tenants for the recovery of approximately $18 million of costs incurred with respect to the characterization and cleanup of soil and groundwater contamination at the airport. We have been identified by the City and County of San Francisco as a potentially responsible party. We and the City and County of San Francisco have entered into an agreement to resolve this matter, which is subject to approval by the Court in August 1999.

   We and our parent have been named as defendants in three lawsuits recently filed in U.S. District Court for the Eastern District of Michigan. Northwest Airlines is also named as a defendant in each action, while Delta Air Lines and the Airlines Reporting Corporation are named as defendants in two of the cases. The complaints are brought on behalf of a class of airline passengers who originated or terminated their trips at the defendant carriers' respective hubs. These passengers allege that they paid excessive fares due to the respective airlines' enforcement of ticketing rules which prohibit the use of a connecting segment coupon which is part of a through-fare ticket where the passenger does not fly or intend to fly the entire ticketed itinerary. Plaintiffs allege monopolization and restraint of trade in violation of federal antitrust laws. They seek recovery of unquantified treble-damages and an injunction prohibiting future enforcement of the rules at issue. We believe the claims against us are without merit and intend to pursue a vigorous defense.

                                USE OF PROCEEDS

   The proceeds from the sale of the certificates will be deposited with the depositary on behalf of the applicable escrow agent for the benefit of the certificateholders of the pass through trusts. Upon the request of the pass through trustees, the escrow agent will withdraw the deposits and deliver such proceeds to the pass through trustees to purchase one or more secured promissory notes.

   If an owner trustee issues the secured promissory notes, the owner trustee will use the proceeds of the sale of the secured promissory notes to finance or refinance a portion of the purchase price of an aircraft. Upon the purchase of an aircraft by an owner trustee, the aircraft will be leased by the owner trustee to us. In addition, we expect to lease or sublease some of the aircraft to US Airways Shuttle.

   If we issue the secured promissory notes, we will use the proceeds from the sale of the secured promissory notes to finance or refinance the purchase of aircraft that we will own.

                        DESCRIPTION OF THE CERTIFICATES

   The following is a summary of the general terms and provisions of the certificates. This description supplements and, to the extent it is inconsistent with the description of the certificates in the prospectus, replaces that description. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Basic Agreement, a form of which was filed with the SEC on June 2, 1999 as an exhibit to our Registration Statement on Form S-3, and to all the provisions of the certificates, the pass through trust supplements, the Deposit Agreements, the Escrow Agreements and the Intercreditor Agreement, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K that we will file with the SEC.

   Except as otherwise indicated, the following summary relates to each of the pass through trusts and the certificates issued by each pass through trust. The terms and conditions governing each of the pass through trusts will be substantially the same, except as described under "Description of the Intercreditor Agreement--Priority of Distributions" below and except that the principal amount and scheduled principal repayments of the secured promissory notes held by each pass through trust and the interest rate and maturity date of the secured promissory notes held by each pass through trust will differ. The references to sections in parentheses in the following summary are to the relevant sections of the Basic Agreement unless otherwise indicated.

General

   Each certificate will represent a fractional undivided interest in one of the three US Airways 1999-1 pass through trusts: the class A pass through trust, the class B pass through trust and the class C pass through trust, collectively referred to as the pass through trusts. The pass through trusts will be formed pursuant to the Basic Agreement and three separate supplements to the Basic Agreement. We will refer to each supplement as a pass through trust supplement and we will refer to the Basic Agreement as supplemented by the pass through trust supplements collectively as the pass through trust agreements. We will refer to the certificates to be issued by the class A pass through trust, the class B pass through trust and the class C pass through trust as the class A certificates, the class B certificates and the class C certificates, respectively.

   The property of each pass through trust will consist of:

  . Subject to the Intercreditor Agreement, secured promissory notes acquired under the Note Purchase Agreement and issued, at our election, either (a) on a nonrecourse basis by the Owner Trustees of separate owner trusts for a separate leveraged lease transaction for each leased aircraft to finance or refinance a portion of the purchase price of such leased aircraft by the Owner Trustee, in which case the applicable leased aircraft will be leased to US Airways and, in certain instances, subleased by US Airways to US Airways Shuttle, an affiliate of US Airways, or (b) on a recourse basis by US Airways in connection with each separate secured loan transaction for each owned aircraft to finance a portion of the purchase price of such owned aircraft by us.

  . The rights of such pass through trust to acquire secured promissory notes under the Note Purchase Agreement.

  . The rights of such pass through trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable each such pass through trust to purchase secured promissory notes on the delivery of each aircraft during the Delivery Period.

  . The rights of such pass through trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

  . Monies receivable under the Liquidity Facility for such pass through trust.

  . Funds from time to time deposited with the pass through trustee in accounts relating to such pass through trust.

   The certificates of each pass through trust will be issued in fully registered form only and will be subject to the provisions described below under "--Book-Entry; Delivery and Form." Certificates will be issued only in minimum denominations of $1,000 or integral multiples of $1,000, except that one certificate of each pass through trust may be issued in a different denomination. (Section 3.01)

   The certificates will represent interests in the respective pass through trusts, and all payments and distributions on the certificates will be made only from the property of the related pass through trust. (Section 3.09) The certificates will not represent an interest in or obligation of US Airways, the pass through trustees, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any of them. Our parent, US Airways Group, will not guarantee our obligations under the pass through trust agreement or any other agreement described in this prospectus supplement.

   Under the Escrow Agreement for each pass through trust, the holder of a certificate of any such pass through trust will also be the holder of an Escrow Receipt affixed to the certificate. The holder of an Escrow Receipt will be entitled to certain rights with respect to amounts held in certain accounts established under the Escrow Agreement. Those accounts will be funded by payments made by the Depositary under the applicable Deposit Agreement.

   Any transfer of a certificate will have the effect of transferring the corresponding rights with respect to such accounts. Escrow Receipts may not be separately transferred by the holder of a certificate. Rights with respect to the Deposits, payments and withdrawals to be made under the applicable Deposit Agreement and the Escrow Agreement for a pass through trust, except for the right to request withdrawals for the purchase of secured promissory notes, will not constitute property of such pass through trust.

Payments and Distributions

   The following description of distributions on the certificates should be read together with the description of the Intercreditor Agreement because the Intercreditor Agreement may change the effect of the following provisions in a default situation. See "Description of the Intercreditor Agreement--Priority of Distributions." Each payment of interest on the Deposits with respect to each pass through trust will be made by the Depositary to the Paying Agent and will be distributed by the Paying Agent to the Receiptholders on the date receipt of such payment is confirmed by the Paying Agent. Each payment of principal, premium, if any, and interest on the secured promissory notes or payments on or with respect to other trust property held in each pass through trust will be distributed by the pass through trustee to certificateholders of such pass through trust on the date receipt of such payment is confirmed by the pass through trustee, except in the case of certain types of Special Payments.

   The Deposits held with respect to each of the class A and class B pass through trusts and the secured promissory notes held in each such pass through trust, in the aggregate, will accrue interest at the applicable annual rate for certificates to be issued by such pass through trust shown on the cover page of this prospectus supplement. Such interest will be payable on January 20 and July 20 of each year, commencing on January 20, 2000 (or, in the case of secured promissory notes issued after such date, commencing with the first such date to occur after initial issuance of such secured promissory notes). The Deposits held with respect to the class C pass through trust and secured promissory notes held in such pass through trust will accrue interest at the annual rate for certificates to be issued by such pass through trust set forth under "Purchase of Class C Certificates." Such interest will be payable January 20 and July 20 each year, commencing on January 20, 2000 (or, in the case of secured promissory notes issued after such date commencing with the first such date to occur after initial issuance of such secured promissory notes). The interest rate applicable to each class of certificates is referred to as the Stated Interest Rate for such pass through trust. All such interest payments will be distributed to certificateholders of such pass through trust on each such date until the final Distribution Date for such pass through trust, subject to the Intercreditor Agreement in the case of payments on the secured promissory notes. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Payments of interest applicable to the certificates to be issued by each of the pass through trusts will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such certificates in an aggregate amount sufficient to pay interest on the certificates at the Stated Interest Rate for such pass through trust on the next three successive Regular Distribution Dates (without regard to any future payments of principal on such certificates).

   The Liquidity Facility with respect to each pass through trust does not cover interest payable by the Depositary on the Deposits relating to such pass through trust. The Liquidity Facility for any class of certificates will not provide for drawings thereunder to pay for principal of or premium on the certificates of such class or any interest on the certificates of such class in excess of the Stated Interest Rate for such class or more than three semiannual installments of interest thereon or principal of or interest or premium on the certificates of any other class. (Liquidity Facilities, Section 2.2; Intercreditor Agreement, Section 3.6)

   Payments of principal of the secured promissory notes are scheduled to be received by the pass through trustee on January 20 and July 20 in certain years, depending upon the terms of the secured promissory notes held in the respective pass through trust.

   The Paying Agent under each Escrow Agreement will distribute on each Regular Distribution Date to the certificateholders of the pass through trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The pass through trustee of each pass through trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the certificateholders of such pass through trust all Scheduled Payments received in respect of secured promissory notes held on behalf of such pass through trust, the receipt of which is confirmed by the pass through trustee on such Regular Distribution Date. Each certificateholder of each pass through trust will be entitled to receive its proportionate share, based upon its fractional interest in such pass through trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such pass through trust and, subject to the Intercreditor Agreement, of principal or interest on secured promissory notes held by the Subordination Agent on behalf of such pass through trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or pass through trustee to the certificateholders of record of the relevant pass through trust on the record date applicable to such Scheduled Payment (generally 15 days prior to each Regular Distribution Date) subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreement, Section 2.3) If a Scheduled Payment is not received by the applicable Paying Agent or pass through trustee on a Regular Distribution Date but is received within five days after such Regular Distribution Date, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

   Any payment in respect of, or any proceeds of, any secured promissory note, any Trust Indenture Estate under a Leased Aircraft Indenture or any Collateral under an Owned Aircraft Indenture, other than a Scheduled Payment, will be distributed on, in the case of an early redemption or a purchase of any secured promissory note, the date of such early redemption or purchase (which is a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each pass through trustee as soon as practicable after the pass through trustee has received funds for such Special Payment. Any such distribution will be subject to the Intercreditor Agreement.

   Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest on the Deposits, will be distributed on a date 15 days after the Paying Agent has received notice of the event requiring such distribution (also a Special Distribution Date). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment will be made on such Regular Distribution Date. Payments made on or with respect to a Deposit are not subject to the Intercreditor Agreement.

   Each Paying Agent, in the case of the Deposits, and each pass through trustee, in the case of trust property, will mail a notice to the certificateholders of the applicable pass through trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the secured promissory notes held in the related pass through trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the pass through trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplements, Section 3.01; Escrow Agreement, Sections 2.3 and 2.6) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any pass through trust will be made by the Paying Agent or the pass through trustee, as applicable, to the certificateholders of record of such pass through trust on the record date applicable to such Special Payment. (Section 4.02(b); Escrow Agreement, Section 2.3) See "--Indenture Defaults and Certain Rights upon an Indenture Default" and "Description of the Secured Promissory Notes--Redemption."

   Each pass through trust agreement will require that the pass through trustee establish and maintain a Certificate Account for the deposit of payments representing Scheduled Payments received by such pass through trustee. Each pass through trust agreement will require that the pass through trustee establish and maintain a Special Payments Account for the deposit of payments representing Special Payments received by such pass through trustee. A Special Payments Account will be non-interest bearing except in certain circumstances where the pass through trustee may invest amounts in such account in certain permitted investments. The terms of each pass through trust agreement will require the pass through trustee to deposit any Scheduled Payments relating to the applicable pass through trust received by it in the Certificate Account of such pass through trust and to deposit any Special Payments so received by it in the Special Payments Account of such pass through trust. (Section 4.01; Trust Supplements, Section 3.01) All amounts so deposited will be distributed by the pass through trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplements, Section 3.01)

   Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more Paying Agent Accounts, which are to be non-interest bearing. The terms of the Escrow Agreement will require the Paying Agent to deposit interest on Deposits relating to such pass through trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

   The final distribution for each pass through trust will be made only upon presentation and surrender of the certificates for such pass through trust at the office or agency of the pass through trustee specified in the notice given by the pass through trustee of such final distribution. The pass through trustee will mail such notice of the final distribution to the certificateholders of such pass through trust, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplements, Section 7.01) See "--Termination of the Pass Through Trusts" below. Distributions in respect of certificates issued in global form will be made as described in "--Book-Entry; Delivery and Form" below.

   If any Distribution Date is on a day that is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and without additional interest.

Pool Factors

   The following table sets forth the Assumed Amortization Schedule for the secured promissory notes held in each pass through trust and resulting Pool Factors with respect to such pass through trust. The actual aggregate principal amortization schedule applicable to a pass through trust and the resulting Pool Factors with respect to such pass through trust may differ from those set forth below, because the amortization schedule for the secured promissory notes issued with respect to an aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. The scheduled distribution of principal payments for any pass through trust will be affected if any secured promissory notes held in such pass through trust are redeemed or purchased or if a default in payment on such secured promissory notes occurred. As a result, the aggregate principal amortization schedule applicable to a pass through trust and the resulting Pool Factors may differ from those set forth in the following table.

                     Class A                   Class B                Class C
                      Trust                     Trust                  Trust
                   Promissory                Promissory   Class B    Promissory
                      Notes       Class A       Notes      Trust       Notes        Class C
                    Scheduled      Trust      Scheduled   Expected   Scheduled       Trust
                   Payments of   Expected    Payments of    Pool    Payments of    Expected
Date               Principal*   Pool Factor  Principal*    Factor    Principal*   Pool Factor
----              ------------- ----------- ------------- -------- -------------- -----------
January 20, 2000  $        0.00             $        0.00          $         0.00
July 20, 2000        714,130.85                      0.00                    0.00
January 20, 2001   8,262,803.52              2,233,645.96                    0.00
July 20, 2001      9,133,725.63              3,544,919.52                    0.00
January 20, 2002   5,692,081.62              2,587,332.61                    0.00
July 20, 2002      6,734,259.13              3,526,299.33                    0.00
January 20, 2003   4,751,378.98              3,213,279.46                    0.00
July 20, 2003      6,528,036.12              3,229,901.30                    0.00
January 20, 2004   4,893,207.44              2,005,707.75                    0.00
July 20, 2004      6,230,048.87              2,890,801.04              379,181.10
January 20, 2005   4,779,694.72              1,975,477.35                    0.00
July 20, 2005      5,801,513.65              1,882,281.15            1,135,864.38
January 20, 2006   4,555,298.16              3,382,259.70              135,446.91
July 20, 2006      6,364,483.18              4,574,390.05            2,729,325.48
January 20, 2007   8,127,812.03              4,858,756.36            1,163,289.03
July 20, 2007      8,758,367.37              1,876,456.96            2,880,897.00
January 20, 2008   8,330,557.67              2,792,503.74            1,986,887.61
July 20, 2008      5,800,398.08              1,538,496.95            2,125,418.22
January 20, 2009   7,185,716.83                940,127.24            3,455,341.39
July 20, 2009      7,768,063.66              1,430,424.12            1,616,140.82
January 20, 2010   8,766,500.67              1,028,729.67            3,686,680.35
July 20, 2010      5,131,376.81              1,381,436.99            1,789,345.07
January 20, 2011   8,189,696.38              1,322,652.44           11,837,575.94
July 20, 2011      6,430,119.64              1,802,726.28           10,718,789.59
January 20, 2012  10,116,215.74              1,567,588.07           17,090,731.20
July 20, 2012      7,191,783.89              1,272,700.62           10,972,648.19
January 20, 2013  21,266,929.94              2,187,602.04           21,889,329.25
July 20, 2013      9,952,851.29              5,671,592.79           10,453,634.95
January 20, 2014  53,436,148.02              1,452,168.27              770,717.54
July 20, 2014      5,875,797.43                      0.00                    0.00
January 20, 2015  30,138,176.32                764,455.08                    0.00
July 20, 2015      3,231,424.79              1,547,999.78            1,000,000.00
January 20, 2016  14,016,151.57              1,396,075.71                    0.00
July 20, 2016     41,711,055.95              2,894,553.13                9,100.48
January 20, 2017  21,406,531.06                      0.00            5,347,364.57
July 20, 2017      1,010,290.79              2,939,227.63              294,399.69
January 20, 2018  16,319,392.24              3,544,555.60            6,447,841.74
July 20, 2018              0.00                822,353.25                    0.00
January 20, 2019     281,979.95              3,304,522.04            1,601,049.50

---------------------
*  Estimates only and subject to change.

   The Pool Factor and Pool Balance of each pass through trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the secured promissory notes held in a pass through trust, as described in "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Secured Promissory Notes--Redemption," or a special distribution attributable to unused Deposits after the Delivery Period Termination Date, the occurrence of a Triggering Event or, in the case of the class C pass through trust, our failure to satisfy certain conditions set forth in the Note Purchase Agreement, as described in "Description of the Deposit Agreements."

Reports to Certificateholders

   On each Distribution Date, the applicable Paying Agent and pass through trustee will include with each distribution by it of a Scheduled Payment or Special Payment to certificateholders of the related pass through trust a statement setting forth the following information (per $1,000 aggregate principal amount of certificate for such pass through trust, except as to the amounts described in items (1) and (6) below):

  (1) The aggregate amount of funds distributed on such Distribution Date under the pass through trust agreement and under the Escrow Agreement, indicating the amount allocable to each source.

  (2) The amount of such distribution under the pass through trust agreement allocable to principal and the amount allocable to premium, if any.

  (3) The amount of such distribution under the pass through trust agreement allocable to interest.

  (4) The amount of such distribution under the Escrow Agreement allocable to interest.

  (5) The amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any.

  (6) The Pool Balance and the Pool Factor for such pass through trust. (Trust Supplements, Section 3.02(a))

   So long as the certificates are registered in the name of DTC, or its nominee, on the record date prior to each Distribution Date, the applicable pass through trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the certificates on such record date. On each Distribution Date, the applicable Paying Agent and pass through trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to certificate owners. (Trust Supplements, Section 3.02(a))

   In addition, after the end of each calendar year, the applicable pass through trustee and Paying Agent will furnish to each certificateholder of each pass through trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3),
(4) and (5) above with respect to the pass through trust for such calendar year or, in the event such person was a certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of such certificateholder's preparation of its U.S. federal income tax returns. (Trust Supplements, Section 3.02(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable pass through trustee by the DTC Participants and will be delivered by such pass through trustee to such DTC Participants to be available for forwarding by such DTC Participants to certificate owners in the manner described above. (Trust Supplements, Section 3.02(b)) At such time, if any, as the certificates are issued in the form of definitive certificates, the applicable Paying Agent and pass through trustee will prepare and deliver the information described above to each certificateholder of record of each pass through trust as the name and period of ownership of such certificateholder appears on the records of the registrar of the certificates.

Indenture Defaults and Certain Rights upon an Indenture Default

   An event of default under a Leased Aircraft Indenture will include an event of default under the related lease. We will refer to an event of default under a lease as a Lease Event of Default. See "Description of the Secured Promissory Notes--Indenture Defaults, Notice and Waiver." Since the secured promissory notes issued under an Indenture will be held in more than one pass through trust, a continuing Indenture Default under such Indenture would affect the secured promissory notes held by each such pass through trust. There are no cross-default provisions in the Indentures or in the leases. This means that events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture, and a Lease Event of Default under any particular lease may or may not constitute a Lease Event of Default under any other lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of secured promissory notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on all of the secured promissory notes will continue to be distributed to the holders of the certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement--Priority of Distributions."

   Under a Leased Aircraft Indenture, the applicable Owner Trustee and Owner Participant will have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

   If the same institution acts as pass through trustee of multiple pass through trusts, in the absence of instructions from the certificateholders of any such pass through trust, such pass through trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, the pass through trustee will resign as pass through trustee of one or all such pass through trusts, and a successor trustee will be appointed in accordance with the terms of the applicable pass through trust agreement. State Street Bank and Trust Company of Connecticut, National Association, will be the initial pass through trustee under each pass through trust.

   After the occurrence and during the continuation of an Indenture Default, the Controlling Party will direct the Loan Trustee under such Indenture in the exercise of remedies under such Indenture and may accelerate and sell all (but not less than all) of the secured promissory notes issued under such Indenture to any person, subject to certain limitations. See "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Secured Promissory Notes or Aircraft." The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any pass through trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the certificateholders of the applicable pass through trust on a Special Distribution Date. (Sections
4.01 and 4.02)

   The market for secured promissory notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they can be sold. If any such secured promissory notes are sold for less than their outstanding principal amount, certain certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against US Airways, any Liquidity Provider, any Owner Trustee, any Owner Participant or any pass through trustee.

   Any Special Payment made to the pass through trustee of any pass through trust by the Subordination Agent following an Indenture Default will be deposited in the Special Payments Account for such pass through trust and will be distributed to the certificateholders of such pass through trust on a Special Distribution Date. (Sections 4.01 and 4.02; Trust Supplements, Section 3.01) In addition, if, following an Indenture Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding secured promissory notes issued under such Leased Aircraft Indenture, the price paid by such Owner Participant or Owner Trustee for the secured promissory notes issued under such Leased Aircraft Indenture and distributed to such pass through trust by the Subordination Agent will be deposited in the Special Payments Account for such pass through trust and will be distributed to the certificateholders of such pass through trust on a Special Distribution Date. (Sections 4.01 and 4.02)

   Any funds representing payments received with respect to any defaulted secured promissory notes, or the proceeds from the sale of any secured promissory notes, held by the pass through trustee in the Special Payments Account for such pass through trust will, to the extent practicable, be invested and reinvested by such pass through trustee in Permitted Investments at our direction pending the distribution of such funds on a Special Distribution Date. (Section 4.04)

   Each pass through trust agreement will provide that the pass through trustee of the related pass through trust will, within 90 days after the occurrence of any default known to the pass through trustee, give to the certificateholders of such pass through trust notice, transmitted by mail, of such uncured or unwaived default with respect to such pass through trust known to it. However, except in the case of default in a payment of principal, premium, if any, or interest on any of the secured promissory notes held in such pass through trust, the applicable pass through trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such certificateholders. The term "default" as used in this paragraph only with respect to any pass through trust means the occurrence of an Indenture Default under any Indenture pursuant to which secured promissory notes held by such pass through trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection with such Indenture Default will be disregarded. (Section 7.02)

   Each pass through trust agreement will contain a provision entitling the pass through trustee of the related pass through trust, subject to the duty of such pass through trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the certificates of such pass through trust before proceeding to exercise any right or power under such pass through trust agreement at the request of such certificateholders. (Section 7.03(e))

   Subject to certain qualifications set forth in each pass through trust agreement and to the Intercreditor Agreement, the certificateholders of each pass through trust holding certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such pass through trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the pass through trustee with respect to such pass through trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such pass through trustee under such pass through trust agreement or the Intercreditor Agreement, including any right of such pass through trustee as Controlling Party under the Intercreditor Agreement or as holder of the secured promissory notes. (Section 6.04)

   In certain cases, the certificateholders of a pass through trust evidencing fractional undivided interests aggregating not less than a majority in interest of such pass through trust may on behalf of the holders of all the certificates of such pass through trust waive any past "event of default" under such pass through trust (i.e., any Indenture Default under any Indenture pursuant to which secured promissory notes held by such pass through trust were issued) and its consequences or, if the pass through trustee of such pass through trust is the Controlling Party, may direct the pass through trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (a) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution of any Scheduled Payment or Special Payment, (b) a default in payment of the principal, premium, if any, or interest with respect to any of the secured promissory notes and (c) a default in respect of any covenant or provision of the pass through trust agreement that cannot be modified or amended without the consent of each certificateholder of such pass through trust affected by such default. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the secured promissory notes issued under such Indenture may on behalf of all such holders waive any past default or Indenture Default under such Indenture. Notwithstanding such provisions of the Indentures, under the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default.

Purchase Rights of Certificateholders

   Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the pass through trustee and to each certificateholder of the same class:

  . the class B certificateholders will have the right to purchase all, but not less than all, of the class A certificates; and

  . the class C certificateholders will have the right to purchase all of the class A and class B certificates.

   In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of certificates plus accrued and unpaid interest on such Pool Balance to the date of purchase, without premium, but including any other amounts due to the certificateholders of such class or classes. Such purchase right may be exercised by any certificateholder of the class or classes entitled to such right. In each case, if prior to the end of the ten-day period, any other certificateholder of the same class notifies the purchasing certificateholder that the other certificateholder wants to participate in such purchase, then such other certificateholder may join with the purchasing certificateholder to purchase the certificates pro rata based on the interest in the pass through trust held by each certificateholder. (Trust Supplements, Section 4.01)

PTC Event of Default

   A PTC Event of Default under each pass through trust agreement means the failure to pay:

  . The outstanding Pool Balance of the applicable class of certificates within ten Business Days of the Final Maturity Date for such class.

  . Interest due on such class of certificates within ten Business Days of any Distribution Date (unless the Subordination Agent has made Interest Drawings, or withdrawals from the Cash Collateral Account for such class of certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the relevant pass through trustee). (Section 1.01)

   Any failure to make expected principal distributions for any class of certificates on any Regular Distribution Date (other than the Final Maturity
Date) will not constitute a PTC Event of Default for such certificates. A PTC Event of Default for the most senior outstanding class of certificates resulting from an Indenture Default under all Indentures will constitute a "Triggering Event." See "Description of the Intercreditor Agreement--Priority of Distributions--After a Triggering Event" for a discussion of the consequences of a Triggering Event.

Merger, Consolidation and Transfer of Assets

   We will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other entity unless:

  . The surviving successor corporation or transferee is validly existing under the laws of the United States or any state of the United States or the District of Columbia.

  . The surviving successor corporation or transferee is a "citizen of the United States" (as defined in the Transportation Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code.

  . The surviving successor corporation or transferee expressly assumes all of our obligations contained in the Basic Agreement and any pass through trust supplement, the Note Purchase Agreement, the Indentures, the Participation Agreements, the leases and any other operative documents.

  . We deliver a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

   In addition, after giving effect to such transaction, no Lease Event of Default, in the case of a leased aircraft, or Indenture Default, in the case of an owned aircraft, will have occurred and be continuing. (Section 5.02; Trust Supplement, Section 8.01, Leased Aircraft Participation Agreement, Section 7(v); Owned Aircraft Participation Agreement, Section 7(e))

   The Basic Agreement, the pass through trust supplements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the leases will not contain any covenants or provisions that would give any pass through trustee or certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of US Airways.

Modifications of the Pass Through Trust Agreements and Certain Other Agreements

   Each pass through trust agreement will contain provisions permitting, at our request, the execution of amendments or supplements to such pass through trust agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, without the consent of the holders of any of the certificates of such pass through trust:

  . To provide for the formation of a pass through trust, to issue an additional series of certificates and to enter into pass through trust supplements setting forth the terms of any series of certificates.

  . To evidence the succession of another corporation to us and the assumption by such corporation of our obligations under such pass through trust agreement, the Note Purchase Agreement or any Liquidity Facility.

  . To add to our covenants for the benefit of holders of such certificates or to surrender any right or power conferred upon us in such pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility.

  . To correct or supplement any provision of such pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision in such pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, provided that such action will not materially adversely affect the interests of the holders of such certificates.

  . To correct any mistake in such pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility.

  . To give effect to or provide for a Replacement Facility, as provided in the Intercreditor Agreement.

  . To comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the certificates are listed, or any regulatory body.

  . To modify, eliminate or add to the provisions of such pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to such extent as is necessary to continue the qualification of such pass through trust agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, or any similar federal statute enacted after the execution of such pass through trust agreement, and to add to such pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act.

  . To evidence and provide for the acceptance of appointment under such pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility by a successor pass through trustee and to add to or change any of the provisions of such pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility as is necessary to provide for or facilitate the administration of the pass through trusts under the Basic Agreement by more than one pass through trustee.

   In each case, such modification or supplement may not adversely affect the status of the pass through trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.01; Trust Supplements, Section 6.01)

   A majority of the certificateholders of a pass through trust may amend or supplement the provisions of the pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to the extent applicable to such certificateholders or of modifying the rights and obligations of such certificateholders under such pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility. No such amendment or supplement may, without the consent of the holder of each certificate so affected by such amendment or supplement:

  . Reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the secured promissory notes held in such pass through trust or distributions in respect of any certificate related to such pass through trust (or, with respect to the Deposits, payments to be made to Receiptholders), or change the date or place of any payment in respect of any certificate, or make distributions payable in coin or currency other than that provided for in such certificates, or impair the right of any certificateholder of such pass through trust to institute suit for the enforcement of any such payment when due.

  . Permit the disposition of any secured promissory note held in such pass through trust, except as provided in such pass through trust agreement, or otherwise deprive such certificateholder of the benefit of the ownership of the applicable secured promissory notes.

  . Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such certificateholders.

  . Reduce the percentage of the aggregate fractional undivided interests of the pass through trust provided for in such pass through trust agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such pass through trust agreement.

  . Modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment except to increase any percentage of certificateholders required to effect a waiver or to add to the list of provisions that may not be altered without the consent of each certificateholder affected thereby. (Section 9.02; Trust Supplements,
     Section 6.02)

   In the event that a pass through trustee, as holder (or beneficial owner through the Subordination Agent) of any secured promissory note in trust for the benefit of the certificateholders of the relevant pass through trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any lease, any secured promissory note or any other related document, such pass through trustee will promptly send a notice of such proposed amendment, modification, waiver or supplement to each certificateholder of the relevant pass through trust registered on the register of such pass through trust as of the date of such notice. Such pass through trustee will request from such certificateholders a direction as to:

  . Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such secured promissory note or the Controlling Party has the option to direct.

  . Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such secured promissory note or as Controlling Party.

  . How to vote (or direct the Subordination Agent to vote) any secured promissory note if a vote has been called for with respect to such amendment, modification, waiver or supplement.

   Provided such a request for certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any secured promissory note (or in directing the Subordination Agent in any of the foregoing) the pass through trustee will:

  . Other than as Controlling Party, vote for or give consent to any such action with respect to such secured promissory note in the same proportion as that of (x) the aggregate face amount of all certificates actually voted in favor of or for giving consent to such action by such direction of certificateholders to (y) the aggregate face amount of all outstanding certificates of the relevant pass through trust.

  . As the Controlling Party, vote as directed in such certificateholder direction by the certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant pass through trust.

   For purposes of the certificateholder directions described above, a certificate is deemed "actually voted" if the certificateholder has delivered to the pass through trustee an instrument evidencing such certificateholder's consent to such direction prior to one Business Day before the pass through trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the certificateholders under the relevant pass through trust agreement and subject to the Intercreditor Agreement, the pass through trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or lease, any relevant secured promissory note or any other related document, if an Indenture Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement does not materially adversely affect the interests of the certificateholders. (Section 10.01)

Obligation to Purchase Secured Promissory Notes

   Each pass through trustee will be obligated to purchase the secured promissory notes issued with respect to the aircraft during the Delivery Period, subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement. Under the Note Purchase Agreement, we agree to finance each aircraft in the manner provided in the Note Purchase Agreement. We will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each aircraft.

  . If we choose to enter into a leveraged lease financing with respect to an aircraft, the Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement, a lease and a Leased Aircraft Indenture relating to the financing of such leased aircraft.

  . If we choose to enter into a secured debt financing with respect to an aircraft that we own, the Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Owned Aircraft Indenture relating to the financing of such owned aircraft.

Transaction Structure for Leased Aircraft

   The following diagram illustrates transactions in connection with the purchase of secured promissory notes by the pass through trustees to finance leased aircraft. We anticipate that separate transactions similar to the transactions illustrated in the diagram will occur for each leased aircraft financed with the proceeds of the offering of the certificates. At our request or at the request of an Owner Participant, the structure illustrated below may change so that the actual cash flows on the closing of any lease financing may vary.

     [Diagram omitted, which shows leased aircraft notes will be issued by an owner trustee in a leveraged lease transaction. The diagram shows that we will sell the leased aircraft to an owner trust that will, in turn, lease the aircraft back to us. The owner participant is the beneficial owner of the owner trust and contributes a portion of the purchase price of the aircraft. The owner trust will enter into an indenture with the loan trustee providing for a security interest in the leased aircraft, the assignment of the lease and the issuance of secured promissory notes to finance the remaining portion of the purchase price of the aircraft. The owner trustee will sell the class A, class B and class C secured promissory notes to the class A, class B and class C pass through trusts, respectively. The class A, class B and class C pass through trusts will sell certificates to series A, series B and series C certificateholders, respectively, for cash. The proceeds from the sale of the certificates initially will be held in escrow and deposited with the applicable depositary. As each aircraft is financed, the class A, class B and class C pass through trusts will withdraw amounts from the depositary necessary to purchase the applicable secured promissory notes and pass such amounts through to the loan trustee who in turn will forward the proceeds to the owner trust as payment for the secured promissory notes.]

--------------------
(1) We may sell aircraft we own to the owner trust in a leveraged lease transaction. In some instances, the owner trust may purchase aircraft directly from the manufacturer or from other persons.

(2) Each leased aircraft will be subject to a separate lease.

(3) Because the owner trustee assigns these payments to the loan trustee, we will make these payments directly to the loan trustee.

(4) Because the sale of the certificates occurs prior to the closing of each leveraged lease transaction, the proceeds from the sale of certificates will initially be held in escrow by the escrow agent and deposited with the depositary. The depositary will hold such funds as interest-bearing deposits. In connection with each leveraged lease transaction, amounts are withdrawn from the deposit for the respective pass through trust and used to acquire secured promissory notes.

Transaction Structure for Owned Aircraft

   The following diagram illustrates transactions in connection with the purchase of secured promissory notes by the pass through trustees to finance owned aircraft. We anticipate that separate transactions similar to the transactions illustrated in the diagram will occur for each owned aircraft financed with the proceeds of the offering of the certificates.

     [Diagram omitted, which shows that we may finance or refinance aircraft that we own through the issuance of owned aircraft notes. The diagram also shows that we will enter into an indenture with the loan trustee providing for a security interest in the owned aircraft and the issuance of secured promissory notes. We will sell the class A, class B and class C secured promissory notes to the class A, class B and class C pass through trusts, respectively. The class A, class B and class C pass through trusts will sell certificates to series A, series B and series C certificateholders, respectively, for cash. The proceeds from the sale of the certificates initially will be held in escrow and deposited with the applicable depositary. As each aircraft is financed, the class A, class B and class C pass through trusts will withdraw amounts from the depositary necessary to purchase the applicable secured promissory notes and pass such amounts through to the loan trustee who will in turn forward the proceeds to us as payment for the secured promissory notes. We will then purchase owned aircraft from those proceeds.]

--------------------
(1) Because the sale of the certificates occurs prior to the financing of each owned aircraft, the proceeds from the sale of certificates will initially be held in escrow by the escrow agent and deposited with the depositary. The depositary will hold such funds as interest-bearing deposits. In connection with the closing of each owned aircraft financing, amounts are withdrawn from the deposit for the respective pass through trust and used to acquire secured promissory notes.

 Mandatory Terms

   The description of the Participation Agreements, the lease, the Leased Aircraft Indenture and the Owned Aircraft Indenture in this prospectus supplement is based on the forms of such agreements to be utilized pursuant to the Note Purchase Agreement. In the case of a leased aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, as a result, may differ from the description of such agreements contained in this prospectus supplement. See "Description of the Secured Promissory Notes." However, under the Note Purchase Agreement, the terms of such agreements are required to (a) contain the Mandatory Document Terms (as such Mandatory Document Terms are permitted to vary in accordance with the terms of the Note Purchase Agreement) and (b) not vary the Mandatory Economic Terms. In addition, we must certify to the pass through trustees that any such modifications do not materially and adversely affect the certificateholders and we must obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any class of certificates.

   Under the Note Purchase Agreement, it is a condition precedent to the obligation of each pass through trustee to purchase the secured promissory notes related to the financing of an aircraft that no Triggering Event has occurred. The pass through trustees have no right or obligation to purchase secured promissory notes after the Delivery Period Termination Date. So long as Airbus Industrie Financial Services ("AIFS") is the registered or beneficial owner of any of the class C certificates, the class C pass through trustee's obligation to purchase series C secured promissory notes relating to the financing of an aircraft will be subject to the satisfaction of certain additional conditions precedent. The additional conditions to the class C pass through trustee's obligation to purchase series C secured promissory notes to be issued in any financing include:

  . the absence of a material payment default by our parent under its purchase agreement with an affiliate of Airbus;

  . the absence of a material payment default under other financing arrangements with Airbus or its affiliates;

  . we must continue to hold an air carrier operating certificate required for lessors to us or lenders secured by the aircraft to be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code;

  . the absence of certain bankruptcy-related events or other material events that result, or could result, in the termination of the aircraft purchase agreement between our parent and an affiliate of Airbus;

  .  the satisfaction of certain liquidity conditions; and

  . compliance with certain parameters relating to the amount of financing on an aircraft-by-aircraft basis and the aggregate amount of financing that an affiliate of Airbus is obligated to provide.

   We expect that the foregoing conditions will be satisfied at all times. However, no assurances can be given and if the conditions are not satisfied with respect to any aircraft, we will still be obligated to finance such aircraft except that no series C secured promissory notes will be issued with respect to such aircraft.

   The "Mandatory Economic Terms," as defined in the Note Purchase Agreement, will require, among other things, that:

  . The principal amount of the series A secured promissory notes issued with respect to an aircraft equals the principal amount of series A secured promissory notes indicated for each such aircraft as set forth in "Prospectus Supplement Summary--Secured Promissory Notes and the Aircraft" under the column "Principal Amount of Series A Secured Promissory Notes."

  . The maximum principal amount of the series B and series C secured promissory notes issued with respect to an aircraft must not exceed the principal amount of series B and series C secured promissory notes indicated for each aircraft as set forth in "Prospectus Supplement Summary--Secured Promissory Notes and the Aircraft" under the columns "Maximum Principal Amount of Series B Secured Promissory Notes" and "Maximum Principal Amount of Series C Secured Promissory Notes."

  . The initial loan to aircraft value with respect to an aircraft (with the value of any aircraft for these purposes to equal the Assumed Appraised Value) must not exceed the percentages set forth in the following table:

                            Series A                     Series B                     Series C
                            Secured                      Secured                      Secured
     Aircraft              Promissory                   Promissory                   Promissory
     Type                    Notes                        Notes                        Notes
     --------              ----------                   ----------                   ----------
     Airbus A319             40.89%                       48.02%                       62.92%
     Airbus A320             41.74                        49.93                        65.73
     Airbus A330             38.89                        57.07                        61.70

  . The loan to aircraft value ratio for each series of secured promissory notes for each aircraft (computed (a) after aggregating the principal amount of all series of secured promissory notes that ranks senior to the series of secured promissory notes for which loan to aircraft value is being calculated and (b) as of the date of the issuance of the secured promissory notes on the basis of the Assumed Appraised Value of such aircraft and the Depreciation Assumption) must not exceed as of any Regular Distribution Date after secured promissory notes are issued for that aircraft (assuming no default in the payment of the secured promissory notes) the percentages set forth in the following table:

                            Series A                     Series B                     Series C
                            Secured                      Secured                      Secured
     Aircraft              Promissory                   Promissory                   Promissory
     Type                    Notes                        Notes                        Notes
     --------              ----------                   ----------                   ----------
     Airbus A319             43.22%                       48.96%                       66.00%
     Airbus A320             44.09                        49.93                        67.00
     Airbus A330             38.89                        57.07                        61.70

  . The initial average life of the series A secured promissory notes, the series B secured promissory notes and the series C secured promissory notes on any aircraft must not extend beyond 13.5 years, 10.5 years and
     13.5 years, respectively, from the Issuance Date.

  . The interest rate applicable to each series of secured promissory notes must equal the rate applicable to the certificates issued by the corresponding pass through trust.

  . The past due rate applicable to each series of secured promissory notes must not be less than the interest rate applicable to such series of secured promissory notes plus 1% per annum.

  . The original aggregate principal amount of all of the secured promissory notes of each series must not exceed the original aggregate face amount of the certificates issued by the corresponding pass through trust.

  . The payment dates for the secured promissory notes and basic rent under the leases must be January 20 and July 20.

  . The basic lease term for each lease must expire by its terms on or after the latest maturity date of the related secured promissory notes.

  . As of the Delivery Period Termination Date, the average life of the class A certificates, the class B certificates and the class C certificates must not be more than 12.1 years, 9.6 years and 12.7 years, respectively, from the Issuance Date (computed without regard to the acceleration of any secured promissory notes and after giving effect to any special distribution on the certificates after the Issuance Date required in respect of unused Deposits).

  . As of the Delivery Period Termination Date and each Regular Distribution Date after the Delivery Period Termination Date, the loan to aircraft value ratio for each class of certificates (computed (a) after aggregating the face amount of the class or classes of certificates that rank senior to the class of certificates for which loan to aircraft value is being calculated and (b) as of any such date on the basis of the Assumed Appraised Value of all aircraft that have been delivered and the Depreciation Assumption), must not exceed (assuming no default in the payment of the secured promissory notes and after giving effect to Scheduled Payments) 40.8% in the case of the class A certificates, 51.0% in the case of the class B certificates and 63.0% in the case of the class C certificates.

  . The final expected distribution date of each class of certificates is as set forth in the "Prospectus Supplement Summary--Summary of Terms of Certificates."

  . Each installment of basic rent, together with any advances or payments by us and any payment of deferred equity amounts by an Owner Participant under the leases and related agreements must be sufficient for the Owner Trustee to pay in full, on the date on which each installment of basic rent, advance, other payment or deferred equity is due, any payments scheduled to be made on account of principal of, and interest on, the related secured promissory notes. If an Owner Participant is required to make a deferred equity payment to be used by an Owner Trustee to pay principal of, and interest on, the secured promissory notes and the Owner Participant fails to make the payment, we will be required to provide the Owner Trustee with funds sufficient to make the payment. Termination values (or other comparable termination amounts), together with all other amounts payable by US Airways upon termination of any lease, and the amount of premium, if any payable by the Owner Trustee, must be sufficient to pay amounts due with respect to the related secured promissory notes.

  . The amounts payable under the all-risk aircraft hull insurance maintained with respect to each aircraft must be sufficient to pay the applicable termination value (or other comparable termination amount), subject to certain rights of self-insurance.

  . (a) The past due rate in the Indentures and the leases, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption and purchase of secured promissory notes in the Indentures and (d) the minimum liability insurance amount on aircraft in the leases, in each case must be no less favorable to the Loan Trustees, Subordination Agent, the Liquidity Provider, the pass through trustees and the Note Holders than as set forth in the Aircraft Operative Agreements annexed to the Note Purchase Agreement.

  . The indemnification of the Loan Trustees, Subordination Agent, Liquidity Provider, pass through trustees, the Escrow Agents and the Note Holders with respect to certain taxes and expenses, in each case must not be materially less favorable to the Loan Trustees, Subordination Agent, the Liquidity Provider, the pass through trustees, the Escrow Agents and the Note Holders than as set forth in the Aircraft Operative Agreements annexed to the Note Purchase Agreement.

   The "Mandatory Document Terms" prohibit modifications in any material adverse respect as regards the interests of the Loan Trustees, Subordination Agent, Liquidity Provider or the Note Holders to certain specified provisions of the Aircraft Operative Agreements annexed to the Note Purchase Agreement, as follows:

  . In the case of the Indentures, the following modifications are prohibited:

    (1) modifications to the granting clause of the Indentures so as (A) to deprive the Note Holders of a first priority security interest in
        (a) the aircraft, (b) certain of our parent's rights under its aircraft purchase agreement with an affiliate of the aircraft manufacturer and, (c) in the case of a leased aircraft, the lease or
        (B) to eliminate the obligations intended to be secured by the Indenture;

    (2) modifications to certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the secured promissory notes (including the obligation to pay the Make-Whole Premium in certain circumstances);

    (3) modifications to certain provisions regarding Indenture Defaults, remedies relating to Indenture Defaults and rights of the Owner Trustee and Owner Participant in such circumstances;

    (4) modifications to certain provisions requiring the Loan Trustee to act upon instructions of the Note Holders and regarding the rights of the Owner Trustee and the Owner Participant to take actions under the lease;

    (5) modifications to certain provisions relating to any replaced airframe or engines with respect to an aircraft;

    (6) modifications to the provisions regarding amendments to the Indenture and the related Aircraft Operative Agreements;

    (7) modifications to the provisions stating that the Indenture may not be construed to give any person any legal or equitable claim under the Indenture except for the Loan Trustee, the Note Holders and certain other parties specified in the Indenture;

    (8) modifications to the provision that New York law will govern the Indentures; and

    (9) modifications to the provision stating that all votes of the Note Holders will be governed by the vote of a majority in interest of the Note Holders, except as otherwise expressly provided in the Indenture.

  .  In the case of the leases, the following modifications are prohibited:

    (1) modifications to certain provisions regarding our unconditional obligation to pay, prepay or advance basic rent, termination value and certain other amounts to the Owner Trustee in an aggregate amount at least equal to scheduled interest and principal;

    (2) modification of our obligations to record the Leased Aircraft Indenture with the FAA and to maintain such Indenture as a first-priority perfected mortgage on the related aircraft;

    (3) modification of our obligations to furnish certain opinions with respect to a replacement airframe; and

    (4) modification of our obligations to consent to the assignment of the lease by the Owner Trustee as collateral under the Leased Aircraft Indenture, as well as modifications which would either alter the provision that New York law will govern the lease or would deprive the Loan Trustee of rights expressly granted to it under the leases.

  . In the case of the Participation Agreements, the following modifications are prohibited:

    (1) modifications to certain conditions to the obligations of the pass through trustees to purchase the secured promissory notes issued with respect to an aircraft involving (a) good title to such aircraft, (b) obtaining a certificate of airworthiness with respect to such aircraft, (c) delivery of an opinion of outside counsel with respect to the entitlement to the benefits of Section 1110 with respect to such aircraft and the delivery of certain other legal opinions and (d) filings of certain documents with the FAA;

    (2) modifications to the provisions restricting the Note Holder's ability to transfer such secured promissory notes;

    (3) modifications to certain provisions requiring the delivery of a legal opinion with respect to the lien of the applicable Indenture in the case of a reregistration of the aircraft;

    (4) modifications to the provision that New York law will govern the Participation Agreement; and

    (5) modification to the provision stating that it is the intent of the parties that the Loan Trustee is entitled to the benefits of
        Section 1110 of the U.S. Bankruptcy Code with respect to repossession of the applicable aircraft if we are a debtor in a case under Chapter 11 of the U.S. Bankruptcy Code.

  . In the case of all of the Aircraft Operative Agreements, modifications are prohibited that materially and adversely affect the interests of the Note Holders, the Subordination Agent, Liquidity Provider or the Loan Trustee in the definition of "Make-Whole Premium."

   Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action does not materially and adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, Loan Trustees or the certificateholders.

Termination of the Pass Through Trusts

   Our obligations and those of the applicable pass through trustee with respect to a pass through trust will terminate upon the distribution to certificateholders of such pass through trust of all amounts required to be distributed to them pursuant to the applicable pass through trust agreement and the disposition of all property held in such pass through trust. The applicable pass through trustee will send to each certificateholder of such pass through trust notice of the termination of such pass through trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such pass through trust. The final payment to any certificateholder of such pass through trust will be made only upon surrender of such certificateholder's certificates at the office or agency of the applicable pass through trustee specified in such notice of termination. (Trust Supplements, Section 7.01)

The Pass Through Trustees

   The pass through trustee for each pass through trust will be State Street Bank and Trust Company of Connecticut, National Association.

Book-Entry; Delivery and Form

   Upon issuance, each class of certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. Interests in a global certificate may also be held through the Euroclear System and Cedel Bank societe anonyme. See "Description of the Certificates--Book-Entry; Delivery and Form" in the prospectus for a discussion of the book-entry procedures applicable to the certificates and the limited circumstances under which definitive certificates may be issued for the certificates.

   So long as such book-entry procedures are applicable, no certificateholder will be entitled to receive a certificate representing such person's interest in such certificates. Unless and until physical certificates are issued under the limited circumstances described in the prospectus, all references to actions by certificateholders refers to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to certificateholders refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such certificates, or to DTC Participants for distribution to certificateholders in accordance with DTC procedures.

                     DESCRIPTION OF THE DEPOSIT AGREEMENTS

   The following is a description of the particular terms of the Deposit Agreements. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Deposit Agreements, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K to be filed by us with the SEC. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

General

   Under the Escrow Agreements, the Escrow Agent with respect to each pass through trust will enter into a separate Deposit Agreement with the applicable Depositary. (Escrow Agreements, Section 1.2) Under the Deposit Agreements, the Depositary will establish separate deposit accounts in the name of the Escrow Agent. On the Issuance Date, the proceeds relating to the offering of each series of certificates will be deposited into the applicable Deposit Account by the Underwriters (or, in the case of the class C certificates, by the initial purchaser of such certificates), in each case, on behalf of such Escrow Agent.

   On each Regular Distribution Date, the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the holders of Escrow Receipts relating to the applicable pass through trust, an amount equal to interest accrued on the Deposits relating to such pass through trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the certificates issued by such pass through trust.

   In connection with the financing of each delivered aircraft during the Delivery Period, the pass through trustee for each of the pass through trusts will request that the Escrow Agent relating to the applicable pass through trust withdraw from the Deposits relating to the applicable pass through trust funds sufficient to enable the pass through trustee of such pass through trust to purchase the secured promissory note of the series applicable to such pass through trust issued with respect to such aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such secured promissory note will be re-deposited by each pass through trustee into an account relating to the applicable pass through trust.

   The Deposits relating to the pass through trusts and interest paid on such Deposits will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the certificates.

Unused Deposits

   The pass through trustees' obligations to purchase the secured promissory notes issued with respect to each aircraft are subject to satisfaction of conditions at the time of delivery, as set forth in the Note Purchase Agreement and the Participation Agreements. See "Description of the Certificates-- Obligation to Purchase Secured Promissory Notes." Because the aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each aircraft. Moreover, the scheduled delivery date of any aircraft is subject to delays in the manufacturing process and to the aircraft manufacturer's right to postpone deliveries under the purchase agreement between its affiliate and our parent, the actual delivery date of any aircraft may be delayed beyond its currently scheduled delivery date. See "Description of the Aircraft and Appraisals--Deliveries of Aircraft." Depending on the circumstances of the financing of each aircraft, the maximum aggregate principal amount of secured promissory notes may not be issued. In addition, so long as AIFS holds any class C certificates, the conditions to the obligations of the class C pass through trustee to purchase the series C secured promissory notes differ from those applicable to the series A and series B secured promissory notes. See "Description of the Certificates--Obligation to Purchase Secured Promissory Notes." If for any aircraft the conditions to the class A and class B pass through trustees' obligation to purchase series A and series B secured promissory notes are satisfied, but the conditions to the class C pass through trustee's purchase of series C secured promissory notes are not, we will be obligated to finance such aircraft, but such financing may not include series C secured promissory notes.

   If any funds remain as Deposits with respect to any pass through trust after the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest to the holders of Escrow Receipts relating to the respective pass through trust. Any return of unused Deposits will be made after at least 15 days' prior written notice. Such distribution will include, in the case of Deposits relating to the class A and class B certificates, a premium payable by us equal to the Deposit Make-

Whole Premium with respect to the remaining Deposits applicable to each such pass through trust, provided that no Deposit Make-Whole Premium will be paid by us for any Deposits that are returned if such deposits are returned because an aircraft is not delivered prior to the Delivery Period Termination Date for any reason that is not our fault or caused by negligence.

Distribution upon Occurrence of a Triggering Event

   If a Triggering Event occurs prior to the Delivery Period Termination Date, the Escrow Agent for the pass through trusts will withdraw any funds then held as Deposits with respect to such pass through trusts and cause such funds, with accrued and unpaid interest, but without any premium, to be distributed to the holders of Escrow Receipts relating to such pass through trusts by the Paying Agent on behalf of the Escrow Agent. Any return of unused deposits will be made after at least 15 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the pass through trusts will not acquire secured promissory notes issued with respect to aircraft delivered after the occurrence of such Triggering Event.

Distribution upon Occurrence of a Termination Event

   If an event occurs that entitles an affiliate of Airbus to terminate its financing commitment to us at a time when AIFS holds any of the class C certificates, the Escrow Agent for the class C pass through trust will withdraw funds then held as Deposits with respect to the class C pass through trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the holders of Escrow Receipts relating to such pass through trust by the Paying Agent, on behalf of the Escrow Agent. Any such return of unused Deposits will be made after at least 15 days' prior written notice. So long as no Triggering Event has occurred, aircraft delivered from and after the time an Airbus Financing Termination Event has occurred may still be financed but no series C secured promissory notes will be issued in respect of such aircraft.

Depositary

   ABN AMRO Bank N.V., acting through its Chicago branch, will act as Depositary.

   ABN AMRO Bank N.V. is a direct subsidiary of ABN AMRO Holding N.V., an international multi-bank holding company. At December 31, 1998, ABN AMRO Holding N.V. reported consolidated assets amounting to approximately $505 billion (based on the exchange rate at December 31, 1998 of U.S. $1.00 to NLG 1.886). The accounting principles applied in the preparation of the financial statements of ABN AMRO Bank N.V. may not conform to U.S. generally accepted accounting principles.

   ABN AMRO Bank N.V. has long-term unsecured debt ratings of Aa2 from Moody's and AA from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

   ABN AMRO Bank N.V.'s Chicago branch was initially licensed by the Commissioner of Banks and Real Estate for the State of Illinois on October 1, 1973. The Chicago branch is an unincorporated branch of ABN AMRO Bank N.V. and is not a separate subsidiary. The branch is located at 135 South LaSalle Street, Chicago, Illinois 60674-9135.

   The Depositary has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement.

                      DESCRIPTION OF THE ESCROW AGREEMENTS

   The following is a description of the particular terms of the Escrow Agreements. The statements under this caption are summaries only and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Escrow Agreements, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K to be filed by us with the SEC. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

   First Security Bank, National Association, as escrow agent in respect of the pass through trusts, State Street Bank and Trust Company of Connecticut, National Association, as paying agent on behalf of the Escrow Agent in respect of each such pass through trust, the pass through trustee of each of the pass through trusts and the Underwriters (in the case of the class A and class B pass through trusts) or the initial purchaser of the class C certificates (in the case of the class C pass through trust) will enter into a separate Escrow Agreement for the benefit of the certificateholders of each such pass through trust as holders of the Escrow Receipts affixed to such certificates. The cash proceeds of the offering of certificates will be deposited by the Underwriters or the initial purchaser of the class C pass through trust certificates, as applicable, on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such pass through trusts.

   Each Escrow Agent will permit the pass through trustee of the related pass through trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date so that such pass through trustee may purchase the related secured promissory notes under the Note Purchase Agreement. In addition, the Escrow Agent will direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

   Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more non-interest-bearing Paying Agent Account(s). The Paying Agent will deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent will distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate. Each Receiptholder, by its acceptance of an Escrow Receipt, is deemed to agree that it will look solely to funds deposited in the Paying Agent Account for any payment or distribution due to such Receiptholder under the Escrow Agreement and the Escrow Receipt and that it will have no recourse against us, the pass through trustee that issued the certificate to which the Escrow Receipt is attached, the Paying Agent or the Escrow Agent, except as provided in the Escrow Agreement and the pass through trust agreement pursuant to which the certificate to which the Escrow Receipt is attached was issued.

   Upon receipt by the Depositary of a portion of the cash proceeds from this offering of certificates, the Escrow Agent will issue one or more Escrow Receipts. An Escrow Receipt will be affixed by the relevant pass through trustee to each certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the certificate to which it is affixed.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

   The following description of the particular terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement and the description of credit enhancements set forth in the prospectus.

   The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K that we will file with the SEC. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

General

   The Liquidity Provider will enter into a separate revolving credit agreement with the Subordination Agent (each, a "Liquidity Facility") with respect to the certificates of each pass through trust pursuant to which the Liquidity Provider will, if necessary, make one or more advances to the Subordination Agent that will be used solely to pay interest on such certificates when due, subject to certain limitations. The Liquidity Facility for each pass through trust is intended to enhance the likelihood of timely receipt by the certificateholders of such pass through trust of the interest passed through to them at the Stated Interest Rate for such certificates on up to three consecutive semiannual Regular Distribution Dates. If interest payment defaults occur that exceed the amount covered by or available under the Liquidity Facility for a pass through trust, the certificateholders of such pass through trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although AIG Matched Funding Corp. is the initial Liquidity Provider for each pass through trust, AIG Matched Funding Corp. may be replaced by one or more other entities with respect to the pass through trusts under certain circumstances. Therefore, the Liquidity Provider for the pass through trusts may differ.

Drawings

   The aggregate amount available under the Liquidity Facility for each pass through trust at July 20, 2000, the first Regular Distribution Date after the scheduled Delivery Period Termination Date, assuming that secured promissory notes in the maximum principal amount with respect to all aircraft are acquired by the pass through trusts and that all interest and principal due on or prior to July 20, 2000, is paid, will be as follows:

   Pass Through Trust                                           Available Amount
   ------------------                                           ----------------
   Class A.....................................................      $
   Class B.....................................................
   Class C.....................................................

   Except as otherwise provided below, the Liquidity Facility for each pass through trust will enable the Subordination Agent to make Interest Drawings under the Liquidity Facility on any Distribution Date to pay interest then due and payable on the certificates of such pass through trust at the Stated Interest Rate for such pass through trust to the extent that the amount, if any, available to the Subordination Agent on such Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under a Liquidity Facility with respect to any pass through trust on any Distribution Date to fund any shortfall of interest on certificates of such pass through trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.6(a))

   The Liquidity Facility for any class of certificates will not provide for drawings:

  .  to pay for principal of or premium on the certificates of such class;

  . to pay for any interest on the certificates of such class in excess of the Stated Interest Rate for such class or to pay for more than three consecutive semiannual installments of interest in excess of the Maximum Available Commitment under such Liquidity Facility;

  . to pay for principal of or interest or premium on the certificates of any other class; or

  . to pay for amounts payable with respect to the Deposits relating to such pass through trust. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6)

   Each payment by the Liquidity Provider will reduce by the same amount the Maximum Available Commitment under such Liquidity Facility, subject to reinstatement as described below. With respect to any Interest Drawings under a Liquidity Facility, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility will be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility will not be so reinstated at any time if (a) a Liquidity Event of Default has occurred and is continuing and
(b) less than 65% of the then aggregate outstanding principal amount of all secured promissory notes are Performing Secured Promissory Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. Following the reduction of the Pool Balance for the applicable pass through trust, the maximum commitment of the Liquidity Facility for such pass through trust will be automatically reduced from time to time to an amount equal to the Required Amount for such pass through trust. (Liquidity Facilities, Section 2.04(a))

   If at any time the short-term unsecured debt rating of the Liquidity Provider for any pass through trust then issued by either rating agency is lower than the Threshold Rating applicable to such pass through trust, the Liquidity Facility provided by such Liquidity Provider may be replaced by a Replacement Facility. The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as Controlling Party) under the Intercreditor Agreement as the replaced Liquidity Provider.

   If such Liquidity Facility is not replaced with a Replacement Facility within 10 days after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will make a Downgrade Drawing in an amount equal to the then Maximum Available Commitment under such Liquidity Facility. The Subordination Agent will deposit the proceeds of any Downgrade Drawing in a Cash Collateral Account for such class of certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c))

   The Liquidity Facility for each pass through trust will provide that the relevant Liquidity Provider's obligations under such Liquidity Facility will expire on the earliest of:

  .  364 days after the Issuance Date.

  . The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the certificates of such pass through trust have been paid in full.

  . The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

  . The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "--Liquidity Events of Default").

  . The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

  . The date on which the Liquidity Provider makes a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing. (Liquidity Facilities, Sections 1.01 and 2.04(b))

   Each Liquidity Facility will provide that the scheduled expiration date of such Liquidity Facility may be extended for additional 364-day periods by mutual agreement.

   The Intercreditor Agreement will provide for the replacement of any Liquidity Facility for any pass through trust if it is scheduled to expire earlier than 15 days after the Final Maturity Date for the certificates of such pass through trust if such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent will make a Non-Extension Drawing in an amount equal to the then Maximum Available Commitment. The Subordination Agent will deposit the proceeds of the Non-Extension Drawing in the Cash Collateral Account for the related class of certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement,
Section 3.6(d))

   Subject to certain limitations, we may, at our option, arrange for a Replacement Facility at any time to replace any Liquidity Facility for any pass through trust (including without limitation any Replacement Facility described in the following sentence). In addition, any Liquidity Provider may, at its option, arrange for a Replacement Facility (a) to replace a non-extended Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility or (b) after the short-term unsecured debt rating of the Liquidity Provider is downgraded below the applicable Threshold Rating (Intercreditor Agreement, Section 3.6(c) and (e)). If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such pass through trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(f))

   Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the applicable Liquidity Provider, the Subordination Agent will request a Final Drawing under such Liquidity Facility in an amount equal to the then Maximum Available Commitment under such Liquidity Facility. The Subordination Agent will hold the proceeds of such Final Drawing in the Cash Collateral Account for the related pass through trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

Reimbursement of Drawings

   The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest on such drawings, but only to the extent that the Subordination Agent has funds available to make such payments. (Liquidity Facilities, Sections 2.05, 2.06, 2.09)

 Interest Drawings and Final Drawings

   Amounts drawn by reason of an Interest Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. (Liquidity Facilities, Section 2.05) From the date of each such drawing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 1.75% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 1.75% per annum. In the case of the Final Drawing, however, the Subordination Agent may (x) convert the Final Drawing into a drawing bearing interest at the Base Rate plus 1.75% per annum on the last day of an interest period for such Drawing or (y) elect to maintain the Final Drawing as a drawing bearing interest at the Base Rate plus 1.75% per annum. (Liquidity Facilities, Section 3.07)

 Downgrade Drawings and Non-Extension Drawings

   The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

  . Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

  . Any portion of such amount withdrawn from the Cash Collateral Account for such certificates to pay interest on such certificates will be treated in the same way as Interest Drawings.

  . The balance of such amount will be invested in certain specified eligible investments.

   Any Downgrade Drawing or any Non-Extension Drawing under any of the Liquidity Facilities, other than any portion of such drawing applied to the payment of interest on the certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified margin on the outstanding amount from time to time of such Downgrade Drawing or Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "--Liquidity Events of Default," at a rate equal to LIBOR for the applicable Interest Period (or, as described in the first paragraph under "-- Interest Drawings and Final Drawings," the Base Rate) plus 1.75% per annum. (Liquidity Facilities, Section 2.06(a) and 3.07(e))

Liquidity Events of Default

   If any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and less than 65% of the aggregate outstanding principal amount of all secured promissory notes are Performing Secured Promissory Notes, the applicable Liquidity Provider may, in its discretion, give a Termination Notice. Delivery to the Subordination Agent of a Termination Notice will have the following consequences:

  . The related Liquidity Facility will expire on the fifth business day after the date on which such Termination Notice is received by the Subordination Agent.

  . The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing under the applicable Liquidity Facility in an amount equal to the then Maximum Available Commitment under such Liquidity Facility.

  . Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

  . All amounts owing to the applicable Liquidity Provider automatically will be accelerated. (Liquidity Facilities, Section 6.01)

   Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent the Subordination Agent has funds to pay such amounts after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement--Priority of Distributions." (Liquidity Facilities,
Section 2.09)

   Upon the circumstances described below under "Description of the Intercreditor Agreement--Intercreditor Rights--Controlling Party," a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

Liquidity Provider

   The initial Liquidity Provider for each class of certificates will be AIG Matched Funding Corp., a corporation organized under the laws of the State of Delaware. The liquidity provider is an indirect wholly-owned subsidiary of American International Group, Inc., a holding company which is engaged through its subsidiaries in a broad range of insurance and insurance-related activities and financial services. AIG Matched Funding Corp. has short-term debt ratings that will qualify it to act as Liquidity Provider for each class of certificates. The description of AIG Matched Funding Corp. set out above has been provided by AIG Matched Funding Corp. AIG Matched Funding Corp. has not, however, been involved in the preparation of and does not accept responsibility for the prospectus or this prospectus supplement other than this description.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

   The following description of the particular terms of the Intercreditor Agreement supplements (and, to the extent inconsistent with the prospectus, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement set forth in the prospectus. The statements made under the caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K that we will file with the SEC.

Intercreditor Rights

 General

   The Intercreditor Agreement will be among each pass through trustee, the Liquidity Provider and the Subordination Agent. The secured promissory notes will be registered in the name of the Subordination Agent or its nominee as agent and trustee for the applicable pass through trustee solely for the purpose of facilitating the enforcement of the other provisions of the Intercreditor Agreement.

 Controlling Party

   With respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the secured promissory notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the secured promissory notes issued under such Indenture, so long as no Indenture Default (which, with respect to leased aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) has occurred and is continuing under such Indenture. For so long as the Subordination Agent is the registered holder of the secured promissory notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the pass through trustees for whom the secured promissory notes issued under such Indenture are held as trust property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of secured promissory notes. (Intercreditor Agreement, Section 2.6(a))

   At any time an Indenture Default has occurred and is continuing under an Indenture (which, with respect to leased aircraft, has not been cured by the applicable Owner Trustee or Owner Participant), the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the secured promissory notes issued under such Indenture, including acceleration of such secured promissory notes or foreclosing the lien on the related aircraft, by the Controlling Party, subject to the limitations described below. (Intercreditor Agreement, Section 2.6(a)) Notwithstanding the foregoing, no amendment, modification, consent or waiver will, without the consent of each Liquidity Provider, reduce the amount of rent, supplemental rent or termination values payable by us under any lease or reduce the amount of principal or interest payable by us under any secured promissory note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 9.1(b)). See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the certificateholders of each pass through trust to direct the respective pass through trustees.

   The Liquidity Provider holding a majority in interest of the unreimbursed Liquidity Obligations will have the right to become the Controlling Party with respect to any Indenture at any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of certificates and remains unreimbursed and (z) the date on which all secured promissory notes have been accelerated (provided that if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $300 million). (Intercreditor Agreement, Section 2.6(c))

   For purposes of giving effect to the rights of the Controlling Party, the pass through trustees (other than the Controlling Party) will irrevocably agree, and the certificateholders (other than the certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of certificates, that the Subordination Agent, as record holder of the secured promissory notes, will exercise its voting rights in respect of the secured promissory notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6(b)) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Secured Promissory Notes--Remedies."

 Sale of Secured Promissory Notes or Aircraft

   Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party will be entitled to accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the secured promissory notes issued under such Indenture to any person. So long as any certificates are outstanding, during nine months after the earlier of (x) the acceleration of the secured promissory notes under any Indenture or (y) our bankruptcy or insolvency, without the consent of each pass through trustee, no aircraft subject to the lien of such Indenture or such secured promissory notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such aircraft or such secured promissory notes. In addition, with respect to any leased aircraft, the amount and payment dates of rentals payable by us under the lease for such leased aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by us under such lease before giving effect to such adjustment. (Intercreditor Agreement, Section 4.1)

Priority of Distributions

 Before a Triggering Event

   So long as no Triggering Event has occurred, payments in respect of the secured promissory notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

  . to the Liquidity Provider to the extent required to pay the Liquidity Expenses;

  . to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

  . to the Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for the Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount;

  . to the class A pass through trustee to the extent required to pay Expected Distributions on the class A certificates;

  . to the class B pass through trustee to the extent required to pay Expected Distributions on the class B certificates;

  . to the class C pass through trustee to the extent required to pay Expected Distributions on the class C certificates; and

  . to the Subordination Agent and each pass through trustee for the payment of certain fees and expenses.

 After a Triggering Event

   Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times after such Triggering Event, all funds received by the Subordination Agent in respect of the secured promissory notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

  . to the Subordination Agent, any pass through trustee, any certificateholder and the Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any pass through trustee or to reimburse any certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any pass through trustee in connection with the protection or realization of the value of the secured promissory notes or any property held in any Trust Indenture Estate or any Collateral;

  . to the Liquidity Provider to the extent required to pay the Liquidity Expenses;

  . to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

  . to the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and/or, if applicable, with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all secured promissory notes are Performing Secured Promissory Notes and a Liquidity Event of Default has occurred and is continuing under such Liquidity Facility or (y) a Final Drawing has occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable);

  . to the Subordination Agent, any pass through trustee or any certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

  . to the class A pass through trustee to the extent required to pay Adjusted Expected Distributions on the class A certificates;

  . to the class B pass through trustee to the extent required to pay Adjusted Expected Distributions on the class B certificates; and

  . to the class C pass through trustee to the extent required to pay Adjusted Expected Distributions on the class C certificates.

   After a Triggering Event occurs and any secured promissory note becomes a Non-Performing Secured Promissory Note, the Subordination Agent will obtain LTV Appraisals of the aircraft securing such secured promissory note as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the aircraft shown in such LTV Appraisals, the Controlling Party has the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such aircraft). (Intercreditor Agreement, Section 4.1(a))

   Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the certificates of any pass through trust, will be distributed to the pass through trustee for such pass through trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described in this prospectus supplement.

The Subordination Agent

   State Street Bank and Trust Company of Connecticut, National Association, will be the "Subordination Agent" under the Intercreditor Agreement. We and our affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is State

Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Hartford, Connecticut 06103.

   The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

   The aircraft consist of thirteen Airbus Model A319-100 aircraft, five Airbus Model A320-200 aircraft and two Airbus Model A330-300 aircraft, all of which are scheduled for delivery from August 1999 to April 2000 (the "Delivery Period"). The aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

   The Airbus Model A319-100 and Airbus Model A320-200 aircraft both are capable of flying from our major Northeast United States hubs to West Coast markets. The seating capacity of the A319-100 aircraft is approximately 120 passengers. The engine type utilized on the Airbus Model A319-100 aircraft will be the CFM International, Inc. CFM-56-5. The seating capacity of the Airbus Model A320-200 aircraft is approximately 142 passengers. The engine type utilized on the Airbus Model A320-200 aircraft will be the CFM International, Inc. CFM-56-5.

   The Airbus Model A330-300 aircraft is a twin-engine long range aircraft capable of flying from our major United States hubs to any of our transatlantic destinations. The seating capacity of the A330-300 aircraft is approximately 274 passengers in a three-class cabin arrangement. The aircraft powered by two Pratt & Whitney PW4168A engines, is capable of flying flight segments of up to 5,100 nautical miles.

   These aircraft are more fully described in the attached appraisals.

The Appraisals

   The table below sets forth the appraised base values of the aircraft, as determined by the Appraisers.

                                                                                   Appraiser's Valuation
                           Expected                    Scheduled    ----------------------------------------------------
                         Registration Manufacturer's    Delivery                                             Appraised
 Aircraft Type              Number    Serial Number     Month(1)        AISI     AvSolutions      MBA      Base Value(2)
 -------------           ------------ -------------- -------------- ------------ ------------ ------------ -------------
Airbus A319-100.........    N717UW         1069       August 1999   $ 41,640,000 $ 38,980,000 $ 38,950,000 $ 38,980,000
Airbus A319-100.........    N718UW         1077       August 1999     41,640,000   38,980,000   38,950,000   38,980,000
Airbus A320-200.........    N107US         1052       August 1999     46,080,000   45,030,000   44,420,000   45,030,000
Airbus A320-200.........    N108UW         1061       August 1999     46,080,000   45,030,000   44,420,000   45,030,000
Airbus A319-100.........    N719US         1084      September 1999   41,660,000   38,980,000   39,030,000   39,030,000
Airbus A319-100.........    N720US         1089      September 1999   41,660,000   38,980,000   39,030,000   39,030,000
Airbus A320-200.........    N109UW         1065      September 1999   46,100,000   45,030,000   44,510,000   45,030,000
Airbus A319-100.........    N721UW         1095       October 1999    41,670,000   39,250,000   39,110,000   39,250,000
Airbus A319-100.........    N722US         1097       October 1999    41,670,000   39,250,000   39,110,000   39,250,000
Airbus A319-100.........    N723UW         1109       October 1999    41,670,000   39,250,000   39,110,000   39,250,000
Airbus A319-100.........    N724UW         1122      November 1999    41,690,000   39,250,000   39,190,000   39,250,000
Airbus A319-100.........    N725UW         1135      November 1999    41,690,000   39,250,000   39,190,000   39,250,000
Airbus A320-200.........    N110UW         1112      November 1999    46,140,000   45,350,000   44,700,000   45,350,000
Airbus A320-200.........    N111US         1114      November 1999    46,140,000   45,350,000   44,700,000   45,350,000
Airbus A319-100.........    N726US         1136      December 1999    41,710,000   39,250,000   39,260,000   39,260,000
Airbus A319-100.........    N727UW         1147      December 1999    41,710,000   39,250,000   39,260,000   39,260,000
Airbus A319-100.........    N728UW         1169       January 2000    41,730,000   39,560,000   39,340,000   39,560,000
Airbus A319-100.........    N729US         1178      February 2000    41,740,000   39,560,000   39,420,000   39,560,000
Airbus A330-300.........    N670UW          315        March 2000    108,110,000  106,200,000  117,210,000  108,110,000
Airbus A330-300.........    N671UW          323        April 2000    108,150,000  106,950,000  117,450,000  108,150,000

---------------------
(1) The delivery date for any aircraft is the date that we expect the aircraft to be delivered by the manufacturer. This date may be delayed or accelerated. We have the option to substitute other aircraft if the delivery of any aircraft is expected to be delayed for more than 30 days after the month scheduled for delivery of that aircraft or beyond the delivery period termination date. See "--Substitute Aircraft." We may take delivery of an aircraft and finance that aircraft under this offering up to 120 days after such delivery (or such longer period as we may elect with approval from the rating agencies).
(2) The appraised base value of each aircraft set forth above is the lesser of the mean and median base values of such aircraft as appraised by three independent appraisal and consulting firms, and projected as of the scheduled delivery month of each aircraft. Such appraisals are based upon varying assumptions (which assumptions may not reflect current market conditions) and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering-- Appraisals and Realizable Value of Aircraft."

   For purposes of the foregoing chart, AISI, AvSolutions and MBA were asked to provide their respective opinions as to the appraised base value of each aircraft as of June 24, 1999 for AvSolutions, July 28, 1999 for MBA, and June 30, 1999 for AISI and as projected as of the scheduled delivery month of each such aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisers and may not reflect current market conditions that could affect the fair market value of the aircraft. The Appraisers have delivered letters summarizing their respective appraisals. Copies of such letters are attached to this prospectus supplement as Appendix II. We refer you to such summaries for the definition of appraised base value and a discussion of the assumptions and methodologies used in each of the appraisals.

   An appraisal is only an estimate of value, is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of sales value. The proceeds realized upon a sale of any aircraft may be less than the appraised value of such aircraft. The value of the aircraft upon the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the secured promissory notes and the aircraft pursuant to the applicable Indenture would equal the appraised value of such aircraft or be sufficient to satisfy in full payments due on the secured promissory notes issued under such Indenture or the certificates.

Deliveries of Aircraft

   All of the aircraft are scheduled for delivery from August 1999 through April 2000 under two purchase agreements between our parent and an affiliate of Airbus. See the table under "--The Appraisals" for the scheduled month of delivery of each aircraft. Under the purchase agreements, delivery of an aircraft may be delayed due to "Excusable Delay," which is defined to include delays in delivery or failure to deliver or perform due to causes reasonably beyond Airbus' or any associated contractor's control or not occasioned by Airbus' or any associated contractor's fault, misconduct or negligence. We cannot predict whether adjustments in such schedule will be required.

   The Note Purchase Agreement provides that the Delivery Period will expire on the Delivery Period Termination Date.

   If delivery of any aircraft is delayed by more than 30 days after the month scheduled for delivery or beyond July 20, 2000, we have the right to replace such aircraft with a substitute aircraft, subject to certain conditions. See "--Substitute Aircraft." If delivery of any aircraft is delayed beyond the Delivery Period Termination Date and we do not exercise our right to replace such aircraft with a substitute aircraft, there will be unused Deposits that will be distributed to certificateholders together with accrued and unpaid interest thereon and, in certain circumstances, a Deposit Make-Whole Premium with respect to the class A and the class B certificates. See "Description of the Deposit Agreements--Unused Deposits."

Substitute Aircraft

   If the delivery date for any aircraft is delayed (a) more than 30 days after the month scheduled for delivery, or (b) beyond July 20, 2000, we may identify for delivery a substitute aircraft for such aircraft meeting the following conditions:

  . a substitute aircraft must be the same model (either A319, A320 or A330) as the aircraft for which delivery was delayed and delivered by the manufacturer to US Airways after August 30, 1999.

  . we will be obligated to obtain written confirmation from each rating agency that substituting such substitute aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any class of certificates.

                  DESCRIPTION OF THE SECURED PROMISSORY NOTES

   The following description of the terms of the secured promissory notes supplements (and, to the extent inconsistent with the prospectus, replaces) the description of the general terms and provisions relating to the secured promissory notes, the Indentures, the leases, the Participation Agreements, the Leased Aircraft Trust Agreements and the Note Purchase Agreement set forth in the prospectus. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the secured promissory notes, the Indentures, the leases, the Participation Agreements, the Leased Aircraft Trust Agreements and the Note Purchase Agreement, forms of which will be filed as exhibits to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K that we will file with the SEC. Except as otherwise indicated, the following summaries relate to the secured promissory notes, the Indenture, the lease, the Participation Agreement and the Leased Aircraft Trust Agreement that may be applicable to each aircraft.

General

   The secured promissory notes will be issued for each aircraft in three series: the series A secured promissory notes, the series B secured promissory notes and the series C secured promissory notes, collectively referred to as the secured promissory notes.

   The secured promissory notes with respect to each leased aircraft will be issued under a separate Leased Aircraft Indenture between First Security Bank, National Association, as Owner Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as Loan Trustee. We currently intend for all eighteen A319/A320 aircraft described in this prospectus supplement to be leased aircraft.

   The secured promissory notes with respect to each owned aircraft will be issued under a separate Owned Aircraft Indenture between us and State Street Bank and Trust Company of Connecticut, National Association, as Loan Trustee. The secured promissory notes are secured obligations of US Airways. We currently intend for the two A330 aircraft described in this prospectus supplement to be owned aircraft.

   These current intentions are subject to change without notice to certificateholders.

   The Indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States, notwithstanding the description of defeasance in the prospectus.

   In the case of a leased aircraft, we will lease each aircraft from the related Owner Trustee under a separate lease. Under each lease and the related Aircraft Operative Agreements, we will, in general, be obligated to make or cause to be made rental and other payments or advances to the related Loan Trustee on behalf of the related Owner Trustee. Such rental and other payments or advances will be at least sufficient to pay in full when due all payments required to be made on the secured promissory notes issued with respect to such leased aircraft. The secured promissory notes issued with respect to the leased aircraft are not our direct obligations and we do not guarantee payment or performance of the leased aircraft notes. Our obligations under each lease and the related Aircraft Operative Agreements are general unsecured obligations.

Subordination

   Series B secured promissory notes issued in respect of an aircraft will be subordinated in right of payment to series A secured promissory notes issued in respect of such aircraft; series C secured promissory notes issued in respect of such aircraft will be subordinated in right of payment to such series B secured promissory notes. (Leased Aircraft Indentures, Section 2.15 and Article III; Owned Aircraft Indentures, Section 2.15 and Article III) On each scheduled payment date, (a) payments of interest and principal due on series A secured promissory notes issued in respect of an aircraft will be made prior to payments of interest and principal due on series B secured promissory notes issued in respect of such aircraft; and (b) payments of interest and principal due on series B secured promissory notes issued in respect of an aircraft will be made prior to payments of interest and principal due on series C secured promissory notes issued in respect of such aircraft. (Leased Aircraft Indentures, Article III; Owned Aircraft Indentures, Article III)

Principal and Interest Payments

   Subject to the provisions of the Intercreditor Agreement, interest paid on the secured promissory notes held in each pass through trust will be passed through to the certificateholders of each such pass through trust on the dates and at the rate per annum set forth on the cover page of this prospectus supplement with respect to the class A and class B pass through trusts and set forth under "Purchase of Class C Certificates" with respect to the class C certificates until the final expected Regular Distribution Date for such pass through trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the secured promissory notes held in each pass through trust will be passed through to the certificateholders of such pass through trust in scheduled amounts on the dates set forth in this prospectus supplement until the final expected Regular Distribution Date for such pass through trust.

   Interest will be payable on the unpaid principal amount of each secured promissory note at the rate applicable to such secured promissory note on January 20 and July 20 of each year, commencing on the first such date to occur after initial issuance of such secured promissory note. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Premium and interest on such series of secured promissory notes will bear interest at a rate equal to at least 1.00% per annum over the applicable rate on such series of secured promissory notes.

   Scheduled principal payments on the secured promissory notes will be made on January 20 and July 20 in certain years, commencing on July 20, 2000 in the case of the class A certificates and January 20, 2000 in the case of the class B certificates. See "Description of the Certificates--Pool Factors" for a discussion of the scheduled payments of principal of the secured promissory notes and possible revisions to such scheduled payments.

   The final payment made under each secured promissory note will be in an amount sufficient to discharge in full the unpaid principal amount, Make-Whole Premium (if any) and to the extent permitted by law, interest and any other amounts payable but unpaid with respect to such secured promissory note.

   If any date scheduled for a payment of principal, premium (if any) or interest with respect to the secured promissory notes is not a Business Day, such payment will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled payment date and without any additional interest.

Redemption

   If an Event of Loss occurs with respect to an aircraft and we do not replace such aircraft under the related lease (in the case of a leased aircraft) or under the related Owned Aircraft Indenture (in the case of an owned aircraft), the secured promissory notes issued with respect to such aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, to the date of redemption and other amounts payable to the holders of the secured promissory notes under the applicable Indenture and Participation Agreement, but without premium. Such redemption will be on a Special Distribution Date. (Indentures, Section 2.10(a)) If we exercise our right to terminate a lease under our voluntary termination, early buyout or burdensome buyout options under such lease, the secured promissory notes relating to the applicable leased aircraft will be redeemed (unless we elect to assume the secured promissory notes on a full recourse basis), in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Leased Aircraft Indentures, Section 2.10(b)) See "--The Leases--Lease Termination."

   All, but not less than all, of the secured promissory notes issued with respect to a leased aircraft may be redeemed prior to maturity with our consent, and all of the secured promissory notes issued with respect to the owned aircraft may be redeemed in whole prior to maturity at any time at our option, in each case at a price equal to 100% of the unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus, a Make-Whole Premium. (Indentures, Section 2.11) If notice of such a redemption is given in connection with a refinancing of secured promissory notes with respect to a leased aircraft, such notice may be revoked at any time not later than three days prior to the proposed redemption date. (Leased Aircraft Indentures, Section 2.12)

   If, with respect to a leased aircraft, (a) one or more Lease Events of Default have occurred and are continuing or (b) the secured promissory notes with respect to such aircraft have been accelerated or the Loan Trustee with respect to such secured promissory notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related lease or if certain events occur in a bankruptcy proceeding involving us, then in each case all, but not less than all, of the secured promissory notes issued with respect to such leased aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium is payable if such secured promissory notes are to be purchased pursuant to clause (a) when a Lease Event of Default has occurred and has been continuing for less than 180 days). (Leased Aircraft Indentures, Section 2.14) We as owner of the owned aircraft have no comparable right under the Owned Aircraft Indentures to purchase the secured promissory notes under such circumstances.

Security

   The secured promissory notes issued with respect to each aircraft will be secured by a first priority security interest in the aircraft, the related lease and all rent under such lease (with respect to leased aircraft), as well as all rents, profits and other income of such aircraft, certain rights under the aircraft purchase agreement between our parent and an affiliate of the aircraft manufacturer, all requisition proceeds with respect to such aircraft, all insurance proceeds with respect to the aircraft (other than proceeds under third party liability policies and under policies maintained by the Owner Participant), all monies and securities deposited with the related Loan Trustee, and all proceeds of the foregoing. (Indentures, Granting Clause) Unless an Indenture Default with respect to an aircraft has occurred and is continuing, the related Loan Trustee may not exercise the Owner Trustee's rights under the related lease except such Owner Trustee's right to receive rent. The assignment by the Owner Trustee to the Loan Trustee of its rights under the related lease excludes, among other things, the rights of the Owner Trustee in its individual and trust capacities and of the Owner Participant relating to the indemnification by us for certain matters, proceeds of public liability insurance in respect of the aircraft payable as a result of insurance claims made, or losses suffered, by the Owner Trustee or the Loan Trustee in their respective individual capacities or by the Owner Participant, proceeds of insurance maintained with respect to the aircraft by the Owner Participant (whether directly or through the Owner Trustee) or the Owner Trustee in its individual capacity and permitted under the lease and certain reimbursement payments made by us to the Owner Trustee and the Owner Participant. (Indenture, Granting Clause)

   The secured promissory notes will not be cross-collateralized. This means that the secured promissory notes issued in respect of any one aircraft will not be secured by any of the other aircraft, replacement aircraft (as described in "--The Leases--Events of Loss") or the leases related to such other aircraft. There will not be any cross-default provisions in the Indentures or leases. This means that events resulting in an event of default under any particular Indenture or lease may or may not result in an event of default occurring under any other Indenture or lease. If the secured promissory notes issued with respect to one or more aircraft are in default and the secured promissory notes issued with respect to the remaining aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining aircraft.

   The secured promissory notes issued under each Leased Aircraft Indenture are not our obligations and we do not guarantee such secured promissory notes. Payments or advances made under a lease and the related Aircraft Operative Agreements will at all time be sufficient to make scheduled payments or principal of, and interest on, the secured promissory notes issued to finance the aircraft subject to such lease. See "Description of the Secured Promissory Notes--General."

Loan to Value Ratios of Secured Promissory Notes

   The following tables set forth illustrative loan to aircraft value ratios for the secured promissory notes issued in respect of aircraft as of the July 20 Regular Distribution Dates that occur after the scheduled date of original issuance of such secured promissory notes, assuming that the secured promissory notes in the maximum principal amount are issued in respect of each such aircraft. The following tables apply both to leased aircraft and owned aircraft. We used these examples to prepare the Assumed Amortization Schedule, although the amortization schedule for the secured promissory notes issued with respect to an aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. This means that the schedules set forth below may not be applicable in the case of any particular aircraft. See "Description of the Certificates--Pool Factors." The LTV was obtained by dividing (a) the outstanding balance (assuming no payment default) of such secured promissory notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (b) the assumed value (the "Assumed Aircraft Value") of the aircraft securing such secured promissory notes.

   The following tables are based on the Depreciation Assumption. Other rates or methods of depreciation would result in materially different loan to aircraft value ratios, and no assurance can be given (a) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (b) as to the actual future value of any aircraft. The tables should not be considered a forecast or prediction of expected or likely loan to aircraft value ratios, but only a mathematical calculation based on one set of assumptions.

                            Airbus Model A319-100         Airbus Model A320-200         Airbus Model A330-300
                         ----------------------------  ----------------------------  ----------------------------
                           Secured                       Secured                       Secured
                         Promissory                    Promissory                    Promissory
                            Note      Assumed   Loan      Note      Assumed   Loan      Note      Assumed   Loan
                         Outstanding  Aircraft   to    Outstanding  Aircraft   to    Outstanding  Aircraft   to
                           Balance     Value    Value    Balance     Value    Value    Balance     Value    Value
Date                     (Millions)  (Millions) Ratio  (Millions)  (Millions) Ratio  (Millions)  (Millions) Ratio
----                     ----------- ---------- -----  ----------- ---------- -----  ----------- ---------- -----
July 20, 2000...........   $23.99      $39.25   61.1%    $28.22      $43.68   64.6%    $66.38     $108.15   61.4%
July 20, 2001...........    23.49       38.07   61.7      27.69       42.33   65.4      60.70      104.91   57.9
July 20, 2002...........    22.92       36.90   62.1      26.87       40.98   65.6      58.82      101.66   57.9
July 20, 2003...........    22.15       35.72   62.0      25.97       39.63   65.5      57.38       98.42   58.3
July 20, 2004...........    21.48       34.54   62.2      25.20       38.28   65.8      55.87       95.17   58.7
July 20, 2005...........    20.83       33.36   62.4      24.37       36.92   66.0      54.57       91.93   59.4
July 20, 2006...........    20.24       32.19   62.9      23.48       35.57   66.0      50.02       88.68   56.4
July 20, 2007...........    19.54       31.01   63.0      22.59       34.22   66.0      43.10       85.44   50.4
July 20, 2008...........    18.76       29.83   62.9      21.70       32.87   66.0      38.80       82.19   47.2
July 20, 2009...........    18.14       28.65   63.3      20.80       31.52   66.0      34.00       78.95   43.1
July 20, 2010...........    17.43       27.48   63.4      19.91       30.17   66.0      29.99       75.71   39.6
July 20, 2011...........    13.80       26.30   52.5      17.65       28.82   61.2      25.18       72.46   34.8
July 20, 2012...........    11.82       25.12   47.1      14.26       27.47   51.9      20.07       69.22   29.0
July 20, 2013...........     9.68       23.94   40.4      11.77       26.12   45.1      14.47       65.97   21.9
July 20, 2014...........     7.37       22.77   32.4       9.08       24.77   36.7      10.99       62.73   17.5
July 20, 2015...........     4.89       21.59   22.7       6.19       22.97   27.0       7.44       59.48   12.5
July 20, 2016...........     4.89       20.02   24.4       6.19       21.16   29.3       5.27       55.16    9.6
July 20, 2017...........     4.18       18.45   22.7       3.81       19.36   19.7       2.25       50.83    4.4
July 20, 2018...........     1.42       16.88    8.4       0.47       17.56    2.7       0.00        0.00     NA
July 20, 2019...........     0.00        0.00     NA       0.00        0.00     NA       0.00        0.00     NA

Limitation of Liability

   The secured promissory notes issued with respect to the leased aircraft are not our direct obligations or guaranteed by us, by any Owner Participant or by the Loan Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Loan Trustees, or any of their affiliates, will be personally liable to any holder of a secured promissory note or, in the case of the Owner Trustees and the Owner Participants, to the Loan Trustees for any amounts payable under the secured promissory notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture. Generally, all payments of principal of, premium, if any, and interest on the secured promissory notes issued with respect to any leased aircraft (other than payments made in connection with an optional redemption or purchase of secured promissory notes issued with respect to a leased aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such leased aircraft or the income and proceeds received by the related Loan Trustee (including rent payable and other amounts provided by us under the lease and related documents with respect to such leased aircraft). In some cases, an Owner Participant may be required to make payments to an Owner Trustee that are to be used by the Owner Trustee to pay principal of, and interest on, the secured promissory notes. If an Owner Participant is required to make payments to be used by an Owner Trustee to pay principal of, and interest on, the secured promissory notes and the Owner Participant fails to make the payment, we will be required to provide the Owner Trustee with funds sufficient to make the payment.

   The secured promissory notes issued with respect to any owned aircraft will be our direct obligations.

   Except as otherwise provided in the Indentures, no Owner Trustee or Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or under the secured promissory notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the secured promissory notes to the Loan Trustees or to any holder of any secured promissory note.

Indenture Defaults, Notice and Waiver

   Indenture Defaults under each Indenture include:

  . in the case of a Leased Aircraft Indenture, the occurrence of any Lease Event of Default under the related lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee to the Loan Trustee that such failure will constitute a Lease Event of Default);

  . the failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default) in the case of a Leased Aircraft Indenture, or us, in the case of an Owned Aircraft Indenture, to pay any interest or principal or premium, if any, when due, under such Indenture or under any secured promissory note issued under such Indenture that continues for more than 10 Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, 10 Business Days after the relevant Owner Trustee or Owner Participant receives written demand from the related Loan Trustee or holder of a secured promissory note;

  . the failure by the related Owner Participant or the related Owner Trustee (in its individual capacity), in the case of a Leased Aircraft Indenture, or us, in the case of an Owned Aircraft Indenture, to discharge certain liens that continue after notice and specified cure periods;

  . any representation or warranty made by the related Owner Trustee or Owner Participant in a Leased Aircraft Indenture, the related Participation Agreement, or certain related documents furnished to the Loan Trustee or any holder of a secured promissory note being false or incorrect when made in any material respect that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods;

  . any representation or warranty made by us in an Owned Aircraft Indenture, the related Participation Agreement, or certain related documents furnished to the Loan Trustee or any holder of a secured promissory note being false or incorrect when made in any material respect that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods;

  . failure by the related Owner Trustee or Owner Participant (in the case of leased aircraft) or us (in the case of owned aircraft) to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of secured promissory notes under such Indenture or certain related documents that continues after notice and specified cure periods;

  . the registration of the related aircraft ceasing to be effective as a result of the Owner Participant (in the case of a leased aircraft) or us (in the case of an owned aircraft) not being a citizen of the United States, as defined in Title 49 of the United States Code relating to aviation (subject to a cure period); or

  . the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant (in the case of a leased aircraft) or us (in the case of the owned aircraft). (Indentures, Section 4.02)

  . in the case of the Owned Aircraft Indenture, failure by us to carry and maintain insurance in accordance with the terms of such Indenture with respect to the aircraft.

   There will not be any cross-default provisions in the Indentures or in the leases. This means that events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular lease may or may not result in a Lease Event of Default under any other lease.

   If we fail to make any semiannual basic rental payment due under any lease, within a specified period after such failure the applicable Owner Trustee may furnish to the Loan Trustee the amount due on the secured promissory notes issued with respect to the related leased aircraft, together with any interest thereon on account of such delayed payment. In that case, the Loan Trustee and the holders of outstanding secured promissory notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such lease as the result of such failure to make such rental payment, unless such Owner Trustee has previously cured each of the three immediately preceding semiannual basic rental payment defaults or the Owner Trustee has cured an aggregate of six previous semiannual basic rental payment defaults. The applicable Owner Trustee also may cure any other default by us in the performance of its obligations under any lease that can be cured by the payment of money. (Leased Aircraft Indenture, Section 4.03)

   The holders of a majority in aggregate unpaid principal amount of the secured promissory notes issued under an Indenture, by notice to the Loan Trustee, may on behalf of all the holders of secured promissory notes issued under such Indenture waive any existing default and its consequences under such Indenture, except a default in the payment of the principal of, or premium or interest on any such secured promissory notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of secured promissory notes. In the case of Leased Aircraft Indentures, the ability to waive existing defaults may depend on actions of the applicable Owner Participant. (Indentures, Section 4.08)

Remedies

   Each Indenture provides that if an Indenture Default occurs and is continuing, the related Loan Trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the secured promissory notes outstanding under such Indenture will, subject to the applicable Owner Participant's or Owner Trustee's right to cure in the case of Leased Aircraft Indentures declare the principal of all such secured promissory notes issued under such Indenture immediately due and payable, together with all accrued but unpaid interest thereon (without the Make-Whole Premium). The holders of a majority in principal amount of secured promissory notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due is entered if (a) there has been paid to the related Loan Trustee an amount sufficient to pay all principal and interest on any such secured promissory notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (b) all other Indenture Defaults and events which with the giving of notice or lapse of time or both would become Indenture Defaults under such Indenture have been cured or waived. (Indentures, Section 4.04(b))

   Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if, in the case of a leased aircraft, the corresponding lease has been declared in default) one or more of the remedies under such Indenture or such lease with respect to the aircraft subject to such lease. If a Lease Event of Default has occurred and is continuing under the corresponding lease in the case of Leased Aircraft Indentures, the related Loan Trustee's right to exercise remedies under such Indenture is subject, with certain exceptions, to its having accelerated the maturity of the secured promissory notes and proceeded to exercise one or more of the remedies under the lease to terminate the lease (in the event that it is not commercially reasonable to take possession of the aircraft) or take possession of and/or sell the aircraft; provided that the requirement to exercise such remedies under such lease does not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days subsequent to an entry for an order for relief or such other period as may be specified in Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (the "Section 1110 Period") (plus an additional period if any resulting from (a) us or our trustee in such proceeding assuming, or agreeing to perform our obligations under, such lease with the approval of the applicable court, (b) such Loan Trustee's consent to an extension of such 60-day period, (c) the assumption of the lease by us during the Section 1110 Period with the approval of the applicable court, or (d) such Loan Trustee's failure to give any requisite notice). See "--The Leases--Events of Default under the Leases." Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and us, subject to the terms of such lease. Any aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including, if a Lease Event of Default has occurred and is continuing, our rights under the lease with respect to such aircraft. No exercise of any remedies by the related Loan Trustee may affect our rights under any lease unless a Lease Event of Default has occurred and is continuing under such lease. The Owned Aircraft Indenture will not contain such limitations on the Loan Trustee's ability to exercise remedies upon an Indenture Default under an Owned Aircraft Indenture. (Indentures, Section 4.04; Leases, Section 15)

   If a bankruptcy proceeding involving us under the U.S. Bankruptcy Code occurs, all of the rights of the Owner Trustee as lessor under a particular lease will be exercised by the Owner Trustee in accordance with the terms thereof unless (a) during the Section 1110 Period we or the trustee in such proceeding do not assume or agree to perform our obligations under such lease,
(b) at any time after assuming or agreeing to perform such obligations, we or such trustee cease to perform such obligations or (c) the related Loan Trustee takes action, or notifies the Owner Trustee that such Loan Trustee intends to take action, to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy in accordance with the Leased Aircraft Indenture. The Owner Trustee's exercise of such rights shall be subject to certain limitations and, in no event may the Owner Trustee reduce the amount or change the time of any payment in respect of the secured promissory notes or adversely affect the validity or enforceability of the lien under the Leased Aircraft Indenture by depriving the holder of the secured promissory notes of the benefits thereof.

   If the secured promissory notes issued in respect of one aircraft are in default, the secured promissory notes issued in respect of the other aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other aircraft.

   Section 1110 of the U.S. Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected after 60 days after the filing of petition under Chapter 11 of the U.S. Bankruptcy Code by:

  . the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period;

  . the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period;

  . Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases); and

  .  any power of the bankruptcy court to enjoin a repossession.

   Section 1110 of the U.S. Bankruptcy Code provides that the right to take possession of an aircraft may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all after such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), if the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults that are a breach of a provision relating to the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the U.S. (as defined in section 40102 of title 49) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

   Skadden, Arps, Slate, Meagher & Flom (Illinois), our special counsel, has advised the Loan Trustees that, if we become a debtor under Chapter 11 of the U.S. Bankruptcy Code, the Loan Trustee would be entitled to the benefits of
Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the related aircraft, but may not be entitled to such benefits with respect to any replacement of an aircraft after an Event of Loss in the future. The replacement of any aircraft is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee's entitlement to benefits of Section 1110 of the U.S. Bankruptcy Code would not be diminished as a result of such replacement. This opinion is subject to certain qualifications and assumptions, including the assumptions that we are and will continue to be a citizen of the U.S. holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. See "--The Leases--Events of Loss." The opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois) does not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible sublessee of an aircraft, or to any possible lessee of an owned aircraft if it is leased by us. However, we have also been advised by Skadden, Arps, Slate, Meagher & Flom (Illinois) that if the aircraft is leased by us to one of our affiliates, we would be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the related aircraft. This opinion is also subject to certain qualifications and assumptions, including the assumptions that such affiliate is and will continue to be a citizen of the U.S. holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "--Indenture Defaults, Notice and Waiver."

   A 1998 Colorado district court decision, Western Pacific Airlines, Inc. v. GATX (In re Western Pacific Airlines, Inc.), 219 B.R. 305, on rehearing, 221 B.R. 1 (D. Colo. 1998), appeal dismissed as moot, vacatur denied, 1999 WL 454469 (10th Cir., July 7, 1999), ruled that Section 1110 of the U.S. Bankruptcy Code does not apply in a case after the trustee timely makes the agreement specified in Section 1110(a)(1)(A) of the U.S. Bankruptcy Code and timely cures defaults outstanding as of the date of the Chapter 11 petition or that occur during the first sixty days of the case, with the result, among others, that the ability of a lessor to exercise remedies based on a default that occurs after the first 60 days of the Chapter 11 case would be subject to the automatic stay. We have been advised by our special counsel, Skadden, Arps, Slate, Meagher & Flom (Illinois) to the effect that, and accordingly, we believe that, this decision construes Section 1110 of the U.S. Bankruptcy Code in a manner that is inconsistent with both the language of Section 1110 of the U.S. Bankruptcy Code and the legislative history explaining the purpose and operation of Section 1110 of the U.S. Bankruptcy Code and accordingly believes that the decision is an incorrect interpretation of Section 1110 of the U.S. Bankruptcy Code.

   If a bankruptcy, insolvency, receivership or like proceedings is commenced involving an Owner Participant, it is possible that, notwithstanding that the applicable leased aircraft is owned by the related Owner Trustee in trust, such leased aircraft and the related lease and secured promissory notes might become part of such proceeding. In such event, payments under such lease or on such secured promissory notes may be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Leased Aircraft Indenture might be restricted, although such Loan Trustee would retain its status as a secured creditor in respect of the related lease and the related leased aircraft.

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Modification of Indentures and Leases

   Without the consent of holders of a majority in principal amount of the secured promissory notes outstanding under any Indenture, the provisions of such Indenture and any related lease, Participation Agreement or Leased Aircraft Trust Agreement may not be amended or modified, except to the extent indicated below.

   Subject to certain limitations, certain provisions of any Leased Aircraft Indenture, and of the related lease, Participation Agreement, and Leased Aircraft Trust Agreement, may be amended or modified by the parties to those agreements without the consent of any holders of the secured promissory notes outstanding under such Indenture. In the case of each lease, such provisions include, among others, provisions relating to (a) the return to the related Owner Trustee of the related leased aircraft under the terms of such lease (except to the extent that such amendment would affect the rights or exercise of remedies under the lease) and (b) the renewal of such lease and our option pursuant to the terms of such lease to terminate the lease or to purchase the related leased aircraft so long as the same would not adversely affect the Note Holders. (Leased Aircraft Indenture, Section 9.01(a)) In addition, any Indenture may be amended without the consent of the holders of secured promissory notes issued under such Indenture to, among other things, cure any defect or inconsistency in such Indenture or such secured promissory notes, provided that such change does not adversely affect the interests of any such holder. (Leased Aircraft Indenture, Section 9.01(c); Owned Aircraft Indenture,
Section 10.01(c))

   Without the consent of each Liquidity Provider and the holder of each secured promissory note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any secured promissory notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of a secured promissory note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject to such Indenture or (c) reduce the percentage in principal amount of outstanding secured promissory notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance with such Indenture. (Leased Aircraft Indenture, Section 9.01(b); Owned Aircraft Indenture, Section 10.01(c))

Indemnification

   We are required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent and each pass through trustee, but not the holders of certificates (unless otherwise expressly agreed by us), for certain losses, claims and other matters. We are required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related leased aircraft.

The Leases and the Owned Aircraft Indentures

   We will lease each leased aircraft from an Owner Trustee under a lease. We will own each owned aircraft.

 Lease Term and Lease Payments

   We will lease each leased aircraft from an Owner Trustee for a term commencing on the closing of a leveraged lease financing and expiring on a date not earlier than the latest maturity date of the relevant secured promissory notes issued in such leveraged lease transaction, unless terminated prior to the originally scheduled expiration date as permitted by such lease. We will make semiannual payments of basic rent under each lease on each rent payment date (or, if such day is not a Business Day, on the next Business
Day).

   The Owner Trustee will assign all payments of basic rent and certain other payments that we are required to pay or advance under the lease or related documents to the related Loan Trustee. The Loan Trustee will, on

                                     S-78
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behalf of the Owner Trustee, apply the funds assigned to it under the related
Indenture to pay scheduled principal of, premium, if any, and interest due from such Owner Trustee on the secured promissory notes issued under such Indenture. The balance of any basic rent or other assigned amount under each lease and related Aircraft Operative Agreements, after payment of amounts due on the secured promissory notes issued under such Indenture, will be paid over to the applicable Owner Trustee. In certain cases, the basic rent and other payments under a lease may be adjusted, but each lease will provide that under no circumstances will amounts that we are required to pay or advance under the lease and related documents be less than the scheduled payments on the related secured promissory notes. In some cases, an Owner Participant may be required to make payments to an Owner Trustee that are to be used by the Owner Trustee to pay principal of, and interest on, the secured promissory notes. If an Owner Participant is required to make payments to be used by an Owner Trustee to pay principal of, and interest on, the secured promissory notes and the Owner Participant fails to make the payment, we will be required to provide the Owner Trustee with funds sufficient to make the payment. Our obligations to pay rent and to cause other payments to be made under each lease and under the Aircraft Operative Agreements will be general unsecured obligations.

 Owned Aircraft Payments

   Semiannual payments of interest on the secured promissory notes issued by us under an Owned Aircraft Indenture are payable January 20 and July 20 of each year, commencing on the first such date after issuance thereof. Payments of principal of the secured promissory notes issued by us under an Owned Aircraft Indenture are payable January 20 and July 20 in certain years or in full on final maturity.

 Net Lease; Maintenance

   Under the terms of each lease, our obligations in respect of each leased aircraft will be those of a lessee under a "net lease." This means that we will be obligated under each lease, among other things, to keep each aircraft subject to such lease, duly registered and insured, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul such aircraft so as to keep it in as good an operating condition as when delivered to us, ordinary wear and tear excepted, and in such condition as required to maintain the applicable airworthiness certificate for the aircraft in good standing at all times (other than during temporary periods of storage or during certain periods of permitted maintenance or modification). (Leases, Section 7(a)(1))

 Possession, Sublease and Transfer

   We may operate an aircraft, or, subject to certain restrictions, we may permit certain other persons to operate an aircraft. Normal interchange, pooling and similar agreements customary in the commercial airline industry with respect to any airframe or engine are permitted. We are also permitted to enter into subleases with United States entities and foreign entities that have their principal executive office in specified countries. (Leases, Section 7(b)(x)). We also may sublease an aircraft to Shuttle, Inc. or any other affiliate so long as such affiliate is a "citizen of the United States" (as defined in the Transportation Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code. All subleases will be subject and subordinate to the related lease. It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized if an aircraft is registered or located in a jurisdiction not a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention"). In the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if such aircraft were registered or located outside the United States.

 Registration

   We are required to keep each aircraft duly registered under the Transportation Code with the FAA except (in the case of a leased aircraft) if the relevant Owner Trustee or the relevant Owner Participant fails to meet the applicable citizenship requirements. We are also required to record each lease (in the case of a leased aircraft) and Indenture and certain other documents under the Transportation Code. (Leases, Section 7(a)(1); Owned Aircraft Indenture, Section 7.02) Each Indenture will be effective to create a valid security interest in the aircraft that is subject to such Indenture. When the Indenture and other appropriate documents are filed with the FAA and in accordance with the Transportation Code and Uniform Commercial Code financing statements are filed in all appropriate jurisdictions, the Loan Trustee will have a first-priority, perfected security interest in such aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

   So long as no Lease Event of Default exists, we have the right to register the aircraft subject to such lease in a country other than the United States at our own expense, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that the lien of the applicable Indenture will continue as a first priority security interest in the applicable aircraft. (Leases, Section 7(a)(1); Participation Agreements,
Section 7(d)). The Owned Aircraft Indentures and related documents contain comparable provisions with respect to registration of the owned aircraft.

 Liens

   We are required to maintain each aircraft free of any liens, other than the rights of the parties under the Aircraft Operative Agreements and other than certain limited liens permitted under such Aircraft Operative Agreements. Such permitted liens include, but are not limited to:

  (a) liens for taxes either not yet due or being contested in good faith by appropriate proceedings;

  (b) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than sixty (60) days or are being contested in good faith by appropriate proceedings;

  (c) judgment liens so long as such judgment is discharged or vacated within sixty (60) days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within sixty (60) days after expiration of such stay; and

  (d) any other lien as to which we have provided a bond or other security adequate in the reasonable opinion of the Owner Trustee;

provided that in the case of each of the liens described in the foregoing clauses (a) and (b) such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such aircraft or any interest in such aircraft. (Leases, Section 6; Owned Aircraft Indenture, Section 7.01)

 Replacement of Parts; Alterations

   We are obligated to replace all aircraft parts at our expense that may from time to time be incorporated or installed in or attached to any aircraft and that may become lost, damaged beyond repair, worn out, destroyed, stolen, seized, confiscated or permanently rendered unfit for use. We or any permitted sublessee have the right, at our own expense, to add further parts and accessories and make such alterations, modifications and additions with respect to each aircraft as we deem desirable in the proper conduct of our business and to remove parts which we deem to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the value, utility or remaining useful life of the related aircraft. (Leases, Sections 8(a) and 8(c); Owned Aircraft Indenture, Sections 7.03(a) and 7.03(c))

 Insurance

   We are required to maintain, at our expense (or at the expense of a permitted lessee, in the case of the owned aircraft, or a permitted sublessee in the case of a leased aircraft), all-risk aircraft hull insurance covering

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

each aircraft, at all times in an amount (taking into account any permitted self-insurance) not less than the termination value (or comparable amount) for the aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the secured promissory notes. (Leases, Section 11; Owned Aircraft Indenture, Section 7.04)

   In addition, we are obligated to maintain (or cause to be maintained) comprehensive airline liability insurance at our expense, including, without limitation, passenger liability, bodily injury and property damage liability, cargo liability and contractual liability insurance with respect to each aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft of the same type that we own, lease or operate that operate on similar routes as such aircraft.

   We are also required to maintain war-risk, hijacking or allied perils insurance if we (or any permitted sublessee) operate any aircraft, airframe or engine in any area of recognized hostilities or if we (or any permitted sublessee) maintain such insurance with respect to other aircraft operated on the same international routes or areas on or in which the aircraft is operated. (Leases, Section 11; Owned Aircraft Indenture, Section 7.04)

   We may self-insure under a program applicable to all aircraft in our fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the highest replacement value of any single aircraft in our fleet or 1.5% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which we carry insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major United States airlines is a higher level of self-insurance, in which case, we may self-insure the aircraft to such higher level. In addition, we may self-insure to the extent of any applicable deductible per aircraft that does not exceed industry standards for major United States airlines. (Leases, Section 11; Owned Aircraft Indenture, Section 7.04)

   In respect of each aircraft, we are required to name as additional insured parties the relevant Loan Trustee and holders of the secured promissory notes and (in the case of a leased aircraft) the relevant Owner Participant and Owner Trustee, in its individual capacity and as owner of such aircraft, and the Liquidity Provider under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance will not be invalidated or impaired by any of our acts or omissions or by any act or omission of any permitted sublessees, or any other person. (Leases, Section 11; Owned Aircraft Indenture, Section 7.04)

 Lease Termination

   We may terminate any lease (a) on any Rent Payment Date (or if the applicable Owner Participant agrees on scheduled monthly termination dates) occurring after the end of the calendar year in which the seventh (7th) anniversary of the occurrence of the lease commencement date, if we make a good faith determination that the aircraft subject to such lease is obsolete or surplus to our needs or (b) on the tenth, thirteenth or sixteenth anniversaries of the date on which the lease commenced. We are required to give notice of our intention to exercise our right of termination described in this paragraph at least one hundred twenty (120) days prior to the proposed date of termination, which notice may be withdrawn up to fifteen (15) days prior to such proposed date; provided that we may give only two (2) such termination notices. In such a situation, unless the Owner Trustee elects to retain title to such aircraft or, in the case of clause (b) above, we elect to purchase the aircraft at a purchase price equal to the greater of termination value (or comparable termination amount) or fair market value, we are required to use commercially reasonable efforts to sell such aircraft as an agent for such Owner Trustee, and the Owner Trustee will sell such aircraft on the date of termination to the highest cash bidder. If such sale occurs, the secured promissory notes related thereto are required to be prepaid. If the net proceeds to be received from such sale are less than the termination value (or comparable termination amount) for such

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aircraft (which will be set forth in a schedule to each lease), we are required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable termination value (or comparable termination amount) for such aircraft over such net proceeds. If we elect to purchase the aircraft, either
(a) the secured promissory notes related thereto will be prepaid or (b) subject to receipt of the tax opinion and Section 1110 opinion described under "-- Renewal and Purchase Options," we will assume such secured promissory notes on a full recourse basis. Upon payment of the termination value (or comparable amount) or, in the case of a purchase by us, the payment of the applicable purchase price, and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts, the lien of the relevant Indenture will be released, the relevant lease will terminate, and our obligation after the date of such payments to make scheduled rent payments under such lease will cease. (Leases, Section 9; Leased Aircraft Indentures,
Section 2.10)

   The Owner Trustee has the option to retain title to the aircraft if we have given a notice of termination under the lease. In such event, such Owner Trustee will pay to the applicable Loan Trustee an amount sufficient to prepay the outstanding secured promissory notes issued with respect to such aircraft (including accrued interest) and the Loan Trustee will be paid the Make-Whole Premium, in which case the lien of the relevant Indenture will be released, the relevant lease will terminate and our obligation after the date of such payments to make scheduled rent payments under such lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Section 2.10)

 Events of Loss

   If an Event of Loss occurs with respect to the airframe or the airframe and engines of an aircraft, we must elect within sixty (60) days after such occurrence either to make payment with respect to such Event of Loss or to replace such airframe and any such engines. Not later than the earlier of (a) the first Business Day following the 120th day following the date of occurrence of such Event of Loss and (b) an earlier Business Day irrevocably specified fifteen (15) days in advance by notice from us to the Owner Trustee (in the case of a leased aircraft) and the Loan Trustee, we must either (a) pay to the applicable Owner Trustee the termination value (or comparable termination amount) of such aircraft (or, in the case of an owned aircraft, pay to the applicable Loan Trustee the outstanding principal amount of the secured promissory notes relating to such aircraft plus accrued and unpaid interest thereon), together with certain additional amounts, but, in any case, without any Make-Whole Premium or (b) substitute an airframe (or airframe and one or more engines, as the case may be) for the airframe, or airframe and engine(s), that suffered such Event of Loss. (Leases, Section 10(a); Leased Aircraft Indentures, Section 2.10; Owned Aircraft Indentures, Section 5.06)

   If we elect to replace an airframe (or airframe and one or more engines, as the case may be) that suffered such Event of Loss, we will, in the case of a leased aircraft, convey to the related Owner Trustee title to an airframe (or airframe and one or more engines, as the case may be) or, in the case of an Owned Aircraft Indenture, subject such airframe (or airframe and one or more engines) to the lien of the Owned Aircraft Indenture, and such replacement airframe or airframe and engines must be the same model as the airframe or airframe and engines to be replaced or an improved model, with a value, utility and remaining useful life at least equal to the airframe or airframe and engines to be replaced, assuming that such airframe and such engines had been maintained in accordance with the related lease or Owned Aircraft Indenture, as the case may be. We are also required to provide to the relevant Loan Trustee and (in the case of a leased aircraft) the relevant Owner Trustee and Owner Participant reasonably acceptable opinions of counsel to the effect, among other things, that (a) certain specified documents have been duly filed under the Transportation Code and (b) such Owner Trustee and Loan Trustee will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Leases,
Section 10(a); Owned Aircraft Indenture, Section 5.06)


                                      S-82
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   If we elect not to replace such airframe, or airframe and engine(s), then upon payment of the outstanding principal amount of the secured promissory notes issued with respect to such aircraft (in the case of an owned aircraft) or the termination value (or comparable termination amount) for such aircraft (in the case of a leased aircraft), together with all additional amounts then due and unpaid with respect to such aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such secured promissory notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such secured promissory notes, the lien of the Indenture and (in the case of a leased aircraft) the lease relating to such aircraft will terminate with respect to such aircraft, our obligation thereafter to make the scheduled rent payments (in the case of a leased aircraft) or interest and principal payments (in the case of an owned aircraft) will cease and (in the case of a leased aircraft) the related Owner Trustee will transfer all of its right, title and interest in and to the related aircraft to us. The termination value (or comparable termination amount) and other payments made under the leases by us will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the secured promissory notes issued with respect to such aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee or to us, as the case may be. (Leases, Section 10; Leased Aircraft Indentures, Section 3.02; Owned Aircraft Indentures, Sections 3.02 and 5.06)

   If an Event of Loss occurs with respect to an engine alone, we will be required to replace such engine within one hundred twenty (120) days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). In the case of A319 and A320 aircraft, such replacement engine will be (a) a CFM International Model 56-5 (or improved) type engine or (b) a CFM engine or another manufacturer's engine suitable for use on the relevant airframe and having a value and utility equal to or greater than a CFM Model 56-5 type engine, assuming that such engine had been maintained in accordance with the relevant lease. In the case of A330 aircraft, such replacement engine will be (a) a Pratt & Whitney Model 4168A (or improved) type engine or (b) another Pratt & Whitney or another manufacturer's engine suitable for use on the relevant airframe and having a value and utility equal to or greater than a Pratt & Whitney Model 4168A type engine. (Leases, Section 10(b); Owned Aircraft Indenture, Section 5.06(b))

 Renewal and Purchase Options

   At the end of the term of each lease after final maturity of the related secured promissory notes and subject to certain conditions, we have certain options to renew such lease for additional limited periods. In addition, we have the right at the end of the term of each lease to purchase the aircraft subject to such lease for an amount to be calculated in accordance with the terms of such lease. (Leases, Section 19)

   In addition, we may have the right to purchase an aircraft from the applicable Owner Trustee prior to the expiration of the term of such lease. If we purchase an aircraft from the applicable Owner Trustee prior to the end of the term, we may assume, as our direct obligations, the secured promissory notes issued with respect to such aircraft. We may only assume the secured promissory notes if, among other things, we have provided opinions of counsel to the effect that (a) holders of such secured promissory notes will not recognize income, gain or loss for federal income tax purposes as a result of such assumption and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred and (b) the Loan Trustee will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such aircraft, as long as we continue to be a citizen of the United States as defined in Section 40102 of Title 49 of the Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. (Leases, Section 19 and Section 20; Participation Agreements, Section 7(u))

 Events of Default under the Leases

   The following events constitute Lease Events of Default under each lease:

  . Our failure to make any payment of basic rent within five (5) Business Days after the same has become due or termination value (or comparable termination amount) within ten (10) Business Days after receipt by us of written notice that the same is past due.

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  .  Our failure to make a payment of supplemental rent (other than termination value (or comparable termination amount)) when the same has become due and for thirty (30) days after we receive written demand for such payment (provided that failure to pay any amount that is excluded from the lien of the Indenture shall not constitute an event of default unless notice is given by the Owner Participant).

  . Our failure to carry and maintain insurance on and in respect of the aircraft, airframe and engines, in accordance with the provisions of such lease.

  . Our failure to perform or observe in any material respect any other covenant or agreement to be performed or observed by us under such lease or the related Aircraft Operative Agreements (other than our related tax indemnity agreement with the Owner Participant), and such failure continuing unremedied for a period of thirty (30) days after written notice of such failure by the applicable Owner Trustee or Loan Trustee unless such failure is capable of being corrected and we are diligently proceeding to correct such failure, in which case there is no Lease Event of Default unless and until such failure continues unremedied for a period of three hundred sixty (360) days after the receipt of such notice.

  . Any representation or warranty made by us in such lease or the related Aircraft Operative Agreements (other than our related tax indemnity agreement with the Owner Participant) proves to have been untrue or inaccurate in any material respect at the time made, such representation or warranty is material at the time in question and the same remains uncured (to the extent of the adverse impact thereof) for more than thirty (30) days after receipt by us of written notice.

  . The occurrence of certain voluntary events of our bankruptcy, reorganization or insolvency or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which continues undismissed, unvacated or unstayed for a period of ninety (90) days. (Leases, Section
     14)

   Indenture Events of Default under the Owned Aircraft Indenture are discussed above under "--Indenture Defaults, Notice and Waiver."

 Remedies Exercisable upon Events of Default under the Lease

   If a Lease Event of Default has occurred and is continuing, the applicable Owner Trustee may (or, so long as the Indenture is in effect, the applicable Loan Trustee may, subject to the terms of the Indenture) exercise one or more of the remedies provided in such lease with respect to the related aircraft. These remedies include the right to repossess and use or operate such aircraft, to rescind or terminate such lease, to sell or re-lease such aircraft free and clear of our rights, except as set forth in the lease, and retain the proceeds, and to require us to pay, as liquidated damages any due and unpaid basic rent plus an amount equal to, at such Owner Trustee's (or, subject to the terms of the relevant Leased Aircraft Indenture, the Loan Trustee's) option, either (a) the excess of the present value of all unpaid rent during the remainder of the term of such lease over the present value of the fair market rental value of such aircraft for the remainder of the term of such lease or, (b) the excess of the termination value (or comparable termination amount) of such aircraft over the fair market sales value of such aircraft or, if such aircraft has been sold, the net sales proceeds from the sale of such aircraft. If the Loan Trustee has validly terminated such lease, the Loan Trustee may not sell or lease or otherwise afford the use of such aircraft, without the consent of the Owner Participant, to us or any of our affiliates. (Leased Aircraft Indentures, Section 4.04)

 Transfer of Owner Participant Interests

   Subject to certain restrictions, each Owner Participant may transfer all or any part of its interest in the related leased aircraft. (Participation Agreements, Section 7(k))

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                            U.S. INCOME TAX MATTERS

General

   The following summary describes the material U.S. federal income tax consequences to certificateholders of the purchase, ownership and disposition of the certificates offered by this prospectus supplement and in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to US Airways, is accurate in all material respects with respect to the matters discussed in this prospectus supplement. This summary restates and supplements the summary of U.S. federal income tax consequences set forth in the prospectus. Except as otherwise specified, the summary is addressed to the initial beneficial owners of certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, or estates, the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if a court within the U.S. is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust that will hold the certificates as capital assets. This summary does not address the tax treatment of U.S. certificateholders that may be subject to special tax rules, for example, banks or insurance companies, nor does it address the tax treatment of U.S. certificateholders that do not acquire certificates at the initial offering price as part of the initial offering. This summary is not a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase certificates. It does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

   The summary is based on laws, regulations, rulings and decisions in effect on the date of this prospectus supplement. Changes to existing law could have a retroactive effect and could alter the tax consequences discussed below. No rulings have been sought from the IRS with respect to the federal income tax consequences, discussed below, and no assurances can be given that the IRS will not take contrary positions. The pass through trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of those taxes on a pass through trust could result in a reduction in the amounts available for distribution to the certificateholders of that pass through trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the certificates.

Tax Treatment of the Pass Through Trusts and Certificateholders

   Each pass through trust will not itself be subject to U.S. federal income taxation. Each U.S. certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the secured promissory notes and any other property held in the related pass through trust, in accordance with the U.S. certificateholder's method of accounting. Accordingly, each U.S. certificateholder's share of interest paid on the secured promissory notes will be taxable as ordinary income, as it is paid or accrued, and a U.S. certificateholder's share of any premium paid on redemption of a secured promissory note will be treated as capital gain. If the proceeds from the sale of certificates are invested with a depositary or held pursuant to an escrow arrangement prior to the purchase of secured promissory notes by a pass through trust, each U.S. certificateholder's share of interest paid on the resulting deposits will be taxable as ordinary income as it is paid or accrued. If certificates issued by a pass through trust are supported by a liquidity facility, any amounts received by the pass through trust under the liquidity facility for unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

   Each U.S. certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Internal Revenue Code of 1986, referred to as the Code. Certain fees and expenses, including fees paid to the pass through trustee and the provider of the liquidity facility, if applicable, will be paid by parties other than the certificateholders. These fees and expenses could be treated as constructively received by the pass through trust, in which event a U.S. certificateholder could be required to include in income and entitled to deduct its pro rata share of the fees and expenses. If a U.S. certificateholder is an individual, estate or trust, the deduction for the certificateholder's share of fees or expenses will be allowed only to the extent that all of the certificateholder's miscellaneous itemized deductions, including the certificateholder's share of fees and expenses, exceed 2% of the certificateholder's adjusted gross income. In addition, in the case of U.S. certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Effect of Subordination on Certificateholders of Subordinated Trusts

   In the event that any pass through trust is subordinated in right of payment to any other pass through trust and the subordinated trust receives less than the full amount of the interest, principal or premium paid with respect to the secured promissory notes held by it because of the subordination of the pass through trust, the certificateholders of the subordinated trust would probably be treated for federal income tax purposes as if they had (a) received as distributions their full share of principal, interest, or premium, (b) paid over to a preferred class of certificateholders an amount equal to their share of the amount of the shortfall, and (c) retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to the certificateholders of the subordinated trust on account of the shortfall.

   Under this analysis, (a) subordinated certificateholders incurring a shortfall would be required to include as current income any interest or other income of the subordinated trust that was a component of the shortfall, even though such amount was in fact paid to a preferred class of certificateholders,
(b) a loss would only be allowed to subordinated certificateholders when their right to receive reimbursement of the shortfall becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse the shortfall), and (c) reimbursement of the shortfall prior to a claim of worthlessness would not be taxable income to certificateholders because the amount reimbursed would have been included in income. These results should not significantly affect the inclusion of income for certificateholders on the accrual method of accounting, but could accelerate inclusion of income to certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Sale or Other Disposition of the Certificates

   Upon the sale, exchange or other disposition of a certificate, a U.S. certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange (other than any amount attributable to accrued but unpaid interest that the U.S. certificateholder has not included in gross income previously, which will be taxable as ordinary income) and the U.S. certificateholder's adjusted tax basis in the secured promissory notes and other property held by the corresponding pass through trust and any deposits. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the pass through trust for more than one year. In the case of individuals, estates, and trusts, the maximum U.S. federal income tax rate on long-term capital gains generally is 20%.

Foreign Certificateholders

   Under present U.S. federal income tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of a certificate), and subject to the discussion of backup withholding below:

  . interest paid (including any original issue discount) on a certificate to, or on behalf of, any beneficial owner of a certificate that is not a U.S. person will not be subject to U.S. federal income tax or withholding tax provided that (a) the non-U.S. certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an Owner Participant or US Airways, (b) the non-U.S. certificateholder is not (A) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (B) a controlled foreign corporation for U.S. tax purposes that is related to an Owner Participant or US Airways, and (c) the interest payments are not effectively connected with the non-U.S. certificateholder's conduct of a U.S. trade or business; and

  . a non-U.S. certificateholder will not be subject to U.S. federal income tax on any capital gain realized on the sale, exchange or other disposition of a certificate, unless (a) the non-U.S. certificateholder is an individual who is present in the United States for 183 days or more during the taxable year of the sale or exchange and certain other requirements are met or (b) the gain is effectively connected with the non-U.S. certificateholder's conduct of a U.S. trade or business.

   The certification referred to above may be made on an IRS Form W-8 or substantially similar substitute form.

Information Reporting and Backup Withholding

   In general, information reporting requirements will apply to certain payments within the United States of principal, interest, original issue discount and premium on the certificates, and to payments of the proceeds of certain sales of certificates made to U.S. certificateholders other than certain exempt recipients (such as corporations). A 31% backup withholding tax may apply to the payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. With respect to non-U.S. certificateholders, payments made on a certificate and proceeds from the sale of a certificate owned by a non-U.S. certificateholder will generally not be subject to information reporting requirements or the backup withholding tax if the non-U.S. certificateholder provides the required certification of its non-U.S. status or otherwise establishes an exemption.

   Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the certificateholder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

   The Treasury Department recently issued final regulations governing backup withholding and information reporting requirements. The regulations do not significantly alter the substantive withholding and information reporting requirements discussed above; they unify current certification procedures and forms and clarify reliance standards. The regulations will generally become effective for payments made after December 31, 2000.

                           CERTAIN CONNECTICUT TAXES

   The pass through trustee is a national banking association with its corporate trust office in Connecticut. Bingham Dana LLP, counsel to the pass through trustee, has advised us that, in its opinion, under currently applicable law, assuming that each pass through trust will not be taxable as a corporation for federal income tax purposes, but, rather, will be classified for such purposes as a grantor trust or as a partnership, (a) the pass through trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof and (b) certificate owners that are not residents of or otherwise subject to tax in Connecticut will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a certificate.

   Neither the pass through trusts nor the certificate owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a pass through trust could result in a reduction in the amounts available for distribution to the certificate owners of such pass through trust. In general, should a certificate owner or a pass through trust be subject to any state or local tax which would not be imposed if the pass through trust were administered in a different jurisdiction in the United States or if the pass through trustee were located in a different jurisdiction in the United States, the pass through trustee will either relocate the administration of the pass through trust to such other jurisdiction or resign and, in the event of such a resignation, a new pass through trustee in such other jurisdiction will be appointed.

                              ERISA CONSIDERATIONS

General

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

   Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and such transactions may have to be rescinded.

   Under a 1993 decision of the United States Supreme Court, insurance company general accounts in which Plans have invested may themselves be treated as holding Plan assets and deemed subject to ERISA's fiduciary requirements and prohibited transaction rules.

   Any Plan fiduciary which proposes to cause a Plan to purchase any certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

   Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any certificates.

Plan Assets Issues

   The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a certificate, the Plan's assets will include both the certificate and an undivided interest in each of the underlying assets of the corresponding pass through trust, including the secured promissory notes held by such pass through trust, unless it is established that equity participation in the pass through trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular pass through trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a pass through trust are deemed to constitute the assets of a Plan, transactions involving the assets and operations of such pass through trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code.

Prohibited Transaction Exemptions

   In addition, whether or not the assets of a pass through trust are deemed to be Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person,
(ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, us and our affiliates, the Owner Participants, the Underwriters, the pass through trustees, the Escrow Agent, the Depositary, the Owner Trustees and the Liquidity Provider. Moreover, if certificates are purchased by a Plan and certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate class of certificates of its right to purchase the senior classes of certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. See "Description of the Certificates--Purchase Rights of Certificateholders." Depending on the identity of the Plan fiduciary making the decision to acquire or hold certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the certificates.

   Each person who acquires or accepts a certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase such certificate or an interest therein or (ii) the purchase and holding of such certificate or interest therein are exempt from the prohibited transaction restrictions of ERISA and Section 4975 of the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

Underwriter Exemption May Apply to Purchase of Class A Certificates by Plans

   In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of class A certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to the Underwriters which are substantially the same as the administrative exemption issued to The First Boston Corporation, Prohibited Transaction Exemption 89-90 et al. (54 Fed. Reg. 42597 (October 17, 1989)), as amended (the "Underwriter Exemption"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including secured promissory notes secured by leases) and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

   The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service, Inc.; and the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

   In addition, the trust corpus generally must be invested in qualifying receivables, such as the secured promissory notes, but may not in general include a pre-funding account (except for a limited amount of pre-funding which is invested in qualifying receivables within a limited period of time following the closing not to exceed three months).

   In reviewing the potential applicability of the Underwriter Exemption with their legal advisors, Plans should note that an investment in a certificate will evidence both an interest in the respective pass through trust as well as an interest in the Deposits held in escrow by an Escrow Agent for the benefit of the certificateholder. See "Description of the Deposit Agreements" and "Description of the Escrow Agreements." Under the terms of the Escrow Agreement, the proceeds from the Offering of the class A and class B certificates of each class will be paid over by the Underwriters to the Depositary on behalf of the Escrow Agent (for the benefit of such certificateholders as the holders of the Escrow Receipts) and will not constitute property of the pass through trusts. Under the terms of each Escrow Agreement, the Escrow Agent will be irrevocably instructed to enter into the Deposit Agreements with the Depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant pass through trustee so as to enable such pass through trustee to purchase the identified secured promissory notes on the terms and conditions set forth in the Note Purchase Agreement. Pending such withdrawals, the Deposit Agreements will remain plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code.

   There can be no assurance that the Department of Labor would agree that the Underwriter Exemption will be applicable to class A certificates in these circumstances. In particular, the Department of Labor might assert that the escrow arrangement is tantamount to an impermissible pre-funding rendering the Underwriter Exemption inapplicable. In addition, even if all of the conditions of the Underwriter Exemption are satisfied with respect to the class A certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the class A certificates or the assets of the class A pass through trust. In particular, the Underwriter Exemption may not apply to the purchase by class B certificateholders or class C certificateholders of class A certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. See "Description of the Certificates--Purchase Rights of Certificateholders." Therefore, the fiduciary of a Plan considering the purchase of a class A certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other Class Exemptions that may be applicable.

   The Underwriter Exemption will not in any event apply to the class B or class C certificates.

Special Considerations Applicable to Insurance Company General Accounts

   Under a 1993 decision of the United States Supreme Court, insurance company general accounts in which Plans have invested may themselves be treated as holding Plan assets and deemed subject to ERISA's fiduciary requirements and prohibited transaction rules. Any potential investor that is an insurance company using assets of its general account should consider that decision as well as the effects of Section 401(c) of ERISA and the proposed regulations issued thereunder by the Department of Labor.

   As of the date hereof, the DOL has issued proposed regulations under Section 401(c). If the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The proposed regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of certificates by insurance company general accounts.

                                  UNDERWRITING

Class A and Class B Certificates

   Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to cause the class A pass through trust and the class B pass through trust to sell to each of the underwriters, and each of such underwriters has severally agreed to purchase the respective aggregate amounts of class A and class B certificates set forth after their names below.

                                             Principal Amount Principal Amount
                                                of Class A       of Class B
                 Underwriters                  Certificates     Certificates
                 ------------                ---------------- ----------------
   Credit Suisse First Boston Corporation...   $                $
   Deutsche Bank Securities Inc.............
   Donaldson, Lufkin & Jenrette Securities
    Corporation.............................
   Goldman, Sachs & Co......................
   Salomon Smith Barney Inc.................
                                               ------------     -----------
     Total..................................   $384,884,000     $83,384,000
                                               ============     ===========

   The underwriting agreement provides that the underwriters will be obligated to purchase all of the class A and class B certificates if any class A and class B certificates are purchased. If an underwriter defaults on its purchase commitment, the purchase commitments of non-defaulting underwriters may be increased or the offering of certificates may be terminated. The underwriters' obligation to purchase the class A and class B certificates is conditioned on the concurrent issuance and purchase of the class C certificates. The underwriters have no obligations with respect to the class C certificates.

   We estimate that our expenses associated with the offer and sale of the
class A and class B certificates will be approximately $     .

   The underwriters propose to offer the class A and class B certificates initially at the public offering price for each such class set forth on the cover page of this prospectus supplement, and to selling group members at such price less a concession not in excess of the amounts for the respective class set forth below. The underwriters may allow, and such selling group members may reallow, a discount to other broker/dealers not in excess of the amounts for the respective class set forth below. After the initial public offering, the public offering prices and such concessions may be changed.

                                                       Concession
   Pass Through                                        to Selling   Reallowance
   Certificate Designation                            Group Members  Discount
   -----------------------                            ------------- -----------
   Class A...........................................         %            %
   Class B...........................................         %            %

   The certificates are a new issue of securities with no established trading market. We do not intend to apply for the listing of the class A and class B certificates on a national securities exchange. We have been advised by the underwriters that they presently intend to make a secondary market in the class A and class B certificates, as permitted by applicable laws and regulations. No underwriter is obligated, however, to make a market in the class A and class B certificates, and any such market-making may be discontinued at any time at the sole discretion of such underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the class A and class B certificates.

   The underwriting agreement provides that we will reimburse the Underwriters for certain expenses and will indemnify the underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect thereof.

   From time to time, one or more of the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, us.

   We expect that delivery of the class A and class B certificates will be made against payment therefor on or about the closing date specified on the cover
page of this prospectus supplement, which will be the      business day
following the date of pricing of the class A and class B certificates (such settlement cycle being referred to as "T+ "). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade class A and class B certificates on the date of pricing or the next succeeding business days will be required, by virtue of the fact that such certificates initially will settle in T+ , to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

   The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  . Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

  . Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  . Syndicate covering transactions involve purchases of the class A and class B certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

  . Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the class A and class B certificates originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the class A and class B certificates to be higher than they would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                          NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

   The distribution of the class A and class B certificates in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of the certificates are effected. Accordingly, any resale of the class A and class B certificates in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the class A and class B certificates.

Representations of Purchasers

   Each purchaser of class A and class B certificates in Canada who receives a purchase confirmation will be deemed to represent to us and the dealer from whom such purchase confirmation is received that (a) such purchaser is entitled under applicable provincial securities laws to purchase such certificates without the benefit of a prospectus qualified under such securities laws, (b) where required by law, that such purchaser is purchasing as principal and not as agent, and (c) such purchase has reviewed the text above under "Resale Restrictions."

Rights of Action (Ontario Purchasers)

   The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

Enforcement of Legal Rights

   All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgement obtained in Canadian courts against such issuer or persons outside of Canada.

Notice to British Columbia Residents

   A purchaser of class A and class B certificates to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any such certificates acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from us. Only one such report must be filed in respect of the class A and class B certificates acquired on the same date and under the same prospectus exemption.

Taxation and Eligibility for Investment

   Canadian purchasers of class A and class B certificates should consult their own legal and tax advisors with respect to the tax consequences of an investment in the class A and class B certificates in their particular circumstances and with respect to the eligibility of the class A and class B certificates for investment by the purchaser under relevant Canadian legislation.

                        PURCHASE OF CLASS C CERTIFICATES

   Subject to the terms and conditions set forth in the Purchase Agreement, we will cause the class C pass through trust to sell to AIFS, a wholly-owned subsidiary of Airbus Industrie G.I.E. ("Airbus"), the aggregate face amount of the class C certificates set forth on the cover page of this prospectus supplement. The interest rate on the class C certificates will be not greater than % and not less than % per annum. The final expected Distribution Date for the class C certificates is January 20, 2019. Interest paid on the secured promissory notes held in the class C pass through trust will be passed through to the certificateholders of such pass through trust on each January 20 and July 20, beginning on January 20, 2000 until the final expected Regular Distribution Date for such pass through trust.

   AIFS will purchase the class C certificates, subject to certain conditions, for 100% of their principal amounts. We will not pay to AIFS any commission or any other compensation in connection with the sale of the class C certificates to AIFS, except that we will reimburse AIFS and its affiliates for legal and certain other expenses incurred by them in connection with the registration of the class C certificates. The Purchase Agreement permits AIFS to sell the class C certificates from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale (if any), at prices related to such prevailing market prices (if any) or at negotiated prices, provided that any such sale complies with the securities laws. Pursuant to a Registration Agreement between us and AIFS (the "Registration Agreement"), we will use our best efforts to effect a registered exchange offer under the Securities Act of

1933, to exchange the class C certificates for exchange certificates, which will have terms identical in all material respects to the class C certificates (except that the exchange certificates will not contain terms with respect to transfer restrictions). If we determine that registration of the exchange offer is not available or would violate applicable law or interpretations of the staff of the SEC, or at the request of a holder not eligible to participate in the exchange offer or under certain other limited circumstances described in the Registration Agreement, we will use our best efforts to register the class C certificates for resale under the Securities Act through a shelf registration statement (the "Shelf Registration Statement").

   It is expected that delivery of the class C certificates will be made
against payment therefor on or about     , which will be the     business day
following the date of pricing of the class C certificates. AIFS's obligation to purchase the class C certificates is conditioned on the concurrent issuance and purchase of the class A and class B certificates.

                                 LEGAL MATTERS

   The validity of the certificates is being passed upon for us by Skadden, Arps, Slate, Meagher & Flom (Illinois) and its affiliates and for the Underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom (Illinois) and its affiliates and Milbank, Tweed, Hadley & McCloy LLP will rely on the opinion of Bingham Dana LLP, counsel for State Street Bank & Trust Company of Connecticut, National Association, as pass through trustee, as to matters of Connecticut law relating to the authorization, execution and delivery of the pass through trust agreement, each pass through trust supplement and the certificates by State Street Bank & Trust Company of Connecticut, National Association.

                                    EXPERTS

   The consolidated financial statements of US Airways and its subsidiary and US Airways Group and its subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 which are included in US Airways' and US Airways Group's combined Annual Report on Form 10-K for the year ended December 31, 1998, have been incorporated by reference in the prospectus accompanying this prospectus supplement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference, and upon the authority of KPMG LLP as experts in accounting and auditing.

   The references to AISI, AvSolutions and MBA, and to their respective appraisal reports, each dated as of June 30, 1999, June 24, 1999 and July 28, 1999, respectively, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                                    GLOSSARY

   "Adjusted Expected Distributions" means, with respect to the certificates of any pass through trust on any Distribution Date (for purposes of this definition, the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on such certificates (excluding interest, if any, payable with respect to the Deposits relating to such pass through trust) and (2) the greater of:

     (A) the difference between (x) the Pool Balance of such certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the certificates of such pass through trust) and (y) the Pool Balance of such certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Secured Promissory Notes held in such pass through trust has been paid in full and such payments have been distributed to the holders of such certificates, (ii) the principal of the Performing Secured Promissory Notes held in such pass through trust has been paid when due (but without giving effect to any acceleration of Performing Secured Promissory Notes) and such payments have been distributed to the holders of such certificates and
  (iii) the principal of any secured promissory notes formerly held in such pass through trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the certificates of such pass through trust), and

     (B) the amount of the excess, if any, of (i) the Pool Balance of such class of certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the certificates of such pass through trust), less the amount of the Deposits for such class of certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such class of certificates) other than any portion of such Deposits thereafter used to acquire secured promissory notes pursuant to the Note Purchase Agreement (the amount described in this clause (i), the "Current Pool Balance"), over (ii) the Aggregate LTV Collateral Amount for such class of certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) will not apply.

   For purposes of calculating Adjusted Expected Distributions with respect to the certificates of any pass through trust, any premium paid on the secured promissory notes held in such pass through trust that has not been distributed to the certificate holders of such pass through trust (other than such premium or a portion thereof applied to the payment of interest on the certificates of such pass through trust or the reduction of the Pool Balance of such pass through trust) will be added to the amount of Adjusted Expected Distributions. (Intercreditor Agreement, Section 1.1)

   "Aggregate LTV Collateral Amount" for any class of certificates for any Distribution Date means the sum of the applicable LTV Collateral Amounts for each aircraft, minus the Pool Balance for each class of certificates, if any, senior to such class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior class or classes. (Intercreditor Agreement Section 1.1)

   "AIFS" means Airbus Industrie Financial Services.

   "Airbus" means Airbus Industrie, G.I.E.

   "Airbus Financing Termination Event" means the occurrence of an event that entitles the affiliate of Airbus that has provided a financing commitment to US Airways to terminate such financing commitment.

   "Aircraft Operative Agreements" means, collectively, the Participation Agreements, leases and Indentures.

   "Appraised Current Market Value" means, for any aircraft, the lower of the average and the median of the three most recent appraisals of such aircraft.

   "Appraisers" means the independent aircraft appraisal and consulting firms of Aircraft Information Services, Inc. ("AISI"), AvSolutions, Inc. ("AvSolutions"), and Morten Beyer and Agnew, Inc. ("MBA"). (Intercreditor Agreement, Section 1.1)

   "Assumed Amortization Schedule" means the assumed amortization schedule for the secured promissory notes set forth in the table on page S-42 of the prospectus supplement.

   "Assumed Appraised Value" means, with respect to any aircraft, the value for such aircraft set forth in the "Prospectus Supplement Summary--Secured Promissory Notes and the Aircraft" under the column "Appraised Base Value."

   "Average Life Date" for any secured promissory note to be redeemed means the date which follows the redemption date by a period equal to the then Remaining Weighted Average Life of such secured promissory note.

   "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum is at all times to be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one quarter of one percent ( 1/4 of 1%) per annum. (Liquidity Facility, Section 1.01)

   "Basic Agreement" means the pass through trust agreement between US Airways, US Airways Group and State Street Bank and Trust Company of Connecticut, National Association, as trustee, dated as of July 30, 1999. References to the Basic Agreement are references to the pass through trust agreement without regard to any supplements.

   "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Hartford, Connecticut, Pittsburgh, Pennsylvania or Salt Lake City, Utah.

   "Cash Collateral Account" means, for each class of certificates, the account in the name of the Subordination Agent into which the proceeds of any Downgrade Drawing, Non-Extension Drawing and Final Drawing will be deposited. (Intercreditor Agreement, Section 1.1)

   "Certificate Account" means one or more non-interest bearing accounts established and maintained by the pass through trustee, for the deposit of payments representing Scheduled Payments received by such pass through trustee. (Basic Agreement, Section 4.01)

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Collateral" means all of the Loan Trustee's right, title and interest in the property described in the granting clause of an Owned Aircraft Indenture.

   "Controlling Party" means:

   .The class A pass through trustee.

  . Upon payment of Final Distributions to the holders of class A certificates, the class B pass through trustee.

  . Upon payment of Final Distributions to the holders of class B certificates, the class C pass through trustee.

Under certain circumstances, the Liquidity Provider may elect to act as the Controlling Party. (Intercreditor Agreement, Section 2.6)

   "Convention" means the Convention on the International Recognition of Rights in Aircraft (Geneva 1948).

   "Delivery Period" means the period commencing on the Issuance Date and ending on the Delivery Period Termination Date.

   "Delivery Period Termination Date" means the earlier of (a) the date on which all aircraft that we are required to finance with the proceeds of this offering have been financed and (b) July 20, 2000.

   "Deposit" means the proceeds of this offering that are deposited with the Depositary and under the applicable Deposit Agreement.

   "Deposit Account" means the accounts established in the name of the Escrow Agent with respect to each pass through trust under the applicable Deposit Agreement.

   "Deposit Agreements" means the class A, class B and class C deposit agreements, collectively, to be dated as of the Issuance Date between the Escrow Agent and the Depositary.

   "Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of the class A certificates and the class B certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the secured promissory notes, assuming the maximum principal amount thereof (the "Maximum Amount") minus the Non-Premium Amount were issued, on each remaining Regular Distribution Date for such class under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the secured promissory notes actually acquired by the pass through trustee for such class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury
Yield plus    basis points in the case of the class A certificates, and
basis points in the case of the class B certificates over (b) the amount of such unused Deposits to be distributed to the holders of such certificates minus the Non-Premium Amount plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of the certificates). (Note Purchase Agreement, Annex A)

   "Depositary" means ABN AMRO Bank N.V., acting through its Chicago branch, for all classes of certificates.

   "Depreciation Assumption" means the assumption that the initial appraised value of each aircraft declines by 3% per year for the first 15 years after the delivery of that aircraft, by 4% per year for the next 5 years and by approximately 5% per year after the first 20 years.

   "Distribution Date" means each Special Distribution Date and Regular Distribution Date.

   "Downgrade Drawing" means a drawing by the Subordination Agent of the Maximum Available Commitment under a Liquidity Facility at the time of such drawing as a result of the downgrading of the short-term unsecured debt rating of the Liquidity Provider below the applicable Threshold Rating. (Liquidity Facility, Section 2.02(c); Intercreditor Agreement, Section 3.6(c))

   "Drawing" means any Interest Drawing, Downgrade Drawing, Non-Extension Drawing or Final Drawing.

   "DTC" means The Depository Trust Company.

   "DTC Participants" means those securities brokers and dealers, banks, trust companies and clearing corporations for whom DTC effects, directly or indirectly, book-entry transfers and pledges of security deposited with DTC.

   "Escrow Agent" means First Security Bank, National Association and any successor appointed pursuant to the terms of an Escrow Agreement.

   "Escrow Agreements" means the class A, class B and class C escrow and paying agent agreements, collectively, to be dated as of the Issuance Date, among the Escrow Agent, the Paying Agent, a pass through trustee and the Underwriters (in the case of the class A and class B pass through trusts) or the initial purchaser of the class C certificates (in the case of the class C pass through trust).

   "Escrow Receipt" means one or more receipts issued by the Escrow Agent under the applicable Escrow Agreement that will be affixed by the relevant pass through trustee to each certificate and will evidence a fractional undivided interest in amounts deposited in the applicable Paying Agent Account.

   "Event of Loss" with respect to an aircraft, airframe or any engine means any of the following events with respect to such property:

  . The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

  . Any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

  . Any theft or disappearance of such property for a period of 180 consecutive days or more (or, if earlier, the expiration of the term in the case of a leased aircraft).

  . The requisition for use of such property by any governmental entity
    (other than a requisition for use by the U.S. government or any government of registry of the aircraft) for a period exceeding 180 consecutive days (or, if earlier, the expiration of the term in the case of a leased aircraft).

  . The requisition for use by the U.S. government (or any government of registry of the aircraft) that continues until the 30th day after the last day of the term of the relevant lease (unless, in the case of a leased aircraft, the applicable Owner Trustee has elected not to treat such event as an Event of Loss).

  . The condemnation, confiscation, requisition or taking of title to such property for more than 30 days (or, if earlier, the expiration of the term in the case of leased aircraft).

  . As a result of any law, rule, regulation, order or other action by the FAA or any governmental body of the government of registry of the aircraft, the use of such property in the normal course of business of air transportation is prohibited for a period of one hundred eighty (180) consecutive days, unless we (or any lessee or sublessee) have undertaken and are diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by us (or such lessee or sublessee), but in any event an Event of Loss will occur if such "grounding" extends for a period of more than three hundred sixty (360) days (or, if earlier, the expiration of the term in the case of a leased aircraft); provided that no Event of Loss will occur if such "grounding" has been applicable to our entire fleet of the applicable type of aircraft and we, prior to the expiration of one year from the prohibition of such use, have conformed at least one such aircraft in our fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and are diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, all steps which are necessary or desirable to permit the normal use of such property by us (or such lessee or sublessee) but in any event an Event of Loss will occur if such use is prohibited for a period of two (2) consecutive years or, in the case of such leased aircraft, such use is prohibited at the expiration of the term.

  . Any divestiture of title to or interest in an engine in connection with pooling or certain other arrangements will be treated as an Event of Loss with respect to such engine. (Leases, Section 10; Owned Aircraft Indenture, Section 5.06)

   "Expected Distributions" means, with respect to the certificates of any pass through trust on any Distribution Date (for purposes of this distribution, the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on such certificates (excluding interest, if any, payable with respect to the Deposits relating to such pass through trust) and (2) the difference between:

     (A) the Pool Balance of such certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the certificates of such pass through trust); and

     (B) the Pool Balance of such certificates as of the Current Distribution Date calculated on the basis that (x) the principal of the secured promissory notes held in such pass through trust has been paid when due (whether at stated maturity or upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such certificates and (y) the principal of any secured promissory notes formerly held in such pass through trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the certificates of such pass through trust).

   For purposes of calculating Expected Distributions with respect to the certificates of any pass through trust, any premium paid on the secured promissory notes held in such pass through trust that has not been distributed to the certificateholders of such pass through trust (other than such premium or a portion thereof applied to the payment of interest on the certificates of such pass through trust or the reduction of the Pool Balance of such pass through trust) shall be added to the amount of such Expected Distributions. (Intercreditor Agreement, Section 1.1)

   For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the secured promissory notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions is deemed to read as follows: "(1) accrued, due and unpaid interest on such certificates (excluding interest, if any, payable with respect to the Deposits relating to such pass through trust) together with (without duplication) accrued and unpaid interest on a portion of such certificates equal to the outstanding principal amount of the secured promissory notes being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment)." (Intercreditor Agreement, Section 2.4(b))

   "Final Distributions" means, with respect to the certificates of any pass through trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such certificates (excluding interest payable, if any, on the Deposits relating to such pass through trust) and (y) the Pool Balance of such certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such class of certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire secured promissory notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the certificates of any pass through trust, any premium paid on the secured promissory notes held in such pass through trust that has not been distributed to the certificateholders of such pass through trust (other than such premium or a portion thereof applied to the payment of interest on the certificates of such pass through trust or the reduction of the Pool Balance of such pass through trust) will be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.1)

   "Final Drawing" means a drawing by the Subordination Agent under a Liquidity Facility in an amount equal to the Maximum Available Commitment under such Liquidity Facility at the time of such drawing as a result of the termination of such Liquidity Facility by the applicable Liquidity Provider. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement 3.6(i))

   "Final Maturity Date" means, for the class A certificates July 20, 2020, for the class B certificates July 20, 2020 and for the class C certificates July 20, 2020. (Intercreditor Agreement, Section 1.1)

   "Indenture" means each of the Leased Aircraft Indentures and the Owned Aircraft Indentures.

   "Indenture Default" means an event of default under any Indenture as the term "Event of Default" is defined under that Indenture.

   "Intercreditor Agreement" means the intercreditor agreement to be dated as of the Issuance Date among the pass through trustees, the Liquidity Provider and the Subordination Agent.

   "Interest Drawing" means a drawing made by the Subordination Agent under the Liquidity Facility on any Distribution Date to pay interest then due and payable on the certificates of the applicable pass through trust at the Stated Interest Rate for such pass through trust. (Liquidity Facility, Section 2.02(a); Intercreditor Agreement, Section 3.6(a))

   "Issuance Date" means the date of the initial issuance of the certificates.

   "Lease Default" means any event that with the giving of notice, or lapse of time, or both would become a Lease Event of Default.

   "Lease Event of Default" means an event of default under any lease as the term "Event of Default" is defined under that lease.

   "Leased Aircraft Indenture" means each trust indenture and security agreement entered into in connection with the financing of an aircraft that we will lease.

   "Leased Aircraft Trust Agreement" means, with respect to each aircraft, the trust agreement between the related Owner Trustee and the related Owner Participant.

   "LIBOR" means, with respect to any interest period (a) the rate per annum appearing on display page 3750 (British Bankers Association--LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (b) if the rate calculated pursuant to clause (a) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the LIBOR advance to which such interest period is to apply and for a period comparable to such interest period. (Liquidity Facilities, Section 1.01)

   "Liquidity Event of Default" means the occurrence of either (a) the acceleration of all the secured promissory notes (provided, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $300 million) or (b) certain bankruptcy or similar events involving US Airways. (Liquidity Facilities, Section 1.01)

   "Liquidity Expenses" means the Liquidity Obligations other than (a) the principal amount of any Drawings under the Liquidity Facility and (b) any interest accrued on any Liquidity Obligations. (Intercreditor Agreement, Section 1.1)

   "Liquidity Facility" means each of the revolving credit agreements dated as of the Issuance Date between the Liquidity Provider and Subordination Agent with respect to each pass through trust entered into by the Liquidity Provider with the Subordination Agent with respect to the certificates of each pass through trust pursuant to which the Liquidity Provider will, if necessary, make one or more advances to the Subordination Agent that will be used solely to pay up to three consecutive semi annual installments of interest on such certificates when due, subject to certain limitations.

   "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Provider under the Liquidity Facilities or certain other agreements. (Intercreditor Agreement, Section 1.1)

   "Liquidity Provider" means AIG Matched Funding Corp. and any successor liquidity provider.

   "Loan Trustee" means the indenture trustee under any Indenture.

   "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts. (Intercreditor Agreement, Sections 1.1 and 4.1(a))

   "LTV Collateral Amount" of any aircraft for any class of certificates means, as of any Distribution Date, the lesser of (a) the LTV Ratio for such class of certificates multiplied by the Appraised Current Market Value of such aircraft (or with respect to any such aircraft which has suffered an Event Loss, the amount of the insurance proceeds paid to the related Loan Trustee in respect of such aircraft to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect of such aircraft) and (b) the outstanding principal amount of the secured promissory notes secured by such aircraft after giving effect to any principal payments of such secured promissory notes on or before such Distribution Date. (Intercreditor Agreement, Section 1.1)

   "LTV Ratio" means for the class A certificates %, for the class B certificates % and for the class C certificates %. (Intercreditor Agreement, Section 1.1)

   "Make-Whole Premium" means, with respect to any secured promissory note, the amount (as determined by an independent investment banker selected by US Airways and reasonably acceptable to the relevant Loan Trustees and related Owner Participants, if any) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such secured promissory note computed by discounting each payment on a semiannual basis from each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such secured promissory note plus accrued interest to the date of determination.

   "Mandatory Document Terms" means the Mandatory Document Terms described under "Description of Certificates--Obligation to Purchase Secured Promissory Notes."

   "Mandatory Economic Terms" means the Mandatory Economic Terms described under "Description of Certificates--Obligation to Purchase Secured Promissory Notes."

   "Maximum Available Commitment" means the amount, at the time of determination under each Liquidity Facility, equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade

Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be zero. (Liquidity Facility, Section 1.01)

   "Minimum Sale Price" means, with respect to any aircraft or the secured promissory notes issued in respect of such aircraft, at any time, the lesser of
(x) 75% of the Appraised Current Market Value of such aircraft and (y) the aggregate outstanding principal amount of such secured promissory notes, plus accrued and unpaid interest on such secured promissory notes. (Intercreditor Agreement, Section 1.1)

   "Non-Extension Drawing" means a drawing by the Subordination Agent of the Maximum Available Commitment under a Liquidity Facility at the time of such drawing, as a result of such Liquidity Facility not being extended or replaced by the 25th day prior to its then scheduled expiration date. (Liquidity Facility, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

   "Non-Performing Secured Promissory Note" means a secured promissory note that is not a Performing Secured Promissory Note.

   "Non-Premium Amount" means the amount equal to unused Deposits to be distributed due to the failure of an aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by US Airways' fault or negligence.

   "Note Holders" means registered holders of the secured promissory notes.

   "Note Purchase Agreement" means the note purchase agreement dated as of the Issuance Date among US Airways, the pass through trustees, the Subordination Agent, the Escrow Agent and the Paying Agent.

   "Note Purchase Termination Events" means certain bankruptcy-related events or other material events that result, or could result, in the termination of the aircraft purchase agreement between US Airways Group and an affiliate of Airbus.

   "Owned Aircraft Indenture" means each indenture and security agreement entered into in connection with the financing of an aircraft that we own.

   "Owner Participant" means the owner of the beneficial interest of an owner trust in a leveraged lease transaction.

   "Owner Trustee" means the trustee of an owner trust in a leveraged lease transaction.

   "Participation Agreement" means (a) in the case of a leased aircraft, an agreement among US Airways, the pass through trustees, the applicable Owner Trustee, the applicable Owner Participant, the Loan Trustee and the Subordination Agent stating the terms and conditions under which the parties will participate in a leveraged lease financing relating to an aircraft and (b) in the case of an owned aircraft, an agreement among US Airways, the pass through trustees, the Loan Trustee and the Subordination Agent stating the terms and conditions under which the parties will participate in a mortgage financing relating to an aircraft.

   "Paying Agent" means State Street Bank and Trust Company of Connecticut, National Association and any successor appointed in accordance with the terms of the Escrow Agreement.

   "Paying Agent Account" means a non-interest bearing deposit account established by the Paying Agent at State Street Bank and Trust Company of Connecticut, National Association in the name of the Escrow Agent.

   "Performing Secured Promissory Note" means a secured promissory note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that if a bankruptcy proceeding is commenced involving US Airways under the U.S. Bankruptcy Code, (a) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code) (the "Section 1110 Period") will not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or US Airways refuses to assume or agree to perform our obligations under the lease related to such secured promissory note (in the case of a leased aircraft) or under the Owned Aircraft Indenture related to such secured promissory note (in the case of an owned aircraft), and (b) any payment default occurring after the date of the order of relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the U.S. Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period. (Intercreditor Agreement, Section 1.1)

   "Permitted Investments" means obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days after the date of acquisition thereof or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Basic Agreement, Section 1.01)

   "Pool Balance" means for each pass through trust, the original aggregate face amount of the certificates of such pass through trust less the aggregate amount of all payments made in respect of the certificates of such pass through trust or in respect of Deposits relating to such pass through trust other than payments made in respect of interest or premium on the certificates or the Deposits or reimbursement of any costs or expenses incurred in connection with the certificates or the Deposits. The Pool Balance for each pass through trust or for the certificates issued by any pass through trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the secured promissory notes or payment with respect to other trust property held in such pass through trust and the distribution to be made on that date. (Trust Supplements, Section 2.01)

   "Pool Factor" means as of any Distribution Date the quotient (rounded to the seventh decimal place) computed by dividing (a) the Pool Balance of such pass through trust by (b) the original aggregate face amount of the certificates of such pass through trust. The Pool Factor for each pass through trust or for the certificates issued by any pass through trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the secured promissory notes or payments with respect to other trust property held in such pass through trust and the distribution of the trust property to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each pass through trust will be
1.0000000 on the Issuance Date of the certificates. After the Issuance Date, the Pool Factor for each pass through trust will decline to reflect reductions in the Pool Balance of such pass through trust.

   "PTC Event of Default" means, with respect to each pass through trust agreement means for each class of certificates, the failure to pay within 10 Business Days of the applicable due date: (a) the outstanding Pool Balance of the applicable class of certificates on the Final Maturity Date for such class of certificates; or (b) interest due on such class of certificates on any Distribution Date (unless the Subordination Agent has made a drawing under the applicable Liquidity Facility in an amount sufficient to pay such interest and has distributed such amount to the applicable pass through trustee). (Intercreditor Agreement, Section 1.1)

   "Purchase Agreement" means the purchase agreement to be entered into between us and AIFS relating to the class C certificates.

   "Rating Agency" means collectively at any time, each nationally recognized rating agency that we have requested to rate the certificates and that is then rating the certificates. The initial Rating Agencies will be Moody's Investors Service and Standard & Poor's Ratings Services.

   "Receiptholder" means a holder of an Escrow Receipt.

   "Regular Distribution Dates" means January 20 and July 20 of each year.

   "Remaining Weighted Average Life" of a secured promissory note, at the redemption date of such secured promissory note, means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then remaining installment of principal of such secured promissory note, including the payment due on the maturity date of such secured promissory note, by

(2) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such secured promissory note.

   "Rent Payment Dates" means, with respect to each lease, January 20 and July 20 during the term of such lease.

   "Replacement Facility" for any Liquidity Facility means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the certificates of such pass through trust (at the Stated Interest Rate for such pass through trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a person (or persons) having unsecured short-term debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating for the relevant class. (Intercreditor Agreement, Section 1.1)

   "Required Amount" means, for any day and with respect to any pass through trust, the sum of the aggregate amount of interest, calculated at the Stated Interest Rate applicable to the certificates issued by such pass through trust, that would be payable on such certificates on each of the three successive semiannual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two semiannual Regular Distribution Dates, in each case calculated based on the Pool Balance for such class on such day and without regard to expected future payments of principal on such certificates. (Intercreditor Agreement, Section 1.1)

   "Scheduled Payment" means the scheduled payment of interest on the Deposits and the scheduled payment of interest or principal on the secured promissory notes or any payment of interest on the corresponding class of certificates as specified on the cover page of the prospectus supplement at the Stated Interest Rate for such class of certificates, with funds drawn under the applicable Liquidity Facility; provided, however, that any payment of principal, premium, if any, or interest resulting from the redemption of purchase of any secured promissory note will not constitute a Scheduled Payment.

   "Special Distribution Date" means each date on which a Special Payment will be distributed to certificateholders.

   "Special Payment" means any payment received by a pass through trustee other than a Scheduled Payment.

   "Special Payments Account" means one or more accounts established and maintained by the pass through trustee for the deposit of payments representing Special Payments received by such pass through trustee.

   "Stated Interest Rate" means for any class of certificates, the interest rate applicable to such class of certificates as specified on the cover page of the prospectus supplement in the case of the class A and class B certificates and as specified in the pass through trust agreement for the class C pass through trust in the case of the class C certificates.

   "Subordination Agent" means State Street Bank and Trust Company of Connecticut, National Association or any successor Subordination Agent appointed in accordance with the Intercreditor Agreement.

   "Termination Notice" means a notice given by the applicable Liquidity Provider of the termination of such Liquidity Facility. (Liquidity Facilities, Sections 1.01, 6.01)

   "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1+ by Standard & Poor's, in the case of the class A Liquidity Provider and the class B Liquidity Provider, and the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's, in the case of the class C Liquidity Provider. (Intercreditor Agreement, Section 1.1)

   "Treasury Yield" means, at the time of determination and for purposes of determining the Make-Whole Premium and the Deposit Make-Whole Premium, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such secured promissory note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (a) one maturing as close as possible to, but earlier than, the Average Life Date of such secured promissory note and (b) the other maturing as close as possible to, but later than, the Average Life Date of such secured promissory note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such secured promissory note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

   "Triggering Event" means (x) the occurrence of an Indenture Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of certificates then outstanding, (y) the acceleration of all of the outstanding secured promissory notes (provided that, with respect to the period prior to the Delivery Period Termination Date, the aggregate principal balance of such secured promissory notes is in excess of $300,000,000) or (z) certain bankruptcy or similar events involving US Airways. (Intercreditor Agreement, Section 1.1)

   "Trust Indenture Estate" means all of the Loan Trustee's right, title and interest in the property described in the granting clause of a Leased Aircraft Indenture, excluding any property excluded from the lien of such Leased Aircraft Indenture.

   "Trust Supplements" means each of the three pass through trust supplements dated as of the Issuance Date between US Airways and the pass through trustee.

   "Underwriters" means Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Smith Barney Inc.

   "Underwriting Agreement" means the agreement among US Airways and the Underwriters relating to the purchase of the class A and class B certificates.

            [Aircraft Information Services, Inc. Logo Appears Here]

30 June 1999

Mr. Jeffery A. McDougle
Treasurer
US Airways, Inc.
2345 Crystal Dr.
Arlington, VA 22227


Subject:  AISI Report No.:A9S021BVO
          AISI Sight Unseen New Aircraft Base Value Appraisal, Thirteen A319-100, Five A320-200 and Two A330-300 Aircraft.

Reference:    (a) Credit Suisse First Boston Email 15 June 1999
              (b) Credit Suisse First Boston Fax 24 June 1999

Dear Mr. McDougle:

Aircraft Information Services, Inc. (AISI) is pleased to offer US Airways, Inc., our opinion of the sight unseen base market value of various new aircraft scheduled to be delivered from the manufacturer between August 1999 and April 2000 as listed and defined in Table I.


1.  Methodology and Definitions
    ---------------------------

The method used by AISI in its valuation of the Aircraft was based both on a review of information and Aircraft specifications supplied by the client and also on a review of present and past market conditions, various expert opinions (such as aircraft brokers and financiers) and information contained in AISI's databases that help determine aircraft availability and price data and thus arrive at the appraised base values for the new aircraft to be delivered to US Airways, Inc.

The standard terms of reference for commercial aircraft value are `half-life base market value' and `half-life current market value' of an `average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT). AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

30 June 1999
AISI File No. A9S021BVO
Page - 2 -


AISI defines `base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in `new' condition, `average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An `average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. `Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a `current market value', which is synonymous with the older term `fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

2.  Valuation
    ---------

Following is AISI's opinion of the base market value for the subject aircraft on their respective scheduled delivery dates in current US Dollars. Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein.

30 June 1999
AISI File No. A9S021BVO
Page - 3 -


Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.


Sincerely,


AIRCRAFT INFORMATION SERVICES, INC.



John D. McNicol
Vice President
Appraisals & Forecasts

                   US AIRWAYS, Inc. - AISI File # A9S021BVO
                                   30-Jun-99

                                    Table I

---------------------------------------------------------------------------------------------
        Scheduled                                  Aircraft
 Manufacturer's Delivery     Aircraft Serial     Registration      New Delivery Base Value
           Date                  Number             Number            Current USDollars
---------------------------------------------------------------------------------------------

                          A319-100, CFM56-5B Engines, 166, 400lb MTOW
-----------------------------------------------------------------------------------------------
          Aug-99                    1069              N717UW              $41,640,000
-----------------------------------------------------------------------------------------------
          Aug-99                    1077              N718UW              $41,640,000
-----------------------------------------------------------------------------------------------
          Sep-99                    1084              N719US              $41,660,000
-----------------------------------------------------------------------------------------------
          Sep-99                    1089              N720US              $41,660,000
-----------------------------------------------------------------------------------------------
          Oct-99                    1095              N721UW              $41,670,000
-----------------------------------------------------------------------------------------------
          Oct-99                    1097              N722US              $41,670,000
-----------------------------------------------------------------------------------------------
          Oct-99                    1109              N723UW              $41,670,000
-----------------------------------------------------------------------------------------------
          Nov-99                    1122              N724UW              $41,690,000
-----------------------------------------------------------------------------------------------
          Nov-99                    1135              N725UW              $41,690,000
-----------------------------------------------------------------------------------------------
          Dec-99                    1136              N726US              $41,710,000
-----------------------------------------------------------------------------------------------
          Dec-99                    1147              N727UW              $41,710,000
-----------------------------------------------------------------------------------------------
          Jan-00                    1169              N728UW              $41,730,000
-----------------------------------------------------------------------------------------------
          Feb-00                    1178              N729US              $41,740,000
-----------------------------------------------------------------------------------------------


                          A320-200, CFM56-5B Engines, 169,700lb MTOW
-----------------------------------------------------------------------------------------------
          Aug-99                    1052              N107US              $46,080,000
-----------------------------------------------------------------------------------------------
          Aug-99                    1061              N108UW              $46,080,000
-----------------------------------------------------------------------------------------------
          Sep-99                    1065              N109UW              $46,100,000
-----------------------------------------------------------------------------------------------
          Nov-99                    1112              N110UW              $46,140,000
-----------------------------------------------------------------------------------------------
          Nov-99                    1114              N111US              $46,140,000
-----------------------------------------------------------------------------------------------


                          A330-300, PW4168A Engines, 507,000lb MTOW
-----------------------------------------------------------------------------------------------
          Mar-00                     315              N670UW              $108,110,000
-----------------------------------------------------------------------------------------------
          Apr-00                     323              N671UW              $108,150,000
-----------------------------------------------------------------------------------------------

                                                                   June 24, 1999


Mr. Jeffery McDougle
Treasurer
US Airways, Inc.
2345 Crystal Drive
Arlington, Virginia 22227


Dear Mr. McDougle:

     AvSOLUTIONS is pleased to provide this opinion on the base value, as of June 1999, of thirteen Airbus Industrie A319-100 aircraft, five Airbus Industrie A320-200 aircraft and two Airbus Industrie A330-300 aircraft (the aircraft).
The Airbus A319-100 aircraft are powered by CFM International CFM56-5B engines and the Airbus A320-200 aircraft are powered by CFM International CFM56-5B engines. The Airbus A330-300 aircraft are powered by Pratt & Whitney PW 4168A engines. The total of twenty aircraft will be delivered new to US Airways, Inc. from the third quarter of 1999 through the second quarter of 2000. A listing of the particular aircraft is provided as attachment 1 of this document.

     Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE
----------

     Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledge parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

CURRENT FAIR MARKET VALUE
-------------------------

     According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Fair Market Value (FMV), to which AvSOLUTIONS subscribes, the quoted FMV is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash equivalent consideration, and given an adequate amount of time for effective market exposure to prospective buyers, which AvSOLUTIONS considers to be ten to twenty months.

Page 2
US Airways, Inc.



APPRAISAL METHODOLOGY
---------------------

     The method employed by AvSOLUTIONS to appraise the current and future values of aircraft and the associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

     To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then postulated and compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

     The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

     The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

     The variability of the data used by AvSOLUTIONS to determine the current and future market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

LIMITING CONDITIONS AND ASSUMPTIONS
-----------------------------------

     In order to conduct this valuation, AvSOLUTIONS is solely relying on information as supplied by US Airways, Inc. or Credit Suisse First Boston, and from data within AvSOLUTIONS' own database. In determining the base value of the subject aircraft, the following assumptions have been researched and determined:

Page 3
US Airways, Inc.



1. AvSOLUTIONS has not inspected these aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

2. The aircraft will be delivered new to US Airways, Inc. between the third quarter of 1999 and the second quarter of 2000.

3. The aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) part 121.

4. All mandatory inspections and Airworthiness Directives have been complied with.

5.  The aircraft have no damage history.

6.  The aircraft are in good condition.

7. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.


     Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base value of each aircraft is as listed in attachment 1.

Page 4
US Airways, Inc.



STATEMENT OF INDEPENDENCE
-------------------------

     This appraisal report represents the opinion of AvSOLUTIONS, and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

     Aviation Solutions Inc. (AvSOLUTIONS) hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS' opinion of their values. Aviation Solutions Inc. (AvSOLUTIONS) further states that it has no present or contemplated future interest or association with the subject aircraft.


Signed,



Bryant Lynch
Manager, Commercial Appraisals

                                 ATTACHMENT 1
                            EETC COLLATERAL SUMMARY


==========================================================================================
Aircraft      Aircraft        Tail    Delivery  Engines   Serial     MTOW     Base Value
Number                       Number    Mo/Yr              Number   (pounds)
------------------------------------------------------------------------------------------
       1  Airbus A319-100    N717UW    Aug-99   CFM56-5B     1069   166,400   $38,980,000
------------------------------------------------------------------------------------------
       2  Airbus A319-100    N718UW    Aug-99   CFM56-5B     1077   166,400   $38,980,000
------------------------------------------------------------------------------------------
       3  Airbus A319-100    N719US    Sep-99   CFM56-5B     1084   166,400   $38,980,000
------------------------------------------------------------------------------------------
       4  Airbus A319-100    N720US    Sep-99   CFM56-5B     1089   166,400   $38,980,000
------------------------------------------------------------------------------------------
       5  Airbus A319-100    N721UW    Oct-99   CFM56-5B     1095   166,400   $39,250,000
------------------------------------------------------------------------------------------
       6  Airbus A319-100    N722US    Oct-99   CFM56-5B     1097   166,400   $39,250,000
------------------------------------------------------------------------------------------
       7  Airbus A319-100    N723UW    Oct-99   CFM56-5B     1109   166,400   $39,250,000
------------------------------------------------------------------------------------------
       8  Airbus A319-100    N724UW    Nov-99   CFM56-5B     1122   166,400   $39,250,000
------------------------------------------------------------------------------------------
       9  Airbus A319-100    N725UW    Nov-99   CFM56-5B     1135   166,400   $39,250,000
------------------------------------------------------------------------------------------
      10  Airbus A319-100    N726US    Dec-99   CFM56-5B     1136   166,400   $39,250,000
------------------------------------------------------------------------------------------
      11  Airbus A319-100    N727UW    Dec-99   CFM56-5B     1147   166,400   $39,250,000
------------------------------------------------------------------------------------------
      12  Airbus A319-100    N728UW    Jan-00   CFM56-5B     1169   166,400   $39,560,000
------------------------------------------------------------------------------------------
      13  Airbus A319-100    N729US    Feb-00   CFM56-5B     1178   166,400   $39,560,000
==========================================================================================


==========================================================================================
Aircraft      Aircraft        Tail    Delivery  Engines   Serial     MTOW     Base Value
Number                       Number    Mo/Yr              Number   (pounds)
------------------------------------------------------------------------------------------
      14  Airbus A320-200    N107US    Aug-99   CFM56-5B     1052   169,700   $45,030,000
------------------------------------------------------------------------------------------
      15  Airbus A320-200    N108UW    Aug-99   CFM56-5B     1061   169,700   $45,030,000
------------------------------------------------------------------------------------------
      16  Airbus A320-200    N109UW    Sep-99   CFM56-5B     1065   169,700   $45,030,000
------------------------------------------------------------------------------------------
      17  Airbus A320-200    N110UW    Nov-99   CFM56-5B     1112   169,700   $45,350,000
------------------------------------------------------------------------------------------
      18  Airbus A320-200    N111US    Nov-99   CFM56-5B     1114   169,700   $45,350,000
==========================================================================================


==========================================================================================
Aircraft      Aircraft        Tail    Delivery  Engines   Serial     MTOW     Base Value
Number                       Number    Mo/Yr              Number   (pounds)
------------------------------------------------------------------------------------------
      19  Airbus A330-300    N670UW    Mar-00   PW4168A      315   507,000   $106,200,000
------------------------------------------------------------------------------------------
      20  Airbus A330-300    N671UW    Apr-00   PW4168A      323   507,000   $106,950,000
==========================================================================================

                              MORTEN BEYER & AGNEW

                              --------------------

                            Aviation Consulting Firm



                        Appraisal of 20 Aircraft (EETC)



                                 PREPARED FOR:



                                   USAirways


                                 JULY 28, 1999



           WASHINGTON, D.C.                             LONDON
        8180 GREENSBORO DRIVE                    LAHINCH 62, LASHMERE
              SUITE 1000                              COPTHORNE
        MCLEAN, VIRGINIA 22102                       WEST SUSSEX
         PHONE +703 847 6598                    PHONE +44 1342 716248
          FAX +703 847 1911                      FAX +44 1342 718967

I. Introduction and Executive Summary

Morten Beyer & Agnew, Inc. (MBA), has been retained by USAirways to determine the Current Base Value of (13) A319-100, (5) A320-200 and (2) A330-300 aircraft, delivered new. The aircraft are further identified in Section II of this report.

Based on the information set forth further in this report, it is our opinion that the Current Base Value of this portfolio is $966,360,000 as noted in
Section IV.

MBA uses the definition of certain terms, such as Current Market Value and Base Value, as promulgated by the Appraisal Program of International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Current Market Value assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, Base Value pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual Current Market Value of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.

II.       Aircraft


                                                                         Scheduled Mfr.
     Aircraft               Tail #                   S/N                 Delivery Date                 MTOW(lbs.)
----------------------------------------------------------------------------------------------------------------------------
A319-100                    N717UW                          1069                      8-99              166,400
                                                                                                     (141,094 std.)
                   ----------------------------------------------------------------------------
                            N718UW                          1077                      8-99
                   ----------------------------------------------------------------------------
                            N719US                          1084                      9-99
                   ----------------------------------------------------------------------------
                            N720US                          1089                      9-99
                   ----------------------------------------------------------------------------
                            N721UW                          1095                     10-99
                   ----------------------------------------------------------------------------
                            N722US                          1097                     10-99
                   ----------------------------------------------------------------------------
                            N723UW                          1109                     10-99
                   ----------------------------------------------------------------------------
                            N724UW                          1122                     11-99
                   ----------------------------------------------------------------------------
                            N725UW                          1135                     11-99
                   ----------------------------------------------------------------------------
                            N726US                          1136                     12-99
                   ----------------------------------------------------------------------------
                            N727UW                          1147                     12-99
                   ----------------------------------------------------------------------------
                            N728UW                          1169                      1-00
                   ----------------------------------------------------------------------------
                            N729US                          1178                      2-00
----------------------------------------------------------------------------------------------------------------------------
A320-200                    N107US                          1052                      8-99              169,700
                                                                                                     (162,038 std.)
                   ----------------------------------------------------------------------------
                            N108UW                          1061                      8-99
                   ----------------------------------------------------------------------------
                            N109UW                          1065                      9-99
                   ----------------------------------------------------------------------------
                            N110UW                          1112                     11-99
                   ----------------------------------------------------------------------------
                            N111US                          1114                     11-99
----------------------------------------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------------------------------------

* Base Value includes adjustment for additional MTOW.

                                                                        Scheduled Mfr.
     Aircraft               Tail #                   S/N                Delivery Date                  MTOW(lbs.)
----------------------------------------------------------------------------------------------------------------------------
A330-300                    N670UW                           315                      3-00              507,000
                                                                                                     (467,375 std.)
                   ----------------------------------------------------------------------------
                            N671UW                           323                      4-00
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

* Base Value includes adjustment for additional MTOW.

III.       Current Market Conditions
                                            ----------------
[PICTURE OF AIRBUS A319/A320 APPEARS HERE]  AIRBUS A319/A320
                                            ----------------

The A320 was Airbus' first all new design since the launch of the original A300 in 1971. The program was initiated in 1983 and logged almost 400 orders prior to first delivery in 1988. The A320s are now offered with both the CFM-56 and the IAE V-2500 engine, with the CFM version having a long head start. At 5/31/99, 725 A320s have been delivered and 446 more are on order. There are 97 orders (23.5 percent of the A320 total) and numerous options held by leasing companies. The A320 has achieved a wide market base on all continents, with a total of 76 current operators to date.

The A321, a stretched version designed to directly challenge the 757-200 and bridge the gap between the A320 and A330/340, was launched in 1989. The first deliveries were made to Lufthansa and Alitalia in early 1994. Seating in the A321 was increased to 186 (and more in all-coach configurations) from a nominal 150 in the A320 and the gross weight increased by 19,200 pounds. As of 5/31/99 there were 130 A321s delivered and 132 on order.

The A319 is the opposite of the A321--that is, a truncated version of the original aircraft. The program was officially launched with a modest six-aircraft order by leasing giant ILFC in late 1992. Prospects were not encouraging as more than one year went by before subsequent orders were placed. However, Air Canada provided a major boost to Airbus with an order of 35 A319s in April 1994. Ironically, the carrier had reportedly decided against ordering new aircraft to replace its aging DC-9 fleet when Fokker Aircraft convinced the carrier to re-examine the benefits of new airframes. ACA Chairman Hollis Harris agreed, but Fokker lost the battle to its European competitor. As of the end of May 1999, 593 A319s have been ordered, 133 delivered, and 442 are on order.

The Northwest and Air Canada situations are significant due to the Airbus family concept factor, (common type ratings and minimal differences training for pilots of the A319 through A340 aircraft), which is the core of the manufacturer's goal to develop entire fleets with major carriers. Air Canada, which operates A320s already, chose this Airbus concept with both the A319 order and an eight-plane A340 order as well. Northwest Airlines, which operates 67 A320s (and has 3 on order) ordered 50 A319s and switched their A340 order for 16 A330s for delivery beyond 2000. Other carriers, including Air France and Lufthansa, operate at least three of these five types, but the European influence may tilt decision-makers at airlines such as these. Airbus believes its concept will give its new designs significant advantages over Boeing aircraft, and the 1997 and 1998 order books indicate it is doing just that. MBA believes the combination of extremely efficient designs and the inherent savings in training and other costs make the Airbus family an attractive avenue for an entire fleet refurbishment, as US Airways' commitment for up to 400-some aircraft appears to justify.

The A320 family incorporates an increased amount of composites in its secondary structure compared to older jets, a complete fly-by-wire control system, and a computerized flight management system which, when engaged, virtually precludes putting the aircraft into stalls or other extreme conditions. This system has been blamed by some for two early incidents in which the crews placed the aircraft in an untenable position close to the ground with the system disconnected and from which it was unable to recover. These two aircraft were totally cleared by the airworthiness authorities, as well as one involved in a third incident in which the crew made a below-minimum approach in bad weather and struck high ground. This third aircraft had no ground proximity warning device installed, a device now required by the French government and long required by many others. In general, all these components have held up well in service, and the reliability of the aircraft has been excellent.

United's 1994 order for 50 A320s, plus an option for 50 more was announced as a 727 replacement, of which United still operates 53 and has 32 A320s on order. It is obvious that other airlines will use their large orders to surplus older aircraft as well. Alitalia, with 22 A321s in service and 3 on order, is replacing its stable of MD-82s. As mentioned, Air Canada's commitments for the A319 will eventually go to reduce the fleet count of DC-9s. Thus the advent of the A320 family is hastening the retirement of older, far less efficient jets. The A320s currently in service are operating at seat mile costs as low as half
of that for older aircraft.   The combination of all the above factors leads us
to believe the A320 family will enjoy a long production run and in-service useful life, with strong residual values.

The A320 also offers the advantage of being able to carry seven LD-3 cargo containers--a feat not even the 767 can perform. The fuselage is approximately 10 inches wider than that of the 727/737/757 series, offering wider aisles and roomier seats--a feature much appreciated by passengers. There are no cargo or Combi models currently offered by Airbus, although such a configuration is obviously possible. The exception is the A300 `Beluga' outsized special cargo aircraft, which is already being leased for commercial applications.

Economics

The A320/321 vies with the 757 for top honors as the most efficient aircraft in service. Great fuel efficiency, new technology design and low operating cost parameters all combine to give these aircraft among the lowest seat mile costs of any being built or in service. The MBA Model indicates that both will produce very satisfactory operating and net ratios well into the next century. The A319 will not be quite as favorable, as is the case with most truncated derivatives (747SP, L-1011-500). They will, however, provide enough incentive for larger carriers (likely with Airbus aircraft already) to order and place them at the bottom of the capacity scale in their fleets.

                                            ---------------
[PICTURE OF AIRBUS A330-A300 APPEARS HERE]  AIRBUS A330-300
                                            ---------------

The A330 and A340 projects were launched simultaneously in 1989 and quickly racked up over 200 orders in two years for the new aircraft. Both aircraft utilize the same basic airframe and wing, and have identical dimensions in the basic models. The A330 is a big twin-engine aircraft, and the A340 utilizes four CFM-56 engines to obtain greater range and payload capability over water. Both aircraft continue the A300/310 fuselage cross section and design concepts, but are 33 feet longer than the A300. Gross weight for the initial delivery aircraft is about 140,000 pounds greater than the A300-B4 for the A330, and over 200,000 pounds greater for the A340.

The A330 offers significantly greater capacity and lower seat mile costs than the Boeing 767 or the older A300s. The A330/340 now both come in two configurations, a standard body long-range aircraft, and a shorter-bodied longer-range model. In a nine-abreast, all economy configuration the A330/340 can carry 440 passengers, giving it a capacity close to the 747, identical to the 777-200 series and 10-to-20 percent greater than the DC-10/MD-11 or the L-1011.

Prior to the 777, the A340's principal competitor was the MD-11. The three-year head start for the MD-11 was an initial marketing advantage, as some carriers were unwilling (among other things) to wait for the A340. However, many others did. The A340 has significant operating advantages over the MD-11 in that it has a lower gross weight and less engine thrust, thus reducing fuel consumption. MBA estimates specific fuel burn at 25 percent less per seat than the MD-11 and 2 percent greater than a 777-200 at comparable seating densities.

We do not believe the A330/340 will make obsolete any of the earlier widebodies, though evidence exists that the A300-600 line was all but finished with the introduction of the A330. It will, however, hasten their replacement in the fleets of the major carriers, and increase the number on the market available for low cost services, cargo conversions, or alternative military missions. As we predicted last year, the economic superiority of the big Airbuses and the B-777s brought an end to the MD-11 production.

Economics

The MBA Economic Model shows the A330 to have one of the highest operating and net margins of any aircraft due to its excellent cost characteristics and great operating efficiency. Cost per seat mile is among the lowest of any aircraft type, and the wide range of capabilities of the A330, from domestic medium-range, high density to long-range ETOPS international routes, makes it very desirable.

Current Operating Airlines

Aer Lingus, Cathay Pacific, Dragonair, Garuda Indonesia, Korean, LTU, Malaysia, Philippine Airlines, Sabena, Thai International

Current Confirmed Orders

Aer Lingus, Air Canada, Air Inter Europe, Asiana, Cathay Pacific, Continental, Dragonair, Euralair, Garuda Indonesia, Gulf Air, Korean, LTU, Malaysia, Northwest Airlines, Philippine, Thai International, TWA, USAirways

                            [GRAPHICS APPEARS HERE]

IV.       Valuation

                                  Scheduled Mfr.
Aircraft            Tail #  S/N   Delivery Date  MTOW(lbs.)     * Base Value
                                                                   ($000,000)
----------------------------------------------------------------------------
A319-100            N717UW  1069       8-99           166,400          38.95
                                                  (141,094 std.)
               ---------------------------------                   ---------
                    N718UW  1077       8-99                            38.95
               ---------------------------------                   ---------
                    N719US  1084       9-99                            39.03
               ---------------------------------                   ---------
                    N720US  1089       9-99                            39.03
               ---------------------------------                   ---------
                    N721UW  1095      10-99                            39.11
               ---------------------------------                   ---------
                    N722US  1097      10-99                            39.11
               ---------------------------------                   ---------
                    N723UW  1109      10-99                            39.11
               ---------------------------------                   ---------
                    N724UW  1122      11-99                            39.19
               ---------------------------------                   ---------
                    N725UW  1135      11-99                            39.19
               ---------------------------------                   ---------
                    N726US  1136      12-99                            39.26
               ---------------------------------                   ---------
                    N727UW  1147      12-99                            39.26
               ---------------------------------                   ---------
                    N728UW  1169       1-00                            39.34
               ---------------------------------                   ---------
                    N729US  1178       2-00                            39.42
----------------------------------------------------------------------------
A320-200            N107US  1052       8-99           169,700          44.42
                                                   (162,038 std.)
               ---------------------------------                   ---------
                    N108UW  1061       8-99                            44.42
               ---------------------------------                   ---------
                    N109UW  1065       9-99                            44.51
               ---------------------------------                   ---------
                    N110UW  1112      11-99                            44.70
               ---------------------------------                   ---------
                    N111US  1114      11-99                            44.70
----------------------------------------------------------------------------
Total                                                                 731.70
----------------------------------------------------------------------------

                                  Scheduled Mfr.
Aircraft            Tail #  S/N   Delivery Date    MTOW(lbs.)   * Base Value
                                                                   ($000,000)
-----------------------------------------------------------------------------
A330-300            N670UW   315       3-00           507,000         117.21
                                                   (467,375 std.)
               ---------------------------------                   ----------
                    N671UW   323       4-00                           117.45
-----------------------------------------------------------------------------
Total                                                                 234.66
-----------------------------------------------------------------------------

* Base Value includes adjustment for additional MTOW.

In developing the Base Value of this aircraft, MBA did not inspect the aircraft nor its historical maintenance documentation, but relied on partial information supplied by the Client. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions are as follows for each aircraft:

        1.  The aircraft is delivered new.
        2. The specifications of the aircraft are those most common for an aircraft of this type new delivery.
        3.  The aircraft is in a standard airline configuration.
        4. Its modification status is comparable to that most common for an aircraft of its type and vintage.
        5.  No accounting is made for lease obligations or terms of ownership.

V.       Covenants

This report has been prepared for the exclusive use of US Airways and shall not be provided to other parties by MBA without the express consent of US Airways.

MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by US Airways or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                       PREPARED BY:



                                       Bryson P. Monteleone
                                       Director of Operations

                                       REVIEWED BY:



                                       Morten S. Beyer
                                       Chairman and CEO
                                       ISTAT Certified Appraiser Fellow

PROSPECTUS

                                 $1,500,000,000

                                US AIRWAYS, INC.

                             US AIRWAYS GROUP, INC.

                           PASS THROUGH CERTIFICATES

                               ----------------

  This prospectus relates to pass through certificates to be issued by one or more trusts that we will form, as creator of each pass through trust, and a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust in trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust. We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

                               ----------------

  This prospectus may not be used to consummate sales of pass through certificates unless accompanied by a prospectus supplement.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is July 30, 1999.

                               TABLE OF CONTENTS

Forward-Looking Statements..................................................   1

Summary.....................................................................   2

US Airways..................................................................   8

Ratio of Earnings to Fixed Charges..........................................   8

Use of Proceeds.............................................................   9

Description of the Certificates.............................................   9

Description of the Secured Promissory Notes.................................  24

U.S. Income Tax Matters.....................................................  30

ERISA Considerations........................................................  33

Plan of Distribution........................................................  33

Selling Certificateholders..................................................  35

Legal Opinions..............................................................  35

Experts.....................................................................  35

Where You Can Find More Information.........................................  36

Incorporation of Certain Documents by Reference.............................  37

                           FORWARD-LOOKING STATEMENTS

  This prospectus, any prospectus supplement delivered with this prospectus and the information incorporated by reference include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We prepare forward-looking statements using estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside of our control. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from the results we discuss in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to:

  .  general economic and business conditions;

  .  labor costs;

  .  aviation fuel costs;

  . competitive pressures on pricing--particularly from lower-cost competitors;

  .  weather conditions;

  .  governmental legislation;

  .  consumer perceptions of our products; and

  .  demand for air transportation in the markets in which we operate.

  The preparation of forward-looking statements also involves other factors and assumptions not identified above. If the assumptions used to prepare the forward-looking statements prove incorrect, the actual results may differ materially from the results discussed.

                                    SUMMARY

The Offering

  This prospectus and each supplement to this prospectus describe US Airways' offering of pass through trust certificates to help finance or refinance aircraft that we own or lease. Our parent, US Airways Group may guarantee some of our obligations relating to the certificates. For convenience, throughout this prospectus, the words we, us, ours or similar words refer to US Airways and the words parent, parent guarantor or other similar words refer to US Airways Group.

  The remainder of this prospectus and the related prospectus supplement will describe the offering of the pass through certificates in more detail. We will begin by describing the pass through certificates and the pass through trusts that issue the pass through certificates. We will also describe the various agreements relating to the certificates. This prospectus then describes the secured promissory notes that the pass through trusts will acquire and, in the case of promissory notes secured by aircraft leased to us, the owner trusts that issue those secured promissory notes.

Certificates

  We may offer and sell pass through certificates from time to time by this prospectus. For convenience, we may:

  .refer to "pass through certificates" as "certificates;" and

  .refer to the holder of a "pass through certificate" as a "certificateholder."

  Pass through certificates are securities that evidence an ownership interest in a pass through trust. The holders of the certificates issued by a pass through trust will be the beneficiaries of that trust. A certificateholder's beneficial interest in a pass through trust will be a pro rata interest in the property of that trust equal to the ratio of the value of all of the certificates owned by the holder to the value of all of the certificates issued by that trust. Each certificate will represent a beneficial interest only in the property of the pass through trust that issued the certificate. A certificate will not represent an interest in, or rights to, the property of any pass through trust other than the pass through trust that issued the certificate.

  Multiple series of certificates may be issued. If more than one series of certificates is issued, each series of certificates will be issued by a separate pass through trust. The economic terms of any series of certificates will be described in the prospectus supplement relating to that series of certificates.

  The prospectus supplement relating to a series of certificates will be delivered with this prospectus. The prospectus supplement will describe, among other things, the property that will be held by each pass through trust. This property will include promissory notes secured by aircraft we own or lease. Payments of principal and interest on the secured promissory notes owned by a pass through trust will be passed through to holders of certificates issued by that trust in accordance with the terms of the pass through trust agreement pursuant to which the trust was formed.

  If certificates of any series are entitled to the benefits of a liquidity facility or other form of credit enhancement, the prospectus supplement relating to that series will describe the terms of the liquidity facility or other form of credit enhancement. A liquidity facility is a revolving credit agreement, letter of credit, bank guarantee, insurance policy or other instrument or agreement that will increase the likelihood that the certificateholders will receive timely payments of interest in respect of the certificates. While a liquidity facility is designed to increase the likelihood of the timely payment of interest, it is not a guarantee of the timely or ultimate payment of principal.

  We may offer and sell up to $1,500,000,000 of aggregate initial offering price of certificates pursuant to this prospectus and related prospectus supplements. The initial offering price may be denominated in United States dollars or foreign currencies based on the applicable exchange rate at the time of sale.

Pass Through Trusts

  We will form a separate pass through trust to issue each series of certificates. Each pass through trust will be formed by us, as creator of each pass through trust, and a national or state bank or trust company, as trustee. Each pass through trust will be governed by a trust instrument that creates the trust and sets forth the powers of the trustee and the rights of the beneficiaries. The trust instrument for each pass through trust will consist of a basic pass through trust agreement among us, our parent and the pass through trustee and a supplement to the basic pass through trust agreement. In the event our parent does not guarantee any certificates, it may be released from the basic pass through trust agreement.

  Unless otherwise stated in a prospectus supplement, State Street Bank and Trust Company of Connecticut, National Association will be the trustee of each pass through trust. The performance and obligations of State Street Bank and Trust Company of Connecticut, N.A., under the pass through trust agreement will be guaranteed by its parent, State Street Bank and Trust Company.

  Each pass through trust will pass through to holders of its certificates payments that it receives on the property that it owns. The property of each pass through trust may consist of:

  .  secured promissory notes of one or more series; and

  .  other property described in the applicable prospectus supplement.

Secured Promissory Notes

  The secured promissory notes owned by a pass through trust may consist of any combination of:

  . Promissory notes issued by an owner trust and secured by an aircraft owned by that trust and leased to us. We refer to these types of secured promissory notes as leased aircraft notes.

  . Promissory notes issued by us and secured by an aircraft owned by us. We refer to these types of secured promissory notes as owned aircraft notes.

  Leased Aircraft Notes. Except as specified in a prospectus supplement, leased aircraft notes will be issued by a bank, trust company, financial institution or other entity solely in its capacity as owner trustee in a leveraged lease transaction. In a leveraged lease transaction, one or more persons will form an owner trust to acquire an aircraft and then that owner trust will lease the aircraft to us. In the leasing industry, the person that is the beneficiary of the owner trust is referred to as an owner participant. The owner participant will contribute a portion of the purchase price of the aircraft to the owner trust. The transaction is called a "leveraged" lease because the remainder of the owner trust's purchase price of the aircraft is financed through the issuance of indebtedness in the form of leased aircraft notes. Leased aircraft notes may also be issued to refinance an aircraft previously financed in a leveraged lease transaction or otherwise.

  These leased aircraft notes are issued pursuant to a separate indenture and security agreement between the owner trustee and a bank, trust company, financial institution or other entity, as loan trustee. The loan trustee under a leased aircraft indenture will act as a trustee for the holders of the leased aircraft notes issued under that leased aircraft indenture.

  In a leveraged lease transaction, we will pay or advance rent and other amounts to the owner trustee in its capacity as lessor under the lease. The owner trustee will use the payments and certain other amounts received by it to make payments of principal and interest on the leased aircraft notes. The owner trustee also will assign its rights to receive basic rent and certain other payments to the loan trustee as security for its obligations to pay principal of, premium, if any, and interest on the secured promissory notes. Payments or advances made under a lease and related agreements will at all times be sufficient to make scheduled payments of principal of, and interest on, the leased aircraft notes issued to finance the aircraft subject to that lease. Our obligations under a lease and related agreements may be guaranteed by our parent. If our parent guarantees our obligations under a lease or any related agreement, the terms of the guarantee will be described in the applicable prospectus supplement.

  We will not have any obligation to pay principal of, or interest on, the leased aircraft notes. Holders of leased aircraft notes will not have recourse against us or our parent if it guarantees the related lease or any other agreement, for the payment of principal of, or interest on, the leased aircraft notes.

  Owned Aircraft Notes. We may finance or refinance aircraft that we own through the issuance of owned aircraft notes. Owned aircraft notes relating to an owned aircraft will be issued under a separate indenture and security agreement relating to that owned aircraft. Each separate indenture and security agreement relating to owned aircraft notes will be between us and a bank, trust company, financial institution or other entity, as loan trustee. The indenture and security agreement entered into in connection with the issuance of owned aircraft notes will be referred to as an owned aircraft indenture. The loan trustee under an owned aircraft indenture will act as a trustee for the holders of the owned aircraft notes issued under that owned aircraft indenture. Our obligation to pay principal of, and interest on, the owned aircraft notes may be guaranteed by our parent. If our parent guarantees the payment of principal of, and interest on, the owned aircraft notes, we will describe the terms of the guarantee in the applicable prospectus supplement.

  Holders of owned aircraft notes will have recourse against us and, if it guarantees the lease, our parent, for payment of principal of, and interest on, the owned aircraft notes.

  Because we often refer to owned aircraft indentures and leased aircraft indentures together, we sometimes refer to them collectively as the indentures.

Delayed Financing

  If any portion of the proceeds of an offering of a series of certificates is not used to purchase secured promissory notes on the date the certificates are issued, those proceeds will be temporarily invested in other property such as short-term securities or will be invested with a depositary or held in an escrow arrangement pending the purchase of secured promissory notes. These arrangements and this additional property will be described in the prospectus supplement.

Cash Flow Structure

  Set forth below is a diagram illustrating the cash flows relating to the certificates. This diagram assumes that the pass through trustees enter into an intercreditor agreement, but does not include the effect of any liquidity facility or similar credit enhancements or prefunding arrangements, each of which will be described in the prospectus supplement if they are applicable.

     [Diagram omitted, which shows that we will pay to the loan trustee for leased aircraft and owned aircraft (a) the lease rental payments, which are assigned by the loan trustee, on leased aircraft and (b) the mortgage payments on owned aircraft. From those lease rental payments and mortgage payments, the loan trustee will make secured promissory note payments on the Series A, the Series B and the Series C secured promissory notes with respect to all aircraft to the subordination agent. Excess rental payments will be paid by the loan trustee to the lessors for leased aircraft. From those secured promissory note payments, the subordination agent will pay principal, premium, if any, and interest to the pass through trustee for the Class A trust, the pass through trustee for the Class B trust and the pass through trustee for the Class C trust, which in turn will pay this principal, premium, if any, and interest to the holders of Class A certificates, the holders of Class B certificates and the holders of Class C certificates, respectively. The diagram also shows that, in the case of leased aircraft, our parent may guarantee our lease rental payments and that, in the case of owned aircraft, our parent may guarantee our owned aircraft payments.]

Transaction Structure for Leased Aircraft

  Set forth below is a diagram illustrating cash flows that we expect to occur on the closing date for a leveraged lease financing. We anticipate that separate transactions similar to the transaction illustrated in the diagram will occur for each leased aircraft financed with the proceeds of the offering of the certificates. The structure illustrated below may change, in which case a revised diagram will be included in the prospectus supplement.

     [Diagram omitted, which shows leased aircraft notes will be issued by an owner trustee in a leveraged lease transaction. The diagram shows that our parent may guarantee our obligation to make lease rental payments. The diagram shows that we will sell the leased aircraft to an owner trust that will, in turn, lease the aircraft back to us. The owner participant is the beneficial owner of the owner trust and contributes a portion of the purchase price of the aircraft. The owner trust will enter into an indenture with the loan trustee providing for a security interest in the leased aircraft, the assignment of the lease and the issuance of secured promissory notes to finance the remaining portion of the purchase price of the aircraft. The owner trustee will sell the Class A, Class B and Class C secured promissory notes to the Class A, Class B and Class C pass through trusts, respectively. The Class A, Class B and Class C pass through trusts will sell certificates to Series A, Series B and Series C certificateholders, respectively, for cash. The proceeds from the sale of the certificates will be passed through from the Class A, Class B and Class C pass through trusts to the loan trustee who in turn will forward the proceeds to the owner trust as payment for the secured promissory notes.]

Transaction Structure for Owned Aircraft

  Set forth below is a diagram illustrating cash flows that we expect to occur on the closing date for an owned aircraft financing. We anticipate that separate transactions similar to the transaction illustrated in the diagram will occur for each owned aircraft financed with the proceeds of the offering of the certificates. The structure illustrated below may change, in which case a revised diagram will be included in the prospectus supplement.

     [Diagram omitted, which shows that we may finance or refinance aircraft that we own through the issuance of owned aircraft notes. The diagram shows that our parent may guarantee our obligation to make owned aircraft payments. The diagram also shows that we will enter into an indenture with the loan trustee providing for a security interest in the owned aircraft and the issuance of secured promissory notes. We will sell the Class A, Class B and Class C secured promissory notes to the Class A, Class B and Class C pass through trusts, respectively. The Class A, Class B and Class C pass through trusts will sell certificates to Series A, Series B and Series C certificateholders, respectively, for cash. The proceeds from the sale of the certificates will be passed through from the Class A, Class B and Class C pass through trusts to the loan trustee who will in turn forward the proceeds to us as payment for the secured promissory notes. We will then purchase owned aircraft from those proceeds.]

Additional Information

  We will describe the specific terms of each series of certificates that we may offer and sell from time to time in a prospectus supplement.

                                   US AIRWAYS

  We are a certificated air carrier engaged primarily in the business of transporting passengers, property and mail. We are the principal operating subsidiary of US Airways Group, accounting for approximately 90% of US Airways Group's consolidated operating revenues for the first three months of 1999.

  We carried approximately 58 million passengers in 1998 and currently rank as the sixth largest domestic air carrier, as ranked by total revenue passenger miles, based on our review and analysis of our and other airline press releases. Our mainline service includes our domestic and international jet aircraft operations, exclusive of low-cost product MetroJet. Outside of our mainline service, our system includes our code share partners US Airways Express and Shuttle, Inc. Under a code share arrangement, one carrier places its designator code and sells tickets on flights of another carrier. The combined US Airways system served 202 destinations worldwide as of March 1999. As of March 31, 1999, US Airways had more than 38,000 full-time equivalent employees.

  Our major connecting hubs are located at airports in Charlotte, Philadelphia and Pittsburgh. We also have substantial operations at the Baltimore-Washington International Airport, Boston's Logan International Airport, New York's LaGuardia Airport and Washington's Ronald Reagan Washington National Airport. As of March 1999, measured by departures, we were the largest airline at each of these airports and are the largest air carrier in many other smaller eastern cities such as Albany, Buffalo, Hartford, Providence, Richmond, Rochester and Syracuse, based on information provided by OAG Worldwide, a division of Reed Business Information. We also are the leading airline from the Northeast United States to Florida, based on information provided by OAG Worldwide. As of March 1999, approximately 84% of our departures and approximately 56% of our capacity, as determined by available seat miles, were deployed within the United States east of the Mississippi River.

  US Airways and US Airways Group both are Delaware corporations, with executive offices located at 2345 Crystal Drive, Arlington, Virginia 22227. Our telephone number is (703) 872-7000 and our parent's telephone number is (703) 872-5306.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratios of earnings to fixed charges for US Airways and US Airways Group and their consolidated subsidiaries for the periods indicated:

                                          Three months
                                              ended
                                            March 31,     Year ended December 31,
                                          --------------  ------------------------
                                           1999    1998   1998 1997 1996 1995 1994
                                          ------  ------  ---- ---- ---- ---- ----
US Airways...............................    1.8     2.2  2.7  2.2  1.3  1.1    *
US Airways Group.........................    1.5     2.1  2.5  2.1  1.5  1.2   **

--------
* For the year ended December 31, 1994, US Airways' earnings were not sufficient to cover its fixed charges. Additional earnings of $721 million would have been required to achieve a ratio of earnings to fixed charges of 1.0.
** For the year ended December 31, 1994, US Airways Group's earnings were not sufficient to cover its fixed charges. Additional earnings of $690 million would have been required to achieve a ratio of earnings to fixed charges of 1.0.

  For purposes of calculating the ratios of earnings to fixed charges, earnings consist of pretax income, fixed charges, capitalized interest and amortization of previously capitalized interest. Fixed charges consist of interest expense, amortization of debt issue expense and the portion of rental expense representative of interest expense.

                                USE OF PROCEEDS

  Except as set forth in the applicable prospectus supplement, each pass through trustee will use the proceeds from the sale of certificates issued by its pass through trust to purchase one or more secured promissory notes.

  If an owner trustee issues the secured promissory notes, the owner trustee will use the proceeds of the sale of the secured promissory notes to finance a portion of the purchase price of an aircraft or to refinance indebtedness or equity interests previously issued in respect of an aircraft. Upon the purchase of an aircraft by an owner trustee, the aircraft will be leased by the owner trustee to us.

  If we issue the secured promissory notes, we will use the proceeds from the sale of the secured promissory notes to finance the purchase of an aircraft which we will own or to refinance indebtedness or equity interests previously issued in respect of an aircraft.

  If a pass through trustee does not use all of the proceeds of any offering of certificates to purchase secured promissory notes on the date those certificates are issued, the proceeds of the offering not used to purchase secured promissory notes will be held for the benefit of the certificateholders under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not use a portion of the proceeds to purchase secured promissory notes by the date specified in the applicable prospectus supplement, it will return the unused portion of the proceeds to the certificateholders.

  In addition, we may offer certificates subject to delayed aircraft financing arrangements. For example, we may cause the proceeds from the sale of certificates to be invested with a depositary or cause the proceeds to be held in an escrow arrangement until they are used to purchase secured promissory notes. In these circumstances, we will describe in the applicable prospectus supplement how the proceeds of the certificates will be held or applied during any delayed aircraft financing period, including any depositary or escrow arrangement.

                        DESCRIPTION OF THE CERTIFICATES

  The following description is a summary of the terms of the certificates that we expect will be common to all series of certificates. We will describe the financial terms and other specific terms of any series of certificates in a prospectus supplement. Since the terms of a specific series of certificates may differ from the general information provided below, you should rely on the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different from the information below. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of the prospectus supplement will control.

  Because the following description is a summary, it does not describe every aspect of the certificates, and it is subject to and qualified in its entirety by reference to all the provisions of the pass through trust agreement and the applicable supplements to the pass through trust agreement. For convenience, we will refer to the pass through trust agreement among the pass through trustee, our parent guarantor and us as the "Basic Agreement," and to the Basic Agreement as supplemented by the applicable supplements as the pass through trust agreement. The form of Basic Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The supplement to the Basic Agreement relating to each series of certificates and the forms of the other agreements described in this prospectus and the applicable prospectus supplement will be filed as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by us or our parent guarantor with the SEC.

General

  Except as amended by a supplement to the Basic Agreement, the terms of the Basic Agreement generally will apply to all of the pass through trusts that we form to issue certificates by this prospectus. We will create a separate pass through trust for each series of certificates by entering into a separate supplement to the Basic Agreement. Each supplement to the Basic Agreement will contain the additional terms governing the specific pass through trust to which it relates and, to the extent inconsistent with the Basic Agreement, will supersede the Basic Agreement.

  Certificates will be issued pursuant to the pass through trust agreement. Unless otherwise stated in the applicable prospectus supplement, each pass through certificate will be issued in minimum denominations of $1,000 or a multiple of $1,000.

  Each certificate will represent a fractional undivided interest in the property of the pass through trust that issued the pass through certificate. All payments and distributions made on or with respect to a pass through certificate will be made only from the property owned by the pass through trust that issued the pass through certificate. The certificates do not represent an interest in or obligation of US Airways, US Airways Group, the pass through trustee, any of the owner trustees or loan trustees, in their individual capacities, or any owner participant. Each holder of a pass through certificate will be deemed to agree to look solely to the income and proceeds from the property of the pass through trust as provided in the pass through trust agreement.

  The property of each pass through trust for which a series of certificates will be issued will include:

  .  the secured promissory notes held in the pass through trust;

  . all monies at any time paid on or with respect to secured promissory notes held by the pass through trust;

  . all monies due and to become due under the secured promissory notes held by the pass through trust;

  . if so specified in the relevant prospectus supplement, rights under any escrow arrangement to withdraw the proceeds from escrow either to purchase secured promissory notes or to return unused proceeds to the holders of that series of certificates;

  . funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust; and

  . if so specified in the relevant prospectus supplement, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility.

  As described in more detail below, the rights of a pass through trust to receive monies due or to become due under secured promissory notes held by that pass through trust may be subject to the effect of any cross-subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates.

  An intercreditor agreement refers to an agreement among the pass through trusts and, if applicable, a liquidity provider under a liquidity facility, as creditors of the issuers of the secured promissory notes owned by the pass through trusts. An intercreditor agreement will set forth the terms and conditions upon which payments made on or in respect of the secured promissory notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trusts and the liquidity provider. In addition, the intercreditor agreement will set forth agreements among the pass through trusts and the liquidity provider relating to the exercise of remedies under the secured promissory notes and the indentures.

  Cross-subordination refers to a concept where payments on a junior class of secured promissory notes issued under one indenture are distributed to a pass through trust that holds a senior class of promissory notes issued under a different indenture. The effect of this distribution mechanism is that holders of a junior class of promissory notes issued under one indenture will not actually receive payments made on or with respect to that junior class of promissory notes until the holders of senior classes of promissory notes issued under other indentures have received all scheduled payments on their notes.

  Secured promissory notes owned by a pass through trust may be leased aircraft notes, owned aircraft notes or a combination of leased aircraft notes and owned aircraft notes.

  Leased aircraft notes will be issued in connection with the leveraged lease of an aircraft to us. Except as set forth in the applicable prospectus supplement, each leased aircraft will be leased to us under a lease between us, as lessee, and an owner trustee, as lessor. Each owner trustee will issue leased aircraft notes on a non-recourse basis under a separate leased aircraft indenture between it and the applicable loan trustee. The owner trustee will use the proceeds of the sale of the leased aircraft notes to finance or refinance a portion of the purchase price paid or to be paid by the owner trustee for the applicable leased aircraft. The owner trustee will obtain the remainder of the funding for the leased aircraft from an equity contribution from the owner participant that is the beneficiary of the owner trust and, to the extent set forth in the applicable prospectus supplement, additional debt secured by the applicable leased aircraft or other sources. A leased aircraft also may be subject to other financing arrangements. Generally, neither the owner trustee nor the owner participant will be personally liable for any principal or interest payable under any leased aircraft indenture or any leased aircraft notes. In some cases, an owner participant may be required to make payments to an owner trustee that are to be used by the owner trustee to pay principal of, and interest on, the secured promissory notes. If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the secured promissory notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment. We will make payments or advances under a lease and the related documents sufficient to pay when due all scheduled principal and interest payments on the leased aircraft notes issued to finance the aircraft subject to that lease. Our parent may guarantee our obligations under the leases and related agreements.

  We will issue owned aircraft notes under separate owned aircraft indentures. Owned aircraft notes will be issued in connection with the financing or refinancing of an aircraft that we own. Owned aircraft notes will be obligations that have recourse to us and the related aircraft. Our parent may guarantee payments of principal of, and interest on, owned aircraft notes. Any owned aircraft may secure additional debt or be subject to other financing arrangements.

  An indenture may provide for the issuance of multiple series of secured promissory notes. If an indenture provides for multiple series of secured promissory notes, it may also provide for differing priority of payments among the different series. All secured promissory notes issued under an indenture that are entitled to the same priority of payment will be referred to as a "class." Secured promissory notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold secured promissory notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only secured promissory notes of a single class may be held in the same pass through trust.

  Except as set forth in the prospectus supplement for any series of certificates, interest payments on the secured promissory notes held by a pass through trust will be passed through to the registered holders of certificates of that pass through trust at the annual rate shown on the cover page of the prospectus supplement for the certificates issued by that pass through trust. The certificateholders' right to receive payments made in respect of the secured promissory notes is subject to the effect of any cross- subordination provisions described in the prospectus supplement for a series of certificates.

  We refer you to the prospectus supplement that accompanies this prospectus for a description of the specific series of certificates being offered by this prospectus and the applicable prospectus supplement, including:

  .  the specific designation, title and amount of the certificates;

  . the initial public offering price, amounts payable on and distribution dates for the certificates;

  . the currency or currencies (including currency units) in which the certificates may be denominated;

  . the specific form of the certificates, including whether or not the certificates are to be issued in accordance with a book-entry system;

  . a description of the secured promissory notes to be purchased by the pass through trust issuing that series of certificates, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which the secured promissory notes may or must be redeemed or defeased in whole or in part, by us or an owner trustee, (b) the payment priority of the secured promissory notes in relation to any other secured promissory notes issued with respect to the related aircraft and (c) any intercreditor or other rights or limitations between or among the holders of secured promissory notes of different priorities issued with respect to the same aircraft;

  . a description of the aircraft to be financed with the proceeds of the issuance of the secured promissory notes;

  . a description of the note purchase agreement setting forth the terms and conditions upon which that pass through trust will purchase secured promissory notes;

  . a description of the indentures under which the secured promissory notes to be purchased by that pass through trust will be issued;

  . a description of the events of default, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies under the indentures pursuant to which the secured promissory notes to be purchased by that pass through trust will be issued;

  . if the certificates relate to leased aircraft, a description of the leases to be entered into by the owner trustees and us, including (a) the names of the owner trustees that will own the leased aircraft and lease the leased aircraft to us and (b) a description of the events of default under the leases and, the remedies exercisable upon an event of default;

  . if the certificates relate to leased aircraft, a description of the provisions of the leased aircraft indentures governing (a) the rights of the related owner trustee and/or owner participant to cure our failure to pay rent under the leases and (b) any limitations on the exercise of remedies with respect to the leased aircraft notes;

  . if the certificates relate to leased aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the owner participant, the owner trustee, the pass through trustees, the loan trustee and we agree to enter into a leveraged lease transaction;

  . if the certificates relate to an owned aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the applicable pass through trustees, the loan trustee and we agree to enter into a financing transaction for the owned aircraft;

  . a description of the limitations, if any, on amendments to leases, indentures, pass through trust agreements, participation agreements and other material agreements entered into in connection with the issuance of secured promissory notes;

  .  a description of any cross-default provisions in the indentures;

  . a description of any agreement among the holders of secured promissory notes and any liquidity provider governing the receipt and distribution of monies with respect to the secured promissory notes and the enforcement of remedies under the indentures, including a description of any applicable intercreditor and cross-subordination arrangements;

  . a description of any cross-collateralization provisions in the indentures;

  . a description of any liquidity facility or other credit enhancement relating to the certificates;

  . if the certificates relate to aircraft that have not yet been delivered or financed, a description of any deposit or escrow agreement or other arrangement providing for the deposit and investment of funds pending the purchase of secured promissory notes and the financing of an owned aircraft or leased aircraft;

  . a description of any guarantee of our obligation to make payments with respect to a leased aircraft or to make principal and interest payments with respect to owned aircraft notes;

  . the names of the underwriters, dealers or agents, if any, through or to which we will sell the certificates, the compensation, if any, of underwriters, dealers or agents and the net proceeds from the offering of the certificates;

  . the material United States federal income tax considerations applicable to the certificates; and

  .  any other special terms pertaining to the certificates.

  The concept of cross-default mentioned above refers to a situation where a default under one indenture or lease automatically triggers a default under other indentures or leases. We currently do not expect any indentures or leases to contain cross-default provisions. The concept of cross-collateralization mentioned above refers to the situation where an aircraft mortgaged to secure obligations incurred under one indenture also serves as collateral for obligations under one or more other indentures. If the indentures that are cross-collateralized relate to aircraft that we lease, the lease assigned to a loan trustee to secure obligations under one indenture may also serve as collateral under one or more other indentures. We currently do not expect any indentures to be cross-collateralized.

  If any certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to the certificates and the foreign currency or currency units will be set forth in the applicable prospectus supplement.

Payments and Distributions

  We will make rental and other payments and advances for a leased aircraft under the lease and other documents relating to that leased aircraft. In order to secure its obligations to pay the principal of, and interest on, the leased aircraft notes issued to finance or refinance a portion of the purchase price of a leased aircraft, the applicable owner trustee will assign the scheduled rental payments under the lease and may assign certain other payments or advances under other related documents to the applicable loan trustee. As is customary in the leveraged leasing industry, indemnities, insurance and similar payments due under a lease and other documents may be excluded from any assignment. Pursuant to the terms of the applicable indenture, the loan trustee will, on behalf of the applicable owner trustee, apply the proceeds of the payments and advances assigned to the loan trustee to make the corresponding scheduled payments of principal of, and interest on, the leased aircraft notes issued under that indenture. The loan trustee will distribute payments of principal of, and interest on, the leased aircraft notes to the pass through trustee for each pass through trust that holds those leased aircraft notes. After the loan trustee has made all scheduled payments of principal of, and interest on, the leased aircraft notes issued under the applicable indenture, the loan trustee will, except under certain circumstances, pay the remaining balance, if any, to the owner trustee for the benefit of the owner participant. Distribution of payments by a loan trustee to a pass through trustee may be affected by the terms of an intercreditor agreement.

  We will make scheduled payments of principal of, and interest on, the unpaid amount of the owned aircraft notes to the loan trustee under the indenture pursuant to which those owned aircraft notes were issued. The loan trustee will distribute payments of principal of, and interest on, the owned aircraft notes to the pass through trustee for each pass through trust that holds those owned aircraft notes.

  Each certificateholder will be entitled to receive a pro rata share of any distribution in respect of payments of principal of, and interest on, the secured promissory notes held in the pass through trust that issued its certificate. A pass through trustee's right to receive payments distributed by a loan trustee may be affected by the terms of an intercreditor agreement. The terms of any intercreditor agreement and any cross-subordination will be in the prospectus supplement relating to a series of certificates.

  Each pass through trust will receive scheduled payments of principal of, and interest on, the secured promissory notes held by it and will, in turn, distribute those scheduled payments to its certificateholders on the regular distribution dates and in the currencies specified in the prospectus supplement relating to its certificates. However, a pass through trust may not be able to distribute scheduled payments of principal and interest to its certificateholders as scheduled in the prospectus supplement if the secured promissory notes held by the pass through trust are in default or if payments are diverted to other pass through trusts in accordance with an intercreditor agreement. In addition to distributions of scheduled payments of principal and interest on regular distribution dates, if the applicable series of certificates is entitled to the benefits of a liquidity facility, the pass through trustee will also distribute on a regular distribution date payments received as a result of a drawing or other payments made under a liquidity facility. The prospectus supplement relating to the certificates will describe the terms of any liquidity facility or other form of credit enhancement.

  A pass through trustee may from time to time receive payments of principal of, and interest on, secured promissory notes on dates other than scheduled payment dates. These special payments may occur if the secured promissory notes owned by the pass through trust are sold or redeemed early, or if a scheduled payment is paid more than five days late. Each pass through trustee will distribute special payments to its certificateholders on dates determined as described in the applicable prospectus supplement. In the event a special payment is received by a pass through trustee, the pass through trustee will mail a notice to its certificateholders of record stating the anticipated distribution date for the payment. Scheduled payments that are not more than five days late will be treated as regular payments and paid to certificateholders of record on the regular distribution dates.

  If any regular distribution date or special distribution date is not a business day, distributions scheduled to be made on that date may be made on the next succeeding business day without additional interest.

Pool Factors

  Unless otherwise described in the applicable prospectus supplement, the "pool balance" for each pass through trust or for the certificates issued by any pass through trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that pass through trust that has not been distributed to certificateholders. The pool balance for each pass through trust as of any distribution date will be computed after giving effect to any distribution to certificateholders to be made on that date.

  Unless otherwise described in the applicable prospectus supplement, the "pool factor" for a pass through trust as of any distribution date for that trust is the quotient (rounded to the seventh decimal place) computed by dividing (a) the pool balance by (b) the aggregate original face amount of the certificates issued by that pass through trust. The pool factor for a pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the secured promissory notes or other property of that pass through trust and distribution to certificateholders of the payment of principal to be made on that date. The pool factor for a pass through trust initially will be 1.0000000. The pool factor for a pass through trust will decline as described in this prospectus and the related prospectus supplement to reflect reductions in the pool balance of that pass through trust. As of any distribution date for a pass through trust, certificateholder will have a pro rata share of the pool balance of that pass through trust equal to the product obtained by multiplying the original denomination of the holder's pass through certificate by the pool factor for the pass through trust that issued that pass through certificate.

  Each pass through trust will have a separate pool factor. We expect the pool factor for each pass through trust to decline in proportion to the scheduled repayments of principal on the secured promissory notes held by that pass through trust. However, the pool factor for a pass through trust will not decline in proportion to scheduled repayments of principal if there is an early redemption or purchase of secured promissory notes held by a pass through trust or if a default occurs in the repayment of secured promissory notes held by a pass through trust. In the event of a redemption, purchase or default, the pool factor and the pool balance of each pass through trust affected by the redemption, purchase or default will be recomputed.

Reports to Certificateholders

  The pass through trustee will include with each distribution to certificateholders a statement setting forth the following information:

  . the amount of the distribution allocable to principal and the amount allocable to premium, if any;

  .  the amount of the distribution allocable to interest;

  . the pool balance and the pool factor for the pass through trust after giving effect to the distribution; and

  . any additional or different information as may be described in the applicable prospectus supplement.

  As long as the certificates are registered in the name of DTC or its nominee, on the record date prior to each distribution to certificateholders, the pass through trustee will request from DTC a securities position listing containing the names of all DTC participants reflected on DTC's books as holding interests in the certificates on that record date. On each distribution date, the applicable pass through trustee will mail to each DTC participant holding certificates the statement described above and will make available additional copies as requested by the DTC participants for forwarding to certificateholders.

  After the end of each calendar year, each pass through trustee will prepare for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year a report containing the sum of the amount of distributions allocable to principal, premium and interest with respect to that pass through trust for the preceding calendar year or, in the event the person was a holder of a pass through certificate during only a portion of the preceding calendar year, for the applicable portion of the preceding calendar year. In addition, each pass through trustee will prepare for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year any other items that are readily available to the pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of preparing its federal income tax returns. The reports and other items described in this section will be prepared on the basis of information supplied to the pass through trustee by DTC participants and will be delivered by the pass through trustee to DTC participants to be available for forwarding by DTC participants to certificateholders in the manner described above.

  If the certificates are issued in the form of physical certificates, the pass through trustee of that pass through trust will prepare and deliver the information described above to each record holder of a pass through certificate issued by that pass through trust as the name and period of ownership of the holder appears on the records of the registrar of the certificates.

Voting of Secured Promissory Notes

  A pass through trustee has the right to vote and give consents and waivers with respect to the secured promissory notes held by that pass through trust. However, the pass through trustee's right to vote and give consents or waivers may be restricted or may be exercisable by another person in accordance with the terms of an intercreditor agreement, as described in the applicable prospectus supplement. The pass through trust agreement will set forth:

  . the circumstances in which a pass through trustee may direct any action or cast any vote with respect to the secured promissory notes held in its pass through trust at its own discretion;

  . the circumstances in which a pass through trustee will seek instructions from its certificateholders; and

  . if applicable, the percentage of certificateholders required to direct the pass through trustee to take action.

  If the holders of certificates are entitled to the benefits of a liquidity facility, and the liquidity facility is used to make any payments to certificateholders, the provider of the liquidity facility may be entitled to exercise rights to vote or give consents and waivers with respect to the secured promissory notes held by the pass through trust that issued the certificates, as described in the applicable prospectus supplement.

Events of Default and Certain Rights upon an Event of Default

  The prospectus supplement will describe the events of default that can occur under the pass through trust agreement and under the indentures relating to the secured promissory notes held by the related pass through trust.

  Defaults under a leased aircraft indenture will include events of default under the lease that we are a party to that is assigned as security under that leased aircraft indenture. The owner trustee and the owner participant may have rights to cure the defaults under a leased aircraft indenture that result from a default under the lease. The applicable prospectus supplement will describe these cure rights. Unless otherwise provided in a prospectus supplement, with respect to any certificates entitled to the benefits of a liquidity facility, a drawing under that liquidity facility for the purpose of making a payment of interest as a result of our failure to have made a corresponding payment under the lease will not cure a default related to our failure to make the payment.

  Unless otherwise provided in a prospectus supplement, all of the secured promissory notes issued under the same indenture will relate to a specific aircraft and there will be no cross-collateralization or cross-default provisions in the indentures. This means that events resulting in a default under a particular indenture will not necessarily result in a default under any other indenture. If a default occurs in fewer than all of the indentures, payments of principal of, and interest on, the secured promissory notes issued under indentures with respect to which a default has not occurred will continue to be made as originally scheduled.

  The pass through trustees, as holders of the secured promissory notes, may enter into an intercreditor agreement that may have the practical effect of subordinating a junior class of secured promissory notes issued under one indenture to senior classes of secured promissory notes under other indentures. This concept, referred to as cross-subordination, is described above under "Description of the Certificates--General" and, if applicable, will be described in the applicable prospectus supplement.

  If the secured promissory notes outstanding under an indenture are held by more than one pass through trust, then the ability of the holders of certificates issued by any one pass through trust to cause the loan trustee to take actions under an indenture may be limited. In particular, a pass through trustee's ability to direct a loan trustee to take action under an indenture will depend, in part, on the proportion of (a) the aggregate principal amount of the secured promissory notes outstanding under the indenture that are held in that pass through trust to (b) the aggregate principal amount of all secured promissory notes outstanding under the indenture. This means that a pass through trustee may not have the ability to direct a loan trustee to accelerate secured promissory notes or exercise remedies under an indenture without the concurrence of the other pass through trustees. In addition, the ability of a pass through trustee to exercise remedies under an indenture may be limited by the terms of an intercreditor agreement.

  If the secured promissory notes outstanding under an indenture are held by more than one pass through trust, then each pass through trust will hold secured promissory notes with different terms than the secured promissory notes held in the other pass through trusts. In these circumstances, the holders of certificates issued by different pass through trusts may have divergent or conflicting interests. As long as the same institution acts as the pass through trustee of each pass through trust, in the absence of instructions from the holders of certificates issued by each pass through trust, the pass through trustee could for the same reason be faced with a potential conflict of interest upon a default under an indenture. If the pass through trustee is faced with a conflict of interest because that pass through trustee acts as pass through trustee for multiple trusts, the pass through trustee faced with the conflict will resign as trustee of one or all the pass through trusts, and one or more successor pass through trustees will be appointed in accordance with the terms of each pass through trust agreement.

  The prospectus supplement for a series of certificates will describe whether and under what circumstances a pass through trustee may or will sell all or part of the secured promissory notes held in the pass through trust. A pass through trustee's right to sell secured promissory notes may be restricted or may be exercisable by another person, if the applicable series of certificates are subject to any intercreditor, subordination or similar arrangements. If the certificates of any series are subject to any intercreditor, subordination or similar arrangement, the proceeds from the sale of the related secured promissory notes will be distributed as contemplated by those arrangements. To the extent received by any pass through trustee, proceeds from the sale of secured promissory notes will be treated as special payments, deposited in a special payments accounts and distributed to the certificateholders of the pass through trust on a special distribution date.

  The market for secured promissory notes in default may be very limited, and neither we nor the pass through trustee can assure you that they could be sold for a reasonable price. In addition, as long as the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding which secured promissory notes to sell to available buyers. If the pass through trustee sells any secured promissory notes with respect to which a default under an indenture exists for less than their outstanding principal amount, the certificateholders of that pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, our parent, any owner trustee, any owner participant or any pass through trustee. Neither a pass through trustee nor the holders of certificates will be able to take any action with respect to any secured promissory notes unless a default has occurred under the indenture relating to those secured promissory notes.

  Following a default under an indenture, all payments received by a pass through trustee or with respect to secured promissory notes issued under the indenture, other than scheduled payments received on or within five days of the date the scheduled payments are due, will be treated as special payments and deposited in a special payments account. All amounts deposited in the special payments account will be distributed to the certificateholders on a special distribution date. The rights of any pass through trustee to receive payments made on or with respect to any secured promissory note following a default under any indenture may be limited by intercreditor, subordination or similar arrangements.

  Any funds held in the special payments account for a pass through trust will, to the extent practicable, be invested and reinvested by the pass through trustee in permitted short-term investments pending the distribution of those funds on a special distribution date. Permitted investments will be specified in the related prospectus supplement.

  The Basic Agreement provides that the pass through trustee of each pass through trust will give to the certificateholders of that pass through trust notice of all uncured or unwaived defaults known to it with respect to that pass through trust. The Basic Agreement requires each pass through trustee to provide the notice of default within 90 days after the occurrence of the default. However, except in the case of default in the payment of principal, premium, if any, or interest on any of the secured promissory notes held in a pass through trust, the pass through trustee will be protected in withholding a notice of default if it in good faith determines that withholding the notice is in the interest of the certificateholders. The term "default" as used in this paragraph means only the occurrence of a default under an indenture with respect to secured promissory notes held in a pass through trust as described above, except that in determining whether any default under an indenture has occurred, any related grace period or notice will be disregarded.

  The Basic Agreement requires the pass through trustee to act with a specified standard of care while a default is continuing under an indenture. In addition, the Basic Agreement contains a provision entitling the pass through trustee to be offered reasonable security or indemnification by the certificateholders of the pass through trust before proceeding to exercise any right or power under the Basic Agreement at the request of those certificateholders.

  The prospectus supplement for a series of certificates will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default with respect to the related pass through trust. The prospectus supplement for a series of certificates also will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee or the loan trustee to waive, any past default, or rescind or annul any direction given under any indenture.

Merger, Consolidation and Transfer of Assets

  We will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other corporation unless:

  .  the surviving, successor or transferee corporation:

    . is validly existing under the laws of the United States or any of its states;

    . is a citizen of the United States (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code relating to the rights of creditors of an airline in the event of the airline's bankruptcy; and

    . expressly assumes all of our obligations contained in the Basic Agreement and any supplement to the Basic Agreement, the note purchase agreement, any indentures, any participation agreements and, with respect to aircraft leased by us, the applicable leases; and

  . we have delivered a certificate and an opinion or opinions of counsel indicating that the transaction, in effect, complies with these conditions.

Modifications of the Basic Agreement

  The Basic Agreement contains provisions permitting us, our parent and the pass through trustee of each pass through trust to enter into a supplement to the pass through trust agreement, without the consent of the holders of any of the certificates issued by a pass through trust in order to do the following, among others:

  . to provide for the formation of a pass through trust and the issuance of a series of certificates and to set forth the terms of the certificates;

  . to evidence the succession of another corporation or entity to us or our parent and the assumption by that corporation or entity of our or our parent's obligations under the pass through trust agreement;

  . to add to our or our parent's covenants for the benefit of holders of certificates, or to surrender any right or power in the pass through trust agreement conferred upon us or our parent;

  . to cure any ambiguity or correct or supplement any defective or inconsistent provision of the pass through trust agreement, so long as those changes will not materially adversely affect the interests of the holders of the certificates, or to cure any ambiguity or correct any mistake or, to give effect to or provide for replacement liquidity facilities, if applicable, to the certificates;

  . to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any certificates may be listed or of any regulatory body;

  . to modify, eliminate or add to the provisions of the pass through trust agreement to the extent necessary to continue the qualification of the pass through trust agreement under the Trust Indenture Act of 1939, and to add to the pass through trust agreement other provisions as may be expressly permitted by the Trust Indenture Act excluding, however, the provisions referred to in section 316(a)(2) of the Trust Indenture Act as in effect at the date of the Basic Agreement or any corresponding provision in any similar Federal statute enacted after that date;

  . to provide for a successor pass through trustee or to add to or change any provision of the pass through trust agreement as necessary to facilitate the administration of the pass through trusts created under the pass through trust agreement by more than one pass through trustee;

  . to provide certain information to the pass through trustee as required in the pass through trust agreement;

  . to release our parent from the Basic Agreement, but only if our parent has not executed a guarantee in respect of any lease or secured promissory note; and

  . to make any other amendments or modifications to the Basic Agreement so long as those amendments or modifications apply only to certificates of a series issued after the date of the amendment or modification.

  No supplement to the pass through trust agreement may be made that will adversely affect the status of any pass through trust as a grantor trust for United States federal income tax purposes, without the consent of the certificateholders.

  The Basic Agreement also contains provisions permitting us, our parent and the pass through trustee of each pass through trust, with the consent of a majority in interest of the certificateholders of the pass through trust and, with respect to any aircraft leased by us, with the consent of the applicable owner trustee, which cannot be unreasonably withheld, to execute a supplement to the pass through trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to that pass through trust, and the applicable pass through trust supplement, or modifying the rights of the certificateholders, except that no supplement may, without the consent of each affected certificateholder:

  . reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments on the secured promissory notes held in the pass through trust or distributions in respect of any pass through certificate issued by the pass through trust, or change the date or place of any payment in respect of any pass through certificate, or make distributions payable in currency other than that provided for in the certificates, or impair the right of any certificateholder to institute suit for the enforcement of any payment when due;

  . permit the disposition of any secured promissory note held in the pass through trust, except as provided in the pass through trust agreement, or otherwise deprive any certificateholder of the benefit of the ownership of the applicable secured promissory notes;

  . reduce the percentage of the aggregate fractional undivided interests of the pass through trust provided for in the applicable supplement to the Basic Agreement that is required in order to obtain the consent of the holders for that supplement or for any waiver provided for in the Basic Agreement or the supplement;

  . modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment except to increase any such percentage or to provide that certain other provisions of the Basic Agreement and any applicable supplement cannot be waived or modified without the consent of all applicable certificateholders;

  . alter the priority of distributions described in any applicable intercreditor agreement, in a manner materially adverse to the interests of the certificateholders of the pass through trust; or

  . adversely affect the status of any pass through trust as a grantor trust for United States federal income tax purposes.

Modification of Indenture and Related Agreements

  The prospectus supplement will specify the pass through trustee's obligations in the event that a pass through trustee, as the holder of any secured promissory notes held in a pass through trust, receives a request for its consent to any amendment, modification or waiver under the indenture under which the secured promissory notes were issued, under the lease relating to the aircraft leased by us that was financed with the proceeds of the secured promissory notes, under any liquidity facility or under other documents relating to the secured promissory notes.

Cross-Subordination Issues

  The secured promissory notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold secured promissory notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only secured promissory notes of the same class may be held in the same pass through trust. In this event, payments made on account of a junior class of certificates issued under a prospectus supplement may, under circumstances described in the prospectus supplement, be subordinated to the prior payment of all amounts owing to certificateholders of a pass through trust that holds a senior class of secured promissory notes issued under any indenture. The prospectus supplement related to an issuance of certificates will describe any cross-subordination provisions and any related terms, including the percentage of certificateholders under any pass through trust that is permitted to:

  . grant waivers of defaults under any indenture under which secured promissory notes held by that pass through trust were issued;

  . consent to the amendment or modification of any indenture under which secured promissory notes held by that pass through trust were issued; or

  . direct the exercise of remedial actions under any indenture under which secured promissory notes held by that pass through trust were issued.

Termination of the Pass Through Trusts

  The obligations of the parties to each pass through trust agreement will terminate upon the distribution to certificateholders of that pass through trust of all amounts required to be distributed to them under the pass through trust agreement. The pass through trustee will send to each certificateholder of record of the pass through trust notice of the termination of that pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for that pass through trust. The final distribution to any certificateholder will be made only upon surrender of the certificateholder's certificates at the office or agency of the pass through trustee, paying agent or transfer agent, as specified in the notice of termination.

Delayed Purchase of Secured Promissory Notes

  If all of the proceeds from the sale of the certificates are not used on the date the certificates are issued to purchase the secured promissory notes contemplated to be held in the pass through trust that issued those certificates, the secured promissory notes may be purchased by the pass through trustee at any time on or prior to the date specified in the applicable prospectus supplement. In this event, the portion of the proceeds from the sale of the certificates that are not used to purchase secured promissory notes on the date the certificates are issued will be held under an arrangement described in the applicable prospectus supplement pending the purchase of the secured promissory notes. The arrangements with respect to the payment of interest on funds held pending purchase of secured promissory notes will also be described in the applicable prospectus supplement. If any proceeds are not subsequently used to purchase secured promissory notes by the final date for purchase of secured promissory notes specified in the applicable prospectus supplement, the proceeds will be returned to the holders of the certificates.

Liquidity Facility and Other Credit Enhancements

  A prospectus supplement may provide that one or more payments of interest to be paid with respect to the certificates of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. The provider of a liquidity facility for the holders of a series of certificates may have a claim on property of the pass through trust senior to the claims of the holders of the certificates of that series as described in the related prospectus supplement. The prospectus supplement will also specify the circumstances under which a liquidity provider will be entitled to direct the exercise of remedies under any indenture. The prospectus supplement will also describe any other credit enhancements, if any, that may apply to the certificates.

The Pass Through Trustee

  Unless otherwise provided in the prospectus supplement for any series of certificates, the pass through trustee for each series of certificates will be State Street Bank and Trust Company of Connecticut, National Association. With certain exceptions as to itself in its individual capacity, the pass through trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the pass through trust supplements, the certificates, the secured promissory notes, the indentures, the leases or other related documents. The pass through trustee will not be liable with respect to any series of certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding certificates of that series issued under the Basic Agreement. Subject to those provisions, the pass through trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of certificates issued under the Basic Agreement unless they have offered to the pass through trustee indemnity satisfactory to it. The Basic Agreement provides that the pass through trustee in its individual or any other capacity may acquire and hold certificates issued under the Basic Agreement and may, in accordance with the Basic Agreement, otherwise deal with us and, with respect to the aircraft leased by us, any owner trustee with the same rights it would have if it were not the pass through trustee.

  The pass through trustee may resign with respect to any or all of the pass through trusts at any time, in which event we will be obligated to appoint a successor pass through trustee. If the pass through trustee ceases to be eligible to continue as pass through trustee with respect to a pass through trust or becomes incapable of acting as pass through trustee or becomes insolvent, we may remove that pass through trustee, or any certificateholder of the applicable pass through trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor pass through trustee. Any resignation or removal of the pass through trustee with respect to a pass through trust and appointment of a successor pass through trustee for the pass through trust does not become effective until acceptance of the appointment by the successor pass through trustee. Under these resignation and successor pass through trustee provisions, it is possible that a different pass through trustee could be appointed to act as the successor pass through trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee should be read to take into account the possibility that the pass through trusts could have different successor pass through trustees in the event of a resignation or removal.

  The Basic Agreement provides that we will pay the pass through trustee's fees and expenses and indemnify the pass through trustee against certain liabilities.

Book-Entry Registration

 General

  Unless otherwise specified in the applicable prospectus supplement, the certificates will be subject to the procedures and provisions described below.

  Upon issuance, each series of certificates will be represented by one or more fully registered global certificates. This means that one physical certificate or a number of physical certificates representing all of the certificates will be registered with the Depository Trust Company ("DTC"). Each global certificate will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Certificateholders will not be entitled to receive a physical certificate representing an interest in its certificates, except as set forth below under "--Physical Certificates". Unless and until physical certificates are issued under the limited circumstances described below, all references in this prospectus and any prospectus supplement to actions by certificateholders will refer to actions taken by DTC upon instructions from DTC participants, and all references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, or to DTC participants for distribution to certificateholders in accordance with DTC procedures.

  DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New

York Uniform Commercial Code and "clearing agency" registered pursuant to
Section 17A of the Securities Exchange Act of 1934.

  Under the New York Uniform Commercial Code, a "clearing corporation" is defined as:

  . a person that is registered as a "clearing agency" under the federal securities laws;

  .  a federal reserve bank; or

  . any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

  A "clearing agency" is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in the accounts of DTC participants. The ability to execute transactions through book-entry changes in accounts eliminates the need for transfer of physical certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of DTC participants and by the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers. Banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly have indirect access to the DTC system.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the certificates among DTC participants on whose behalf it acts with respect to the certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the certificates. DTC participants and indirect DTC participants with which certificateholders have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Certificateholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the certificates may do so only through DTC participants and indirect DTC participants. In addition, certificateholders will receive all distributions of principal, premium, if any, and interest from the pass through trustee through DTC participants or indirect DTC participants, as the case may be. Under a book-entry format, certificateholders may experience some delay in their receipt of payments because payments with respect to the certificates will be forwarded by the pass through trustee to Cede, as nominee for DTC. We expect DTC to forward payments in same-day funds to each DTC participant who is credited with ownership of the certificates in an amount proportionate to the principal amount of that DTC participant's holdings of beneficial interests in the certificates, as shown on the records of DTC or its nominee. We also expect that DTC participants will forward payments to indirect DTC participants or certificateholders, as the case may be, in accordance with standing instructions and customary industry practices. DTC participants will be responsible for forwarding distributions to certificateholders. Accordingly, although certificateholders will not possess physical certificates, DTC's rules provide a mechanism by which certificateholders will receive payments on the certificates and will be able to transfer their interests.

  Unless and until physical certificates are issued under the limited circumstances described below, the only physical certificateholder will be Cede, as nominee of DTC. Certificateholders will not be recognized by the pass through trustee as registered owners of certificates under the pass through trust agreement. Certificateholders will be permitted to exercise the rights under the pass through trust agreement only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a certificateholder under the pass through trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. Additionally, DTC has advised us that in the event any action requires approval by certificateholders of a certain percentage of the beneficial interests in a pass through trust, DTC will take such action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC participants, and DTC participants will convey notices and other communications to indirect DTC participants and to certificateholders in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC's rules applicable to itself and DTC participants are on file with the SEC.

  A certificateholder's ability to pledge the certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to such certificates may be limited due to the lack of a physical certificate to evidence ownership of the certificates and because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants.

  None of us, our parent or the pass through trustees will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect DTC participant of their respective obligations under the rules and procedures governing their obligations.

  The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to certificates denominated in a currency other than United States dollars.

  The information contained in this prospectus concerning DTC and its book entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof.

 Same-Day Settlement and Payment

  As long as the certificates are registered in the name of DTC or its nominee, we will make all payments under any lease or any owned aircraft indenture in immediately available funds. The pass through trustees will pass through to DTC all payments received from us, including the final distribution of principal with respect to the certificates of any pass through trust in immediately available funds.

  Any certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the certificates to settle in immediately available funds. We cannot give any assurance as to the effect, if any, of settlement in same-day funds on trading activity in the certificates.

 Physical Certificates

  Physical certificates will be issued in paper form to certificateholders or their nominees, rather than to DTC or its nominee, only if:

  . we advise a pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and we or the pass through trustee is unable to locate a qualified successor;

  .  we elect to terminate the book-entry system through DTC; or

  . after the occurrence of certain events of default or other events specified in the related prospectus supplement, certificateholders owning at least a majority in interest in a pass through trust advise the applicable pass through trustee, us and DTC through DTC participants that the continuation of a book-entry system through DTC participants is no longer in the certificateholders' best interest.

  If physical certificates are to be issued by a pass through trust, the applicable pass through trustee will notify all certificateholders through DTC of the availability of physical certificates. Upon surrender by DTC of certificates representing the global physical certificates and receipt of instructions for re-registration, the pass through trustee will reissue the certificates as physical certificates to certificateholders.

  After physical certificates are issued, the pass through trustee or a paying agent will make distributions of principal, premium, if any, and interest with respect to certificates directly to holders in whose names the physical certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a certificate, the pass through trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by the pass through trustee. The pass through trustee or a paying agent will make the final payment with respect to any pass through certificate only upon presentation and surrender of the applicable pass through certificate at the office or agency specified in the notice of final distribution to certificateholders.

  Physical certificates will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the pass through trust agreement. Neither the pass through trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the pass through trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge.

                  DESCRIPTION OF THE SECURED PROMISSORY NOTES

  The statements made under this caption are summaries of terms that we expect will be common to all secured promissory notes. Where no distinction is made between the leased aircraft notes and the owned aircraft notes or between their respective indentures, the statements refer to all secured promissory notes and all indentures. Most of the financial and other specific terms of any series of secured promissory notes will be described in a prospectus supplement to be attached to this prospectus. Since the terms of the secured promissory notes may differ from the general information provided below, you should rely on the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different from the information below.

  The following information is a summary and does not describe every aspect of the secured promissory notes. The summary is subject to all the provisions of the applicable secured promissory notes, indentures, leases, note purchase agreements, pass through trust agreements, participation agreements, intercreditor and subordination agreements, liquidity facilities and other agreements and arrangements relating to any series of secured promissory notes.

  Additional provisions with respect to the secured promissory notes and the associated aircraft financing transactions will be described in the applicable prospectus supplement. To the extent that any provision in any prospectus supplement is inconsistent with any provisions in this summary, the provision of the prospectus supplement will control.

General

  The secured promissory notes will be issued under indentures. Promissory notes secured by an aircraft that is leased to us will be non-recourse and will be issued under an indenture between an owner trustee and a loan trustee. Promissory notes secured by an aircraft that is owned by us will be recourse to us and will be issued under an indenture between a loan trustee and us.

  The leased aircraft notes will be non-recourse obligations of the applicable owner trustee. All of the leased aircraft notes issued under the same indenture will relate to and will be secured by one or more specific aircraft leased to us. Unless otherwise specified in the applicable prospectus supplement, leased aircraft notes will not be secured by any other aircraft.

  We will be the issuer of owned aircraft notes. The owned aircraft notes will be our direct recourse obligations. All of the owned aircraft notes issued under the same indenture will relate to, and will be secured by, one or more specific aircraft that we own. Unless otherwise specified in the applicable prospectus supplement, the owned aircraft notes will not be secured by any other aircraft.

  If specified in a prospectus supplement, we will have the right (a) to arrange a sale and leaseback of one or more aircraft that we own referred to in the prospectus supplement and the assumption, on a non-recourse basis, of the related owned aircraft notes by an owner trustee or (b) to substitute other aircraft, cash or U.S. government securities or a combination thereof in place of the aircraft that we own securing the related owned aircraft notes. The terms and conditions of any sale and leaseback or aircraft substitution will be described in the applicable prospectus supplement.

  If specified in a prospectus supplement, one of our affiliates may act as an owner participant in a leveraged lease transaction. If one of our affiliates acts as owner participant, it may transfer its interest in the owner trust to a third party at any time during the term of the lease. In connection with that transfer, the lease and other documents may be amended and the secured promissory notes issued under the applicable indenture may be amended or refinanced.

Principal and Interest Payments

  The secured promissory notes will bear interest at the rates set forth in the applicable indenture. We expect that the rates set forth in the applicable indenture for each series of secured promissory notes will be the same rate as the annual rate for the certificates issued by the pass through trust that purchases that series of secured promissory notes. Interest on the secured promissory notes will be payable by the issuer of those secured promissory notes on each day that is a regular distribution date for the certificates issued by the pass through trust that purchases those secured promissory notes.

  The issuer of any series of secured promissory notes will repay principal in accordance with the schedule set forth in the applicable prospectus supplement. The principal amortization schedule for each individual aircraft financing will vary to reflect the economic terms of the individual financing.

  If any date scheduled for any payment of principal, premium, if any, or interest with respect to a secured promissory note is not a business day, the payment will be made on the next succeeding business day without any additional interest, unless otherwise provided in the applicable prospectus supplement.

Redemption

  The applicable prospectus supplement will describe the circumstances under which the secured promissory notes may be redeemed or purchased prior to their stated maturity date, in whole or in part. In addition, the prospectus supplement will describe the premium, if any, applicable upon redemptions or purchases and other terms applying to the redemptions or purchases of the secured promissory notes.

Security

  The leased aircraft notes will be secured by:

  . an assignment by the related owner trustee to the related loan trustee of that owner trustee's rights, except for certain rights described below, under the lease or leases or other agreements with respect to the related aircraft leased by us, including the right to receive payments of rent under the applicable lease; and

  . a mortgage granted to the related loan trustee in the aircraft financed by the issue of those leased aircraft notes, subject to our rights under the lease or leases relating to that aircraft and other property rights, if any, described in the applicable prospectus supplement.

  With respect to the leased aircraft, the assignment by the related owner trustee to the related loan trustee of its rights under the related lease will exclude, among other things:

  . rights of the owner trustee and the related owner participant to indemnification by us for certain matters;

  . insurance proceeds payable to the owner trustee in its individual capacity and to the owner participant under liability insurance that we maintain pursuant to the lease or that the owner trustee or the owner participant maintains;

  . insurance proceeds payable to the owner trustee or to the owner participant under certain casualty insurance maintained by the owner trustee or the owner participant pursuant to the lease; and

  . any rights of the owner participant or the owner trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing indemnification and insurance.

  In addition, the assignment will be limited to provide that, unless and until a default occurs and is continuing under an indenture with respect to a leased aircraft, the related loan trustee may exercise only limited rights of the related owner trustee under the related lease.

  All of the leases will be net leases. Under a net lease, we are obligated, among other things and at our expense, to cause each aircraft leased by us to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul, or cause to be maintained, serviced, repaired and overhauled, the aircraft.

  Unless otherwise specified in the applicable prospectus supplement, the secured promissory notes will not be cross-collateralized and consequently the secured promissory notes issued in respect of any one aircraft will not be secured by any other aircraft or, in the case of leased aircraft notes, the lease related to any other aircraft.

  The owned aircraft notes will be secured by a mortgage granted to the related loan trustee of all of our right, title and interest in and to the applicable aircraft owned by us. Under the terms of each owned aircraft indenture, we will be obligated, among other things and at our expense, to cause each owned aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul, or cause to be maintained, serviced, repaired or overhaul, the aircraft.

  The prospectus supplement will describe the required insurance coverage with respect to the aircraft financed with the proceeds from the pass through certificates issued.

  Except in certain circumstances, we will keep each aircraft registered under the Transportation Code. In addition, we will record the indentures, the leases and other documents necessary for a valid conveyance of an interest in the aircraft under the Transportation Code. Each indenture will be effective to create a valid security interest in the aircraft that is subject to that indenture. When that indenture and other appropriate documents are filed with the FAA in accordance with the Transportation Code and uniform commercial code financing statements are filed in all appropriate jurisdictions, the loan trustee will have a perfected security interest in the related aircraft whenever it is located in the United States or any of its territories and possessions.

  The Convention on the International Recognition of Rights in aircraft (the "Convention") provides that this security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. We will have the right, subject to certain conditions, at our own expense to register each aircraft in countries other than the United States. Each aircraft may also be operated by us or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related loan trustee's security interest would be recognized in an aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of a default under an indenture, the ability of the related loan trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if such aircraft is registered or located outside the United States.

  The loan trustee will invest and reinvest funds, if any, held by it from time to time under an indenture. The loan trustee will, at our direction, invest and reinvest funds, in certain investments described in the applicable indenture. We will not be entitled to direct the loan trustee to invest and reinvest funds with respect to a leased aircraft, in the case of a default under the applicable lease or, with respect to an owned aircraft, in the case of a default under the applicable indenture. We will pay the net amount of any loss resulting from these investments.

  Section 1110 of the U.S. Bankruptcy Code provides in relevant part that, unless certain events occur after the commencement of a Chapter 11 case, the right of lessors, conditional vendors and holders of security interests with respect to equipment (as defined in Section 1110 of the U.S. Bankruptcy Code and described below) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by:

  . the automatic stay provision of the U.S. Bankruptcy Code, which provision prevents repossessions by creditors for the duration of the reorganization period;

  . the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period;

  . Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases); or

  .  any power of the bankruptcy court to prevent a repossession.

  Specifically, Section 1110 provides in relevant part that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft upon an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in Section 40102 of Title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994).

  It will be a condition to the pass through trustee's obligation to purchase secured promissory notes with respect to each aircraft that our outside counsel provide its opinion to the pass through trustee that (a) if the aircraft is a leased aircraft, the owner trustee, as lessor under the lease for that aircraft, and the loan trustee, as assignee of such owner trustee's rights under the lease pursuant to the applicable indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising that aircraft or (b) if that aircraft is an owned aircraft, the loan trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such owned aircraft, in each case as long as we continue to be a citizen of the United States as defined in Section 40102 of Title 49 of the U.S. Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. This Section 1110 opinion will not address the possible replacement of an aircraft after an "Event of Loss", as defined in the applicable indenture, in the future.

Ranking of Secured Promissory Notes

  Some of the secured promissory notes related to one or more aircraft may be subordinated and junior in right of payment to other secured promissory notes related to the same aircraft. The terms of any subordination will be described in the related prospectus supplement.

Payments Under Leases and Limitation of Liability

  We will lease each leased aircraft from an owner trustee for a term commencing on the delivery date of the aircraft to the owner trustee and expiring no earlier than the latest maturity date of the related leased aircraft notes, unless previously terminated as permitted by the terms of the related lease. We will make basic rent and other payments under each lease and the related documents to an owner trustee, as lessor. The owner trustee will assign all payments of basic rent and certain other payments to the related loan trustee. The loan trustee will, on behalf of the owner trustee, apply the funds assigned to it under the related indenture to pay scheduled principal of, premium, if any, and interest due from such owner trustee on the leased aircraft notes issued under the related indenture. The balance of any basic rent or other assigned amount under each lease and related documents, after payment of amounts due on the leased aircraft notes issued under the related indenture, will be paid over to the applicable owner trustee. In certain cases, the basic rent and other payments under a lease may be adjusted, but each lease will provide that under no circumstances will total payments by us be less than the scheduled payments on the related leased aircraft notes. In some cases, an owner participant may be required to make payments to an owner trustee that are to be used by the owner trustee to pay principal of, and interest on, the secured promissory notes. If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the secured promissory notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment. Our obligations to pay rent and to cause other payments to be made under each lease and related documents will be general unsecured obligations.

  Except in circumstances in which we purchase a leased aircraft and assume the related leased aircraft notes, the leased aircraft notes will not be obligations of, or guaranteed by, us or our parent. None of the owner trustees, the owner participants or the loan trustees will be personally liable to any holder of leased aircraft notes for amounts payable under the leased aircraft notes. Except as provided in the indentures relating to the leased aircraft notes, no owner trustee or loan trustee will be liable or incur any liability under the indentures. Except when we have assumed any leased aircraft notes and except when an owner participant provides funds to be used by an owner trustee to pay principal of, or interest on, the secured promissory notes, all amounts payable under any leased aircraft notes will be made only from:

  . the assets subject to the lien of the applicable indenture with respect to the aircraft or the income and proceeds received by the related loan trustee from that aircraft (including assigned rent payable by us under the related lease);

  . if so provided in the related prospectus supplement, the applicable liquidity facility; or

  . payments made in connection with optional redemptions or purchases by the related owner trustee or the related owner participant.

If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the secured promissory notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment.

  Except as otherwise provided in the applicable indenture, no owner trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any indenture or under any leased aircraft notes except for its own willful misconduct or gross negligence. In general, none of the owner participants will have any duty or responsibility under the leased aircraft indentures or under the leased aircraft notes.

  Our obligations under each owned aircraft indenture and under the owned aircraft notes will be secured obligations.

Defeasance of the Indentures and the Secured Promissory Notes in Certain Circumstances

  Unless otherwise specified in the applicable prospectus supplement, an indenture may provide that the obligations of the related loan trustee, the related owner trustee or us, as the case may be, under that indenture will be deemed to have been discharged and paid in full on the 91st day after the date that money or certain United States government securities, in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal, premium and interest with respect to all secured promissory notes issued under that indenture, are irrevocably deposited with the related loan trustee. The discharge may occur only if, among other things, there has been published by the IRS a ruling or regulation to the effect that holders of the secured promissory notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred. Certain obligations, including the obligations to register the transfer or exchange of secured promissory notes, to replace stolen, lost, destroyed or mutilated secured promissory notes and to maintain paying agencies and hold money for payment in trust may not be defeased.

  Upon defeasance of the secured promissory notes, or upon payment in full of the principal of, premium, if any, and interest on all secured promissory notes issued under any indenture on the applicable maturity date, or upon deposit with the applicable loan trustee of sufficient money no earlier than one year prior to the date of such maturity, the holders of the secured promissory notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to this lien of the indenture and the lien will terminate.

Assumption of Obligations by US Airways

  Unless otherwise specified in the applicable prospectus supplement, upon our purchase of any leased aircraft prior to the end of the applicable term, we may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the indenture and the leased aircraft notes relating to that lease. If we assume leased aircraft notes, provisions relating to maintenance, possession and use of the related aircraft, liens and insurance will be incorporated into the indenture. If we assume leased aircraft notes in connection with our purchase of a leased aircraft, leased aircraft notes issued under the indenture will not be redeemed and will continue to be secured by the aircraft. We may not assume leased aircraft notes unless, among other things, we have provided an opinion of counsel to the effect that:

  . the loan trustee will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code, except that the opinion need only be given if, immediately prior to the assumption, the owner trustee would have been entitled to the benefits of Section 1110; and

  . holders of the secured promissory notes being assumed will not recognize income, gain or loss for federal income tax purposes as a result of the assumption and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the assumption had not occurred.

Parent Guarantee

  Our parent may guarantee the full and prompt payment of any or all amounts payable or provided by us under the leases and other agreements related to a series of certificates and the full and prompt payment by us of principal of, premium, if any, and interest on owned aircraft notes related to a series of certificates. Any guarantee will be described in the prospectus supplement relating to the series of certificates issued by a pass through trust that owns the leased aircraft notes or owned aircraft notes and will indirectly or directly benefit from this guarantee. Unless otherwise stated in the applicable prospectus supplement, we anticipate that this guarantee:

  .  will be unconditional;

  . will be enforceable without any need first to enforce any lease or owned aircraft note against us; and

  .  will be an unsecured obligation of our parent.

Intercreditor Issues

  Secured promissory notes may be issued in different classes, which means that the secured promissory notes may have different payment priorities even though they are issued by the same borrower, relate to the same aircraft and are issued under the same indenture. If multiple classes of secured promissory notes are issued, the related prospectus supplement will describe the priority of distributions among the secured promissory notes, the ability of any class to exercise and/or enforce any or all remedies with respect to the related aircraft, and, if the secured promissory notes are leased aircraft notes, the related lease, and other intercreditor terms and provisions.

Owner Participant; Revisions to Agreements

  If specified in the applicable prospectus supplement, at the time certificates are issued, we may still be seeking owner participants to invest in certain leveraged lease transactions for the aircraft. The prospective owner participants may request revisions to the forms of participation agreement, lease, trust agreement and indenture so that the terms of the agreements applicable to these aircraft may differ from the description of the agreements contained in the applicable prospectus supplement.

  The terms of those agreements, however, will be required to:

  .  contain certain mandatory document terms; or

  .  not vary certain mandatory economic terms.

  In addition, we will be obligated:

  . to certify to the pass through trustee that the modifications will not materially and adversely affect the certificateholders; and

  . if the forms of documents are modified in any material respect that is adverse to the certificateholders, to obtain written confirmation from each rating agency that the use of modified versions of such agreements will not result in a withdrawal, suspension or downgrading of the rating of any class of certificates.

                            U.S. INCOME TAX MATTERS

General

  The following summary describes the material U.S. federal income tax consequences to certificateholders of the purchase, ownership and disposition of the certificates offered by this prospectus and in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to US Airways, is accurate in all material respects with respect to the matters discussed in this prospectus. Except as otherwise specified, the summary is addressed to the initial beneficial owners of certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, or estates, the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if a court within the U.S. is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust that will hold the certificates as capital assets. This summary does not address the tax treatment of U.S. certificateholders that may be subject to special tax rules, for example, banks or insurance companies, nor does it address the tax treatment of U.S. certificateholders that do not acquire certificates at the initial offering price as part of the initial offering. This summary is not a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase certificates. It does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

  The summary is based on laws, regulations, rulings and decisions in effect on the date of this prospectus. Changes to existing law could have a retroactive effect and could alter the tax consequences discussed below. No rulings have been sought from the IRS with respect to the federal income tax consequences, discussed below, and no assurances can be given that the IRS will not take contrary positions. The pass through trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of those taxes on a pass through trust could result in a reduction in the amounts available for distribution to the certificateholders of that pass through trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the certificates.

Tax Treatment of the Pass Through Trusts and Certificateholders

  Each pass through trust will not itself be subject to U.S. federal income taxation. Each U.S. certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the secured promissory notes and any other property held in the related pass through trust, in accordance with the U.S. certificateholder's method of accounting. Accordingly, each U.S. certificateholder's share of interest paid on the secured promissory notes will be taxable as ordinary income, as it is paid or accrued, and a U.S. certificateholder's share of any premium paid on redemption of a secured promissory note will be treated as capital gain. If the proceeds from the sale of certificates are invested with a depositary or held pursuant to an escrow arrangement prior to the purchase of secured promissory notes by a pass through trust, the resulting deposits may be subject to the original issue discount rules, with the result that a U.S. certificateholder may be required to include interest income from that deposit under the accrual method of accounting regardless of its normal method. If certificates issued by a pass through trust are supported by a liquidity facility, any amounts received by the pass through trust under the liquidity facility for unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

  Each U.S. certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Internal Revenue Code of 1986, referred to as the Code. Certain fees and expenses, including fees paid to the pass through trustee and the provider of the liquidity facility, if applicable, will be paid by parties other than the certificateholders. These fees and expenses could be treated as constructively received by the pass through trust, in which event a U.S. certificateholder could be required to include in income and entitled to deduct its pro rata share of the fees and expenses. If a U.S. certificateholder is an individual, estate or trust, the deduction for the certificateholder's share of fees or expenses will be allowed only to the extent that all of the certificateholder's miscellaneous itemized deductions, including the certificateholder's share of fees and expenses, exceed 2% of the certificateholder's adjusted gross income. In addition, in the case of U.S. certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Effect of Subordination on Certificateholders of Subordinated Trusts

  In the event that any pass through trust is subordinated in right of payment to any other pass through trust and the subordinated trust receives less than the full amount of the interest, principal or premium paid with respect to the secured promissory notes held by it because of the subordination of the pass through trust, the certificateholders of the subordinated trust would probably be treated for federal income tax purposes as if they had (a) received as distributions their full share of principal, interest, or premium, (b) paid over to a preferred class of certificateholders an amount equal to their share of the amount of the shortfall, and (c) retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to the certificateholders of the subordinated trust on account of the shortfall.

  Under this analysis, (a) subordinated certificateholders incurring a shortfall would be required to include as current income any interest or other income of the subordinated trust that was a component of the shortfall, even though such amount was in fact paid to a preferred class of certificateholders,
(b) a loss would only be allowed to subordinated certificateholders when their right to receive reimbursement of the shortfall becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse the shortfall), and (c) reimbursement of the shortfall prior to a claim of worthlessness would not be taxable income to certificateholders because the amount reimbursed would have been included in income. These results should

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

not significantly affect the inclusion of income for certificateholders on the accrual method of accounting, but could accelerate inclusion of income to certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Original Issue Discount

  The secured promissory notes may be issued with original issue discount ("OID"). The prospectus supplement will state whether any secured promissory notes to be held by the related pass through trust will be issued with OID. Generally, a holder of a debt instrument issued with OID that is not negligible must include such OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to this income, under a method that takes into account the compounding of interest.

Sale or Other Disposition of the Certificates

  Upon the sale, exchange or other disposition of a certificate, a U.S. certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. certificateholder's adjusted tax basis in the secured promissory notes and other property held by the corresponding pass through trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the pass through trust for more than one year. In the case of individuals, estates, and trusts, the maximum U.S. federal income tax rate on long-term capital gains generally is 20%. In the event that the proceeds from the sale of certificates are invested with a depositary or held pursuant to an escrow arrangement prior to the purchase of secured promissory notes by a pass through trust, any gain with respect to an interest in the resulting deposits likely will be treated as ordinary income.

Foreign Certificateholders

  Under present U.S. federal income tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of a certificate), and subject to the discussion of backup withholding below:

  . interest paid (including any OID) on a certificate to, or on behalf of, any beneficial owner of a certificate that is not a U.S. person will not be subject to U.S. federal income tax or withholding tax provided that
     (a) the non-U.S. certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an owner participant or us, (b) the non-U.S. certificateholder is not (A) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (B) a controlled foreign corporation for U.S. tax purposes that is related to an owner participant or us, and (c) the interest payments are not effectively connected with the non-U.S. certficateholder's conduct of a U.S. trade or business; and

  . a non-U.S. certificateholder will not be subject to U.S. federal income tax on any capital gain realized on the sale, exchange or other disposition of a certificate, unless (a) the non-U.S. certificateholder is an individual who is present in the United States for 183 days or more during the taxable year of the sale or exchange and certain other requirements are met or (b) the gain is effectively connected with the non-U.S. certificateholder's conduct of a U.S. trade or business.

  The certification referred to above may be made on an IRS Form W-8 or substantially similar substitute form.

Information Reporting and Backup Withholding

  In general, information reporting requirements will apply to certain payments within the United States of principal, interest, OID and premium on the certificates, and to payments of the proceeds of certain sales of certificates made to U.S. certificateholders other than certain exempt recipients (such as corporations). A 31% backup withholding tax may apply to the payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. With respect to non-U.S. certificateholders, payments made on a certificate and proceeds from the sale of a certificate owned by a non-U.S. certificateholder will generally not be subject to information reporting requirements or the backup withholding tax if the non-U.S. certificateholder provides the required certification of its non-U.S. status or otherwise establishes an exemption.

  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the certificateholder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

  The Treasury Department recently issued final regulations governing backup withholding and information reporting requirements. The regulations do not significantly alter the substantive withholding and information reporting requirements discussed above; they unify current certification procedures and forms and clarify reliance standards. The regulations will generally become effective for payments made after December 31, 2000.

                              ERISA CONSIDERATIONS

  Unless otherwise indicated in the applicable prospectus supplement, the certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, referred to as ERISA, or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of an employee benefit plan must determine that the purchase and holding of a certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans, as defined in section 3(32) of ERISA, and certain church plans, as defined in section 3(33) of ERISA, are not subject to Title I of ERISA or section 4975 of the Code. The certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

  Certificates may be sold to one or more underwriters for public offering and sale by them to investors or other persons directly or through one or more dealers or agents. Any underwriter, dealer or agent involved in the offer and sale of the certificates will be named in an applicable prospectus supplement.

  The certificates may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices based on the prevailing market prices or at negotiated prices. Dealer trading may take place in certain of the certificates, including certificates not listed on any securities exchange. We do not intend to apply for listing of the certificates on a national securities exchange. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the certificates upon the terms and conditions as will be set forth in any prospectus supplement. In connection with the sale of certificates, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of certificates for whom they may act as agent. Underwriters may sell certificates to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

  If a dealer is used directly by us in the sale of certificates in respect of which this prospectus is delivered, the certificates will be sold to the dealer, as principal. The dealer may then resell the certificates to the public at varying prices to be determined by the dealer at the time of resale. Any dealer used directly by us and the terms of any sale to that dealer will be set forth in the related prospectus supplement.

  Certificates may be offered and sold through agents designated by us from time to time. Any agent involved in the offer or sale of the certificates in respect of which this prospectus is delivered will be named in, and any commissions payable by us to that agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, that agent will be acting on a best efforts basis for the period of its appointment.

  We may directly solicit offers to purchase certificates and sales under those offerings may be made by us directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the certificates. We will describe the terms of these sales will be described in the prospectus supplement. Except as set forth in the applicable prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with our direct sales of the certificates, although those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any direct sales.

  Any underwriting compensation that we pay to underwriters, dealers or agents in connection with the offering of certificates, and any discounts, concessions or commissions that underwriters allow to participating dealers, will be set forth in an applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the certificates may be deemed to be underwriting discounts and commissions under the Securities Act. We may indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act. We may reimburse underwriters, dealers and agents for expenses incurred in connection with the offer or sale of certificates.

  Underwriters, dealers and agents may engage in transactions with, or perform services for, us, our parent and our subsidiaries and affiliates in the ordinary course of business.

  If so indicated in an applicable prospectus supplement and subject to existing market conditions, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase certificates at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in that prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of certificates sold pursuant to contracts will be equal to, the respective amounts stated in that prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, in all cases be subject to our approval. Contracts will not be subject to any conditions except that the purchase by an institution of the certificates covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. A commission indicated in the applicable prospectus supplement will be granted to underwriters and agents soliciting purchases of certificates pursuant to contracts accepted by us. Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.

  If any underwriter is utilized in the sale of any certificates, the applicable prospectus supplement will contain a statement as to the intention, if any, of the underwriter at the date of the prospectus supplement to make a market in the certificates. No assurances can be given that there will be a market for the certificates.

  The place and time of delivery for the certificates in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

                           SELLING CERTIFICATEHOLDERS

  Certificates issued pursuant to this prospectus may be reoffered pursuant to this prospectus by the holders of certificates, from time to time, in transactions on the open market, in negotiated transactions, through the writing of options on the certificates or through a combination of these methods of sale, at negotiated prices, fixed prices that may be changed, market prices prevailing at the time of sale or prices relating to the prevailing market prices. The selling certificateholders may effect these transactions by selling the certificates to or through broker-dealers, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling certificateholders, the purchasers of certificates for whom the broker-dealer may act as agent or to whom they may sell as principal or both. We will not receive any part of the proceeds from the resale by the selling certificateholders of any certificates pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we will bear all expenses, other than selling discounts and commissions and fees and expenses of the selling certificateholders, in connection with the registration of the certificates being reoffered by the selling certificateholders.

  The identity of the selling certificateholders, the number of certificates sold by the selling certificateholders and the price per certificate will be determined at the time of the consummation of the particular transaction. Specific information regarding the transaction, the identity of the selling certificateholders and the number of certificates to be resold may be provided at the time of the applicable transaction by means of a supplement or a post-effective amendment to this prospectus, as applicable.

  The selling certificateholders and any broker-dealers who act in connection with the sale of those certificates may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of those certificates as principal may be deemed to be underwriting discounts and commissions under the Securities Act. We intend to make available public information concerning ourself in compliance with the Securities Act and the related regulations and, accordingly, Rule 144 or Rule 145 under the Securities Act may be available for use by holders of certificates to effect transfers of those securities, subject to compliance with the remaining provisions of those rules.

                                 LEGAL OPINIONS

  Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom (Illinois) and its affiliates will render an opinion with respect to the validity of the securities being offered by this prospectus. Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom (Illinois) and its affiliates will rely on the opinion of counsel for the pass through trustee as to certain matters relating to the authorization, execution and delivery of the certificates by, and the valid and binding effect on, the pass through trustee.

                                    EXPERTS

  The consolidated financial statements of US Airways and its subsidiary and US Airways Group and its subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 that are included in US Airways' and US Airways Group's combined Annual Report on Form 10-K for the year ended December 31, 1998, have been incorporated by reference in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference, and upon the authority of KPMG LLP as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  We and our parent file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

  Judiciary Plaza,           Seven World Trade Center,
                                                    Citicorp Center
  450 Fifth Street, N.W.     Suite 1300             500 West Madison Street,
  Washington, D.C. 20549     New York, NY 10048     Suite 1400

                                                    Chicago, IL 60661
  You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

  The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

  You may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  We and our parent have filed jointly with the SEC a registration statement on Form S-3 that registers the securities and guarantees we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us, our parent and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

  This prospectus includes by reference the documents listed below that we and our parent previously have filed with the SEC and that are not included in or delivered with this document. They contain important information about our company and its financial condition.

Filing                         Period
------                         ------
Annual Report on Form 10-K     Year ended December 31, 1998
Quarterly Report on Form 10-Q  Quarter ended March 31, 1999
Current Reports on Form 8-K    Filed January 21, 1999
                               Filed March 5, 1999
                               Filed March 30, 1999
                               Filed April 9, 1999
                               Filed April 21, 1999
                               Filed May 18, 1999
                               Filed June 4, 1999
                               Filed June 8, 1999
                               Filed July 14, 1999
                               Filed July 21, 1999

  We incorporate by reference additional documents that we and our parent may file with the SEC between the date of this prospectus and the date of the closing of each offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

  You may obtain any of these documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                                   Secretary
                                US Airways, Inc.
                               2345 Crystal Drive
                           Arlington, Virginia 22227
                                (703) 872-7000.

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





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